Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-278184 and 333-278184-02

PROSPECTUS SUPPLEMENT

(To prospectus dated March 22, 2024)

NextEra Energy Capital Holdings, Inc.

€1,750,000,000

€1,000,000,000 Series X Junior Subordinated Debentures due February 26, 2056

€750,000,000 Series Y Junior Subordinated Debentures due February 26, 2056

The Junior Subordinated Debentures will be

Unconditionally and Irrevocably Guaranteed by

NextEra Energy, Inc.

The Series X Junior Subordinated Debentures due February 26, 2056 (the “Series X Junior Subordinated Debentures”) will bear interest (i) from and including the date of original issuance to but excluding February 26, 2032 (the “Series X Junior Subordinated Debenture First Interest Reset Date”) at an annual rate of 4.200%, (ii) from and including the Series X Junior Subordinated Debenture First Interest Reset Date to but excluding February 26, 2037 (the “Series X Junior Subordinated Debenture First Step-Up Date”) at an annual rate equal to the Five-Year Swap Rate (as defined herein) plus 1.700% (the “Initial Series X Junior Subordinated Debenture Margin”), (iii) during each Series X Junior Subordinated Debenture Interest Reset Period (as defined herein) from and including the Series X Junior Subordinated Debenture First Step-Up Date to but excluding February 26, 2052 (the “Series X Junior Subordinated Debenture Second Step-Up Date”), at an annual rate equal to the applicable Five-Year Swap Rate plus the Initial Series X Junior Subordinated Debenture Margin plus 0.25%, and (iv) from and including the Series X Junior Subordinated Debenture Second Step-Up Date at an annual rate equal to the Five-Year Swap Rate plus the Initial Series X Junior Subordinated Debenture Margin plus 1.00%. The interest rate on the Series X Junior Subordinated Debentures will reset on the Series X Junior Subordinated Debenture First Interest Reset Date and on each fifth anniversary thereof (each, a “Series X Junior Subordinated Debenture Interest Reset Date”). The period from (and including) a Series X Junior Subordinated Debenture Interest Reset Date to (but excluding) the next Series X Junior Subordinated Debenture Interest Reset Date (or February 26, 2056 with respect to the Series X Junior Subordinated Debenture Interest Reset Date occurring on the Series X Junior Subordinated Debenture Second Step-Up Date) is referred to herein as a “Series X Junior Subordinated Debenture Interest Reset Period.”

The Series Y Junior Subordinated Debentures due February 26, 2056 (the “Series Y Junior Subordinated Debentures” and together with the Series X Junior Subordinated Debentures, the “Junior Subordinated Debentures”) will bear interest (i) from and including the date of original issuance to but excluding February 26, 2036 (the “Series Y Junior Subordinated Debenture First Interest Reset Date” and together with the Series X Junior Subordinated Debenture First Interest Reset Date, a “First Interest Reset Date”) at an annual rate of 4.750% and (ii) during each Series Y Junior Subordinated Debenture Interest Reset Period (as defined herein) at an annual rate equal to the applicable Five-Year Swap Rate plus 1.993% (the “Initial Series Y Junior Subordinated Debenture Margin”) plus 0.25%. The interest rate on the Series Y Junior Subordinated Debentures will reset on the Series Y Junior Subordinated Debenture First Interest Reset Date and on each fifth anniversary thereof (each, a “Series Y Junior Subordinated Debenture Interest Reset Date” and together with each Series X Junior Subordinated Debenture Interest Reset Date, each an “Interest Reset Date”). The period from (and including) a Series Y Junior Subordinated Debenture Interest Reset Date to (but excluding) the next Series Y Junior Subordinated Debenture Interest Reset Date (or February 26, 2056 with respect to the Series Y Junior Subordinated Debenture Interest Reset Date occurring on February 26, 2051) is referred to herein as a “Series Y Junior Subordinated Debenture Interest Reset Period.”

Interest on the Junior Subordinated Debentures will be payable annually in arrears on February 26 of each year, beginning February 26, 2027. The Junior Subordinated Debentures will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. NextEra Energy Capital Holdings, Inc. (“NEE Capital”), at its option, may redeem the Junior Subordinated Debentures of each series at the times and prices described in this prospectus supplement.

NEE Capital may defer interest payments on the Junior Subordinated Debentures of a particular series on one or more occasions for up to five consecutive years per deferral period as described in this prospectus supplement. Deferred interest payments will accrue additional interest at a rate equal to the interest rate then applicable to the Junior Subordinated Debentures of such series, to the extent permitted by applicable law.

NEE Capital intends to apply to list each series of the Junior Subordinated Debentures on the New York Stock Exchange, or NYSE. If approved for listing, trading on the NYSE is expected to commence within 30 days after the Junior Subordinated Debentures are first issued.

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the Junior Subordinated Debentures should not be purchased, held or otherwise acquired by a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (“specified foreign entity”). Each purchaser of the Junior Subordinated Debentures, by accepting such Junior Subordinated Debentures, will be deemed to have represented, warranted and agreed that it is not a “specified foreign entity.”

See “Risk Factors” beginning on page S-9 of this prospectus supplement to read about certain factors you should consider before making an investment in the Junior Subordinated Debentures.

Neither the Securities and Exchange Commission nor any other securities commission in any jurisdiction has approved or disapproved of the Junior Subordinated Debentures or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public		Underwriting Discount		Proceeds to NEE Capital before expenses
	Per Debenture	Total	Per Debenture	Total	Per Debenture	Total
Series X Junior Subordinated Debentures	100.000%	€1,000,000,000	0.750%	€7,500,000	99.250%	€992,500,000
Series Y Junior Subordinated Debentures	100.000%	€750,000,000	0.750%	€5,625,000	99.250%	€744,375,000

In addition to the Price to Public set forth above, each purchaser will pay an amount equal to the interest, if any, accrued on the Junior Subordinated Debentures from the date that the Junior Subordinated Debentures are originally issued to the date that they are delivered to that purchaser.

The Junior Subordinated Debentures are expected to be ready for delivery in book-entry only form through the facilities of Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), on or about February 26, 2026.

Joint Book-Running Managers

Santander	Barclays	BBVA	BNP PARIBAS	BofA Securities	Société Générale Corporate & Investment Banking

Citigroup	Commerzbank	Crédit Agricole CIB	ING
KeyBanc Capital Markets	Lloyds Securities	Mizuho	MUFG
PNC Capital Markets LLC	Rabobank	RBC Capital Markets	Scotiabank
SMBC	TD Securities		US Bancorp

The date of this prospectus supplement is February 19, 2026.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus and in any written communication from NEE Capital, NextEra Energy, Inc. (“NEE”) or the underwriters specifying the final terms of the offering. None of NEE Capital, NEE or the underwriters have authorized anyone else to provide you with additional or different information. None of NEE Capital, NEE or the underwriters are making an offer of the Junior Subordinated Debentures in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Prospectus Supplement

Prospectus

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Notice to Prospective Investors in the European Economic Area

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below).

Prohibition of Sales to EEA Retail Investors

The Junior Subordinated Debentures are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation 1286/2014/EU (as amended, the “PRIIPs Regulation”) for offering or selling the Junior Subordinated Debentures or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Junior Subordinated Debentures or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom (the “UK”), this prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (2) high net worth entities and other persons falling within Article 49(2)(a) to (d) of the Order, or (3) other persons to whom it may otherwise lawfully be communicated or caused to be communicated (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

The communication of this prospectus supplement and the accompanying prospectus is not being made, and the contents of this prospectus supplement and the accompanying prospectus have not been approved for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”), by a person authorized under the FSMA. Accordingly, this prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the UK only in circumstances in which Section 21(1) of the FSMA does not apply to NEE Capital or NEE. The Junior Subordinated Debentures are not being offered or sold to any person in the UK except in circumstances which will not result in an offer of securities to the public in the UK within the meaning of Part VI of the FSMA.

Prohibition of Sales to UK Retail Investors

The Junior Subordinated Debentures are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is neither (a) a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law in the UK or (b) a qualified investor as defined in paragraph 15 of Schedule I to the Public Offer and Admissions and Trading Regulations 2024 (as it may be amended from time to time). Consequently, no key information document required by Regulation 1286/2014/EU (the “UK PRIIPs Regulation”) for offering or selling the Junior Subordinated Debentures or otherwise making

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them available to retail investors in the UK has been prepared and therefore offering or selling the Junior Subordinated Debentures or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

MiFID II Product Governance/Target Market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Junior Subordinated Debentures has led to the conclusion that: (i) the target market for the Junior Subordinated Debentures is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Junior Subordinated Debentures to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Junior Subordinated Debentures (an “EU distributor”) should take into consideration the manufacturers’ target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Junior Subordinated Debentures (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MiFIR Product Governance/Target Market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Junior Subordinated Debentures has led to the conclusion that: (i) the target market for the Junior Subordinated Debentures is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No. 600/2014 as it forms part of domestic law of the UK by virtue of the EUWA (“UK MiFIR”) and (ii) all channels for distribution of the Junior Subordinated Debentures to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Junior Subordinated Debentures (a “UK distributor”) should take into consideration the manufacturers’ target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Junior Subordinated Debentures (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Stabilization

In connection with the offering, Banco Santander, S.A., as stabilizing manager (or persons acting on its behalf), may over-allot the Junior Subordinated Debentures or effect transactions with a view to supporting the maintenance of the market prices of the Junior Subordinated Debentures at levels which might not otherwise prevail; however, stabilization may not necessarily occur. This stabilizing, if commenced, may be discontinued at any time and will be carried out in compliance with all applicable laws and rules. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Junior Subordinated Debentures is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 calendar days after the issue date of the Junior Subordinated Debentures and 60 calendar days after the date of the allotment of the Junior Subordinated Debentures.

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PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary in conjunction with the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements should be read with the cautionary statements in the accompanying prospectus under the heading “Forward-Looking Statements” and the important factors discussed in this prospectus supplement and in the incorporated documents. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. You should pay special attention to the “Risk Factors” section beginning on page S-9 of this prospectus supplement to determine whether an investment in the Junior Subordinated Debentures is appropriate for you.

References in this prospectus supplement and the accompanying prospectus to “$” and “U.S. dollars” are to the currency of the United States and references to “€” and “euros” are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

NEE CAPITAL

The information in this section supplements the information in the “NEE Capital” section on page 2 of the accompanying prospectus.

NEE Capital owns and provides funding for all of NEE’s operating subsidiaries other than Florida Power & Light Company (“FPL”) and FPL’s subsidiaries. NEE Capital was incorporated in 1985 as a Florida corporation and is a wholly owned subsidiary of NEE.

NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

NEE

The information in this section supplements the information in the “NEE” section on page 2 of the accompanying prospectus.

NEE is a holding company incorporated in 1984 as a Florida corporation and conducts its operations principally through its wholly owned subsidiaries, FPL and, indirectly through NEE Capital, NextEra Energy Resources, LLC and NextEra Energy Transmission, LLC (collectively, “NEER”). FPL is a rate regulated electric utility engaged primarily in the generation, transmission, storage, distribution and sale of electric energy in Florida. NEER owns, develops, constructs, manages and operates electric generation and battery storage facilities in wholesale energy markets in the U.S. and Canada, with a portfolio that includes wind, solar, nuclear and natural gas generation. In addition, NEER owns, develops, constructs and operates regulated electric and gas transmission assets in North America and transmission lines that connect its electric generation facilities to the electric grid. NEER also engages in energy related commodity marketing and trading activities and participates in natural gas, natural gas liquids and oil production.

NEE’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

SUMMARY—Q&A

What securities are being offered pursuant to this prospectus supplement?

NEE Capital is offering:

•

€1,000,000,000 aggregate principal amount of its Series X Junior Subordinated Debentures due February 26, 2056, which are referred to as the “Series X Junior Subordinated Debentures” in this prospectus supplement, and

•

€750,000,000 aggregate principal amount of its Series Y Junior Subordinated Debentures due February 26, 2056, which are referred to as the “Series Y Junior Subordinated Debentures” and, together with the Series X Junior Subordinated Debentures, are referred to as the “Junior Subordinated Debentures” in this prospectus supplement.

NEE Capital’s corporate parent, NEE, has agreed to unconditionally and irrevocably guarantee the payment of principal, interest and premium, if any, on the Junior Subordinated Debentures (the “Junior Subordinated Guarantee”). The Junior Subordinated Debentures will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

What interest will be paid by NEE Capital?

•	The Series X Junior Subordinated Debentures will bear interest

•	from and including the date of original issuance to but excluding the Series X Junior Subordinated Debenture First Interest Reset Date at an annual rate of 4.200%,

•

from and including the Series X Junior Subordinated Debenture First Interest Reset Date to but excluding the Series X Junior Subordinated Debenture First Step-Up Date at an annual rate equal to the Five-Year Swap Rate plus the Initial Series X Junior Subordinated Debenture Margin,

•

during each Series X Junior Subordinated Debenture Interest Reset Period from and including the Series X Junior Subordinated Debenture First Step-Up Date to but excluding the Series X Junior Subordinated Debenture Second Step-Up Date, at an annual rate equal to the applicable Five-Year Swap Rate plus the Initial Series X Junior Subordinated Debenture Margin plus 0.25%, and

•

from and including the Series X Junior Subordinated Debenture Second Step-Up Date at an annual rate equal to the Five-Year Swap Rate plus the Initial Series X Junior Subordinated Debenture Margin plus 1.00%.

The interest rate on the Series X Junior Subordinated Debentures will reset on each Series X Junior Subordinated Debenture Interest Reset Date.

•	The Series Y Junior Subordinated Debentures will bear interest

•	from and including the date of original issuance to but excluding the Series Y Junior Subordinated Debenture First Interest Reset Date at an annual rate of 4.750% and

•

during each Series Y Junior Subordinated Debenture Interest Reset Period at an annual rate equal to the applicable Five-Year Swap Rate plus the Initial Series Y Junior Subordinated Debenture Margin plus 0.25%.

The interest rate on the Series Y Junior Subordinated Debentures will reset on each Series Y Junior Subordinated Debenture Interest Reset Date.

Subject to NEE Capital’s right to defer interest payments as described below, interest on the Junior Subordinated Debentures will be payable annually in arrears on February 26 of each year, beginning February 26, 2027.

For a more complete description of interest payable on the Junior Subordinated Debentures, see “Certain Terms of the Junior Subordinated Debentures—Interest and Payment.”

What are the record dates for the payment of interest?

The record date for interest payable on any interest payment date for the Junior Subordinated Debentures of each series shall be the close of business on (1) the business day (as defined below under “Certain Terms of the Junior Subordinated Debentures—Interest and Payment”) (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding such interest payment date so long as all of the Junior Subordinated Debentures of such series remain in book-entry only form, or (2) the 15th calendar day immediately preceding such interest payment date if any of the Junior Subordinated Debentures of such series do not remain in book-entry only form.

What is the currency of payment?

All payments of principal, interest, premium, if any, or any Additional Amounts (as defined under “Certain Terms of the Junior Subordinated Debentures—Payment of Additional Amounts”) in respect of the Junior Subordinated Debentures, including payments made upon any redemption of the Junior Subordinated Debentures, will be payable in euros. If euros are unavailable to NEE Capital due to the imposition of exchange controls or other circumstances beyond NEE Capital’s control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Junior Subordinated Debentures will be made in U.S. dollars until euros are again available to NEE Capital or so used. See “Certain Terms of the Junior Subordinated Debentures—Issuance in Euros; Payment on the Junior Subordinated Debentures.”

Investors will be subject to foreign exchange risks as to payments of principal, interest, premium, if any, and Additional Amounts, if any, with respect to the Junior Subordinated Debentures that may have important economic and tax consequences to them. See “Risk Factors.”

When can payment of interest be deferred?

So long as there is no event of default under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued, NEE Capital may defer interest payments on the Junior Subordinated Debentures of a particular series, from time to time, for one or more periods (each, an “Optional Deferral Period”) of up to five consecutive years per Optional Deferral Period. In other words, NEE Capital may declare at its discretion up to a five-year interest payment moratorium on the Junior Subordinated Debentures of a particular series, and may choose to do that on more than one occasion. NEE Capital may not defer payments beyond the maturity date of the Junior Subordinated Debentures (which is February 26, 2056). Any deferred interest on the Junior Subordinated Debentures of a particular series will accrue additional interest at a rate equal to the interest rate then applicable to the Junior Subordinated Debentures of such series, to the extent permitted by applicable law. Once all accrued and unpaid interest on the Junior Subordinated Debentures of such series has been paid, NEE Capital can begin a new Optional Deferral Period. However, NEE Capital has no current intention of deferring interest payments on the Junior Subordinated Debentures.

For a more complete description of NEE Capital’s ability to defer the payment of interest, see “Certain Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” and “Certain Terms of the

Junior Subordinated Debentures—Modification of the Subordinated Indenture” in this prospectus supplement and “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Option to Defer Interest Payments” in the accompanying prospectus.

What restrictions are imposed on NEE Capital and NEE during an Optional Deferral Period?

During any period in which NEE Capital defers interest payments on the Junior Subordinated Debentures of a series, neither NEE nor NEE Capital will, and each will cause their majority-owned subsidiaries not to, do any of the following (with limited exceptions):

•	declare or pay any dividend or distribution on NEE’s or NEE Capital’s capital stock;

•	redeem, purchase, acquire or make a liquidation payment with respect to any of NEE’s or NEE Capital’s capital stock;

•

pay any principal, interest or premium on, or repay, repurchase or redeem any of NEE’s or NEE Capital’s debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures of such series or the Junior Subordinated Guarantee of such series (as the case may be); or

•

make any payments with respect to any NEE or NEE Capital guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures of such series or the Junior Subordinated Guarantee of such series (as the case may be).

See “Certain Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” and “Certain Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” (which describes the right of NEE and NEE Capital to modify the restrictions described above) in this prospectus supplement and “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Option to Defer Interest Payments” (which includes a description of the limited exceptions to the restrictions described above) in the accompanying prospectus.

Even though you will not receive any interest payments on your Junior Subordinated Debentures during an Optional Deferral Period, U.S. holders (as defined in “Material United States Federal Income Tax Consequences”) of the Junior Subordinated Debentures likely will be required to include amounts in income for United States federal income tax purposes during such period, regardless of such U.S. holder’s method of accounting for United States federal income tax purposes. You should consult with your own tax advisor regarding the tax consequences of an investment in the Junior Subordinated Debentures. See “Material United States Federal Income Tax Consequences—U.S. Holders” in this prospectus supplement.

If NEE Capital defers interest on the Junior Subordinated Debentures of a particular series for a period of five consecutive years from the commencement of an Optional Deferral Period, NEE Capital will be required to pay all accrued and unpaid interest on the Junior Subordinated Debentures of such series at the conclusion of the five-year period, and, to the extent it does not do so, NEE will be required to make guarantee payments in accordance with the Junior Subordinated Guarantee with respect thereto. If NEE Capital fails to pay in full all accrued and unpaid interest on the Junior Subordinated Debentures of such series at the conclusion of the five-year period, such failure continues for 30 days and NEE fails to make guarantee payments with respect thereto, an event of default that gives rise to a right to accelerate payment of principal of and interest on the Junior Subordinated Debentures of such series will have occurred under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued. See “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Events of Default” and “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Remedies” in the accompanying prospectus.

When can NEE Capital redeem the Junior Subordinated Debentures?

NEE Capital may redeem the Junior Subordinated Debentures of a series at its option before their maturity:

•

in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the applicable First Interest Reset Date (such date, the “First Par Call Date”) and ending on and including the applicable First Interest Reset Date (such period, the “First Par Call Period”) and (ii) after the applicable First Par Call Date, on any interest payment date (any such date, together with each date in the First Par Call Period, a “Par Call Date”) at 100% of the principal amount of the Junior Subordinated Debentures being redeemed plus accrued and unpaid interest;

•

if a Tax Deductibility Event (as defined below) or a Rating Agency Event (as defined below) occurs, in whole but not in part (i) where such redemption occurs prior to the First Par Call Date at 101% of the principal amount of the Junior Subordinated Debentures being redeemed plus accrued and unpaid interest and (ii) where such redemption occurs on or after the First Par Call Date at 100% of the principal amount of the Junior Subordinated Debentures being redeemed plus accrued and unpaid interest;

•

if, as a result of a Tax Withholding Event (as defined below), NEE Capital becomes or, based upon its receipt of a written opinion of independent counsel selected by NEE Capital, there is a material probability that NEE Capital will become, obligated to pay Additional Amounts or if a Substantial Repurchase Event (as defined below) occurs, in whole but not in part at 100% of the principal amount of the Junior Subordinated Debentures being redeemed plus accrued and unpaid interest; and

•	if a Tax Credit Event (as defined below) occurs, in whole but not in part at 101% of the principal amount of the Junior Subordinated Debentures being redeemed plus accrued and unpaid interest.

The circumstances under which the Junior Subordinated Debentures of a series may be redeemed, and the redemption prices, are more fully described below under “Certain Terms of the Junior Subordinated Debentures—Optional Redemption,” “Certain Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Tax Deductibility Event,” “Certain Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Rating Agency Event,” “Certain Terms of the Junior Subordinated Debentures—Right to Redeem for Tax Withholding Event,” “Certain Terms of the Junior Subordinated Debentures—Right to Redeem Upon Substantial Repurchase Event” and “Certain Terms of the Junior Subordinated Debentures—Right to Redeem for Tax Credit Event.”

Are there provisions for Additional Amounts?

NEE Capital will, subject to certain exceptions and limitations, pay such additional amounts on the applicable series of the Junior Subordinated Debentures in respect of any required withholding or deduction for any present or future tax, duty, assessment or other governmental charge imposed by the United States (or any political subdivision or taxing authority of or in the United States), as will result in the receipt by each beneficial owner of a Junior Subordinated Debenture of the applicable series that is not a U.S. Person (as defined under “Certain Terms of the Junior Subordinated Debentures—Payment of Additional Amounts”) of such amounts as would have been received had no such withholding or deduction been required. See “Certain Terms of the Junior Subordinated Debentures—Payment of Additional Amounts.”

What is the ranking of the Junior Subordinated Debentures and the Junior Subordinated Guarantee?

NEE Capital’s payment obligation under the Junior Subordinated Debentures will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of NEE Capital’s Senior Indebtedness (as defined below), and NEE’s payment obligation under the Junior Subordinated Guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of NEE’s

Senior Indebtedness. Senior Indebtedness of NEE Capital and NEE are defined below under “Certain Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and the Junior Subordinated Guarantee.” However, the Junior Subordinated Debentures and the Junior Subordinated Guarantee will rank equally in right of payment with any Pari Passu Securities, as defined below under “Certain Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and the Junior Subordinated Guarantee.”

While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Junior Subordinated Debentures or to make any funds available for such payment. Therefore, the Junior Subordinated Debentures will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Debentures. The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that NEE Capital may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or otherwise incur. NEE Capital expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Debentures. At February 18, 2026, NEE Capital’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $51.1 billion.

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and, other than NEE Capital, have no obligation to make any payments on the Junior Subordinated Debentures or to make any funds available for such payment. Therefore, the Junior Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Guarantee. The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that NEE may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or otherwise incur. NEE expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Guarantee. At February 18, 2026, NEE’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $51.1 billion, which amount consisted solely of NEE’s guarantees of NEE Capital indebtedness referred to in the paragraph above.

Who is the trustee and who is the paying agent?

The Bank of New York Mellon is the subordinated indenture trustee with respect to the Junior Subordinated Debentures. NEE Capital has appointed The Bank of New York Mellon, London Branch, as the paying agent with respect to the Junior Subordinated Debentures.

Will the Junior Subordinated Debentures be listed on a stock exchange?

NEE Capital intends to apply to list each series of the Junior Subordinated Debentures on the NYSE. If approved for listing, trading on the NYSE is expected to commence within 30 days after the Junior Subordinated Debentures are first issued.

In what form will the Junior Subordinated Debentures be issued?

Each series of the Junior Subordinated Debentures will be issued in fully registered form, without interest coupons and evidenced by one or more global Junior Subordinated Debentures (the “global Junior Subordinated

Debentures”) in book-entry form. The global Junior Subordinated Debentures will be registered in the name of a nominee of, and deposited with, or on behalf of, a common depositary (the “common depositary”) for Clearstream and Euroclear. Except in the limited circumstances described herein, owners of beneficial interests in the global Junior Subordinated Debentures will not be entitled to have Junior Subordinated Debentures registered in their names and will not receive or be entitled to receive Junior Subordinated Debentures in definitive certificated form. Investors may hold their beneficial interests in the global Junior Subordinated Debentures directly through Clearstream or Euroclear if they have an account with Clearstream or Euroclear or indirectly through organizations which have accounts with Clearstream or Euroclear.

What are principal United States federal income tax considerations related to the Junior Subordinated Debentures?

In connection with the issuance of the Junior Subordinated Debentures, NEE Capital and NEE will receive an opinion from Morgan, Lewis & Bockius LLP that, for United States federal income tax purposes, the Junior Subordinated Debentures will be treated as indebtedness (although there is no controlling authority directly on point). This opinion is subject to certain customary conditions and is not binding on the Internal Revenue Service. See “Material United States Federal Income Tax Consequences—Classification of the Junior Subordinated Debentures.”

Each holder of the Junior Subordinated Debentures will, by accepting the Junior Subordinated Debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the Junior Subordinated Debentures constitute indebtedness and will treat the Junior Subordinated Debentures as indebtedness for all United States federal, state and local tax purposes. NEE Capital intends to treat the Junior Subordinated Debentures in the same manner.

The time and manner that a U.S. holder includes income or gain in respect of the Junior Subordinated Debentures is subject to certain non-U.S. currency exchange rules and a U.S. holder’s method of tax accounting. See “Material United States Federal Income Tax Consequences—U.S. Holders.”

If NEE Capital elects to defer interest on the Junior Subordinated Debentures for one or more Optional Deferral Periods, the U.S. holders of the Junior Subordinated Debentures likely will be required to include amounts in income for United States federal income tax purposes during such period, regardless of such U.S. holder’s method of accounting for United States federal income tax purposes and notwithstanding that no interest payments will be made on the Junior Subordinated Debentures during such periods.

May additional Junior Subordinated Debentures of the same series be issued?

All Junior Subordinated Debentures of a particular series need not be issued at the same time, and each series may be re-opened for issuances of additional Junior Subordinated Debentures of that series. This means that NEE Capital may from time to time, without notice to, or the consent of, the existing holders of a series of the Junior Subordinated Debentures, create and issue additional Junior Subordinated Debentures. Such additional Junior Subordinated Debentures will have the same terms as the Junior Subordinated Debentures of the corresponding series in all respects (except for the issue date of the additional Junior Subordinated Debentures and, if applicable, the initial interest payment date) so that the additional Junior Subordinated Debentures may be consolidated and form a single series with the Junior Subordinated Debentures of the corresponding series.

What are the ISIN and Common Codes for the Junior Subordinated Debentures?

Series X Junior Subordinated Debentures:

ISIN: XS3303019965

Common Code: 330301996

Series Y Junior Subordinated Debentures:

ISIN: XS3303020385

Common Code: 330302038

Recent Developments

Notices of appeal challenging the Florida Public Service Commission’s final order approving the stipulation and settlement agreement between FPL and several intervenors in FPL’s base rate proceeding (2025 rate agreement) were filed with the Florida Supreme Court in February 2026.

RISK FACTORS

The information in this section supplements the information in the “Risk Factors” section on page 2 of the accompanying prospectus. Please read these two sections together.

Before purchasing the Junior Subordinated Debentures, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus in order to evaluate an investment in the Junior Subordinated Debentures.

Risks Relating to NEE’s and NEE Capital’s Business

Investors should carefully consider the information under “Item 1A. Risk Factors” in NEE’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Relating to the Junior Subordinated Debentures

NEE Capital can defer interest payments on the Junior Subordinated Debentures of a particular series for one or more periods of up to five years each. This may affect the market price of the Junior Subordinated Debentures of such series.

So long as there is no event of default under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued, NEE Capital may defer interest payments on the Junior Subordinated Debentures of a particular series, from time to time, for one or more Optional Deferral Periods of up to five consecutive years. At the end of an Optional Deferral Period, if all amounts due are paid, NEE Capital could start a new Optional Deferral Period of up to five consecutive years. During any Optional Deferral Period, interest on the Junior Subordinated Debentures of a particular series would be deferred but would accrue additional interest at a rate equal to the interest rate then applicable to the Junior Subordinated Debentures of such series, to the extent permitted by applicable law. No Optional Deferral Period may extend beyond the maturity date of the Junior Subordinated Debentures. During an Optional Deferral Period, interest payments would not be due and payable and, therefore, NEE would not be obligated to make payments under the Junior Subordinated Guarantee. If NEE Capital exercises this interest deferral right, the market price of the Junior Subordinated Debentures of such series is likely to be affected. See “Certain Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” and “Certain Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” in this prospectus supplement and “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Option to Defer Interest Payments” in the accompanying prospectus.

If NEE Capital exercises its right to defer interest payments on the Junior Subordinated Debentures of a particular series, the Junior Subordinated Debentures of such series may trade at a price that does not fully reflect the value of accrued but unpaid interest on such Junior Subordinated Debentures or that is otherwise less than the price at which such Junior Subordinated Debentures may have been traded if NEE Capital had not exercised such right. In addition, as a result of NEE Capital’s right to defer interest payments, the market price of the Junior Subordinated Debentures may be more volatile than other securities that do not have these rights.

NEE Capital is not permitted to pay current interest on the Junior Subordinated Debentures of a series until NEE Capital has paid all outstanding deferred interest, and this could have the effect of extending interest deferral periods.

During an Optional Deferral Period, NEE Capital will be prohibited from paying current interest on the Junior Subordinated Debentures of such series and NEE will be prohibited from making such payment pursuant to the Junior Subordinated Guarantee until NEE Capital, or NEE pursuant to the Junior Subordinated Guarantee, has paid all accrued and unpaid deferred interest plus any accrued interest thereon. As a result, NEE Capital may not be able to pay current interest on the Junior Subordinated Debentures of such series if NEE Capital does not have available funds to pay all accrued and unpaid deferred interest plus any accrued interest thereon.

The obligations of NEE Capital under the Junior Subordinated Debentures and NEE under the Junior Subordinated Guarantee are subordinated.

The obligations of NEE Capital under the Junior Subordinated Debentures will be unsecured and will rank junior in right of payment to NEE Capital’s Senior Indebtedness. See “Certain Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and the Junior Subordinated Guarantee” in this prospectus supplement. This means that NEE Capital cannot make any payments on the Junior Subordinated Debentures until all holders of Senior Indebtedness of NEE Capital have been paid in full, or provision has been made for such payment, if (i) certain events of bankruptcy, insolvency or reorganization of NEE Capital have occurred, (ii) any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver, or (iii) any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness. While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Junior Subordinated Debentures or to make any funds available for such payment. Therefore, the Junior Subordinated Debentures will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Debentures. The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that NEE Capital may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or otherwise incur. NEE Capital expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Debentures. At February 18, 2026, NEE Capital’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $51.1 billion.

The obligations of NEE under the Junior Subordinated Guarantee will be unsecured and will rank junior in right of payment to NEE’s Senior Indebtedness. See “Certain Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and the Junior Subordinated Guarantee” in this prospectus supplement. This means that NEE cannot make any payments under the Junior Subordinated Guarantee until all holders of Senior Indebtedness of NEE have been paid in full, or provision has been made for such payment, if (i) certain events of bankruptcy, insolvency or reorganization of NEE have occurred, (ii) any Senior Indebtedness of NEE is not paid when due (after the expiration of any applicable grace period) and that default continues without a waiver, or (iii) any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE are permitted to accelerate the maturity of such Senior Indebtedness. While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and, other than NEE Capital, have no obligation to make any payments on the Junior Subordinated Debentures or to make any funds available for such payment. Therefore, the Junior Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Guarantee. The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that NEE may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or otherwise incur. NEE expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Guarantee. The NEE consolidated financial statements that are incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus reflect the aggregate amount of NEE subsidiary debt as of the date of those statements. At February 18, 2026, NEE’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $51.1 billion, which amount consisted solely of NEE’s guarantees of NEE Capital indebtedness referred to in the paragraph above.

If NEE Capital defers interest payments on the Junior Subordinated Debentures of a particular series, there will be United States federal income tax consequences to U.S. holders of the Junior Subordinated Debentures of such series.

If NEE Capital defers interest payments on the Junior Subordinated Debentures of a particular series for one or more Optional Deferral Periods, U.S. holders likely will be required to include amounts in income for United States federal income tax purposes during such period, regardless of such U.S. holder’s method of accounting for United States federal income tax purposes and notwithstanding that no interest payments will be made on the Junior Subordinated Debentures of such series during such periods.

If you sell your Junior Subordinated Debentures of such series before the record date for the payment of interest at the end of an Optional Deferral Period, you will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the Optional Deferral Period. Moreover, amounts that you were required to include in income in respect of the Junior Subordinated Debentures during the Optional Deferral Period will be added to your adjusted tax basis in the Junior Subordinated Debentures, but may not be reflected in the amount that you realize on the sale. To the extent the amount realized on a sale is less than your adjusted tax basis, you will recognize a capital loss for United States federal income tax purposes. The deductibility of capital losses is subject to limitations. See “Material United States Federal Income Tax Consequences—U.S. Holders—Sale, Exchange, Redemption or Retirement of the Junior Subordinated Debentures” in this prospectus supplement.

Rating agencies may change their practices for rating the Junior Subordinated Debentures, which change may affect the market price of the Junior Subordinated Debentures. In addition, NEE Capital may redeem the Junior Subordinated Debentures of each series if a rating agency makes certain changes in the equity credit methodology for securities such as the Junior Subordinated Debentures.

The rating agencies that currently or may in the future publish a rating for NEE Capital or NEE, including Moody’s Investors Service, Inc., S&P Global Ratings (a division of S&P Global Inc.), and Fitch Ratings Inc., each of which is expected to initially publish a rating of the Junior Subordinated Debentures, may, from time to time in the future, change the way they analyze securities with features similar to the Junior Subordinated Debentures. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Junior Subordinated Debentures. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the Junior Subordinated Debentures are subsequently lowered, that could have a negative impact on the trading price of the Junior Subordinated Debentures. In addition, NEE Capital may redeem the Junior Subordinated Debentures of each series at its option, in whole but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the Junior Subordinated Debentures. See “Certain Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Rating Agency Event” in this prospectus supplement.

NEE Capital may redeem each series of the Junior Subordinated Debentures as a result of a Tax Deductibility Event or a Tax Withholding Event or if a Tax Credit Event occurs.

NEE Capital may redeem each series of the Junior Subordinated Debentures, at any time within 90 days after there is a Tax Deductibility Event. A redemption of one or both series of the Junior Subordinated Debentures for this reason would be (i) where such redemption occurs prior to the First Par Call Date at a redemption price equal to 101% of the principal amount of the Junior Subordinated Debentures being redeemed and (ii) where such redemption occurs on or after the First Par Call Date at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption.

NEE Capital may redeem each series of the Junior Subordinated Debentures, at its option, in whole, but not in part, if, as a result of a Tax Withholding Event, NEE Capital becomes or, based upon its receipt of a written opinion of independent counsel selected by NEE Capital, there is a material probability that NEE Capital will become, obligated to pay Additional Amounts. A redemption of one or both series of the Junior Subordinated Debentures for this reason would be at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption.

NEE Capital may also redeem each series of the Junior Subordinated Debentures, at its option, in whole, but not in part, if a Tax Credit Event occurs. A “Tax Credit Event” occurs with respect to a series of the Junior Subordinated Debentures if, in the reasonable determination of NEE Capital or NEE, there exists a material risk, due to the Junior Subordinated Debentures (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended, that NEE Capital or NEE or any of their respective affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Internal Revenue Code of 1986, as amended. “Specified foreign entities,” as further defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended, generally include, among other entities: (i) the governments of China, Iran, North Korea or Russia or their agencies or instrumentalities, (ii) certain citizens or nationals of such countries, (iii) entities organized under the laws of, or having their principal place of business in, such countries, (iv) entities controlled by any of the above, including subsidiaries, measured by more than 50% ownership of stock in a corporation, profits interests or capital interests in a partnership, or beneficial interest in another entity, (v) certain Chinese military companies described under Section 1260H of the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021, (vi) Contemporary Amperex Technology Company (CATL), BYD Company, Envision Energy, EVE Energy Company, Gotion High tech Company, Hithium Energy Storage Technology Company, or any successor company to the foregoing, (vii) certain companies that violate the Uyghur Forced Labor Prevention Act of 2021, and (viii) entities that the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) have included on the list of specially designated nationals and blocked persons maintained by OFAC. A redemption of a series of the Junior Subordinated Debentures for this reason would be at a redemption price equal to 101% of the principal amount of the Junior Subordinated Debentures being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption.

If NEE Capital elects to redeem either series of the Junior Subordinated Debentures as a result of a Tax Deductibility Event or a Tax Withholding Event or if a Tax Credit Event occurs, and NEE Capital redeems the Junior Subordinated Debentures of a particular series, such redemption may adversely affect your anticipated return. NEE Capital may exercise such redemption rights when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as that of the Junior Subordinated Debentures that are redeemed.

See “Certain Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Tax Deductibility Event,” “Certain Terms of the Junior Subordinated Debentures—Right to Redeem for Tax Withholding Event,” and “Certain Terms of the Junior Subordinated Debentures—Right to Redeem for Tax Credit Event.”

Holders of the Junior Subordinated Debentures will have limited rights of acceleration.

The holders of the Junior Subordinated Debentures and the subordinated indenture trustee may accelerate payment of the principal, interest and premium, if any, on the Junior Subordinated Debentures only upon the occurrence and continuation of certain events of default. Payment of principal, interest and premium, if any, on the Junior Subordinated Debentures may be accelerated upon the occurrence of an event of default under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued related to failure to pay interest within 30 days after it is due (other than interest deferred pursuant to one or more Optional Deferral Periods), failure to pay principal and premium, if any, on the Junior Subordinated Debentures when due, certain events of bankruptcy, insolvency or reorganization with respect to NEE Capital or NEE and, with certain exceptions, the cessation of effectiveness of the Junior Subordinated Guarantee or the finding by any judicial proceeding that the Junior Subordinated Guarantee is unenforceable or invalid or denial by NEE of its obligations under the Junior Subordinated Guarantee. Holders of the Junior Subordinated Debentures and the subordinated indenture trustee will not have the right to accelerate payment of the principal, interest and premium, if any, on the Junior Subordinated Debentures upon the breach of any other covenant in the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued. In certain circumstances, some of the other series of junior subordinated debentures previously issued under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued have the right to accelerate payment of the principal, interest and premium, if any, on those junior subordinated debentures upon the breach of other covenants in the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued.

The interest rate will be reset on the applicable First Interest Reset Date, and each subsequent Interest Reset Date, and any interest payable after an Interest Reset Date may be less than an earlier interest rate.

The interest rate on the Series X Junior Subordinated Debentures and the Series Y Junior Subordinated Debentures, as applicable, for each Series X Junior Subordinated Debenture Interest Reset Period or Series Y Junior Subordinated Debenture Interest Reset Period (the Series X Junior Subordinated Debenture Interest Reset Period and the Series Y Junior Subordinated Debenture Interest Reset Period, each an “Interest Reset Period”) will equal the Five-Year Swap Rate as of the most recent applicable Reset Interest Determination Date (as defined below), plus the then-applicable margin. Therefore, the interest rate on or after the applicable First Interest Reset Date could be less than the initial interest rate applicable to the corresponding series of the Junior Subordinated Debentures, and any interest payable after a subsequent Interest Reset Date may be less than the interest rate for a prior period. NEE Capital has no control over the factors that may affect the Five-Year Swap Rate, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events. Furthermore, as described further below under “Certain Terms of the Junior Subordinated Debentures—Interest and Payment,” if the Reset Reference Bank Rate (as defined below) is unavailable or the Calculation Agent determines that no Reference Bank (as defined below) is providing offered quotations, the Five-Year Swap Rate will be equal to the last Five-Year Swap Rate available on the Reset Screen Page (as defined below) as determined by the Calculation Agent, or, in the case of the First Interest Reset Date, the rate of 2.430% per annum (the euro mid-market swap reference rate for a term of five years at the time of pricing of the Junior Subordinated Debentures). See “Certain Terms of the Junior Subordinated Debentures—Interest and Payment” if a Benchmark Event (as defined below) occurs.

Historical interest rates are not an indication of future interest rates.

In the past, interest rates, including the Five-Year Swap Rate, have experienced significant fluctuations. The historical levels, fluctuations and trends of interest rates are not necessarily indicative of future levels. Any historical upward or downward trend in interest rates is not an indication that United States swap rates are more or less likely to increase or decrease at any time on or after the applicable First Interest Reset Date, and historical interest rates are not an indication of future interest rates.

Investors in the Junior Subordinated Debentures may be subject to certain risks relating to the euro, including the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls.

The initial investors in each series of the Junior Subordinated Debentures will be required to pay for the Junior Subordinated Debentures in euros. None of NEE Capital, NEE, the underwriters or any paying agent will be obligated to assist the investors purchasing Junior Subordinated Debentures in the offering in obtaining euros or in converting other currencies into euros to facilitate the payment of the purchase price for the Junior Subordinated Debentures. All payments of principal, interest, premium, if any, or any Additional Amounts in respect of the Junior Subordinated Debentures, including payments made upon any redemption pursuant to the terms of a series of the Junior Subordinated Debentures, will be payable in euros except in the limited circumstances described herein. See “Certain Terms of the Junior Subordinated Debentures—Issuance in Euros; Payment on the Junior Subordinated Debentures.”

An investment in the Junior Subordinated Debentures by a holder whose home currency is not the euro entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. These risks may include the possibility of:

•	significant changes in rates of exchange between the euro and the investor’s home currency;

•	the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency; and

•	the possibility of tax consequences for the holder as a result of any foreign exchange gains resulting from an investment in the Junior Subordinated Debentures.

NEE Capital has no control over a number of factors affecting the Junior Subordinated Debentures and foreign currency exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, tariffs, the aggregate amount of a national government’s outstanding debt, and the extent of governmental surpluses or deficits in various countries. In addition, increases in prevailing interest rates could have an adverse effect on the trading prices of a series of the Junior Subordinated Debentures. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, current global economic conditions and the actions taken or to be taken by various national governments in response to such conditions could significantly affect the exchange rates between the euro and the investor’s home currency.

In the past, rates of exchange for certain currencies, including the euro, have been highly volatile, and each holder should be aware that such volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of a series of the Junior Subordinated Debentures. Depreciation of the euro against the holder’s home currency could result in a decrease in the effective yield of the Junior Subordinated Debentures of a series below the interest rate, and, in certain circumstances, could result in a loss to the holder. Appreciation of the euro in relation to the holder’s home currency could have the opposite effect.

The European Union or one or more of its member states may, in the future, impose exchange controls and/or modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euros at the time of payment of principal, interest, premium, if any, and Additional Amounts, if any, with respect to a series of the Junior Subordinated Debentures, including payments made upon any redemption pursuant to the terms of a series of the Junior Subordinated Debentures.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the Junior Subordinated Debentures, that are denominated or payable in a currency other than an investor’s home currency. Investors should consult their own financial, legal and tax advisors as to the risks involved in an investment in the Junior Subordinated Debentures.

If, as permitted by the Junior Subordinated Debentures, NEE Capital makes payments in U.S. dollars, you will be exposed to significant risks if your home currency is not U.S. dollars.

All payments of principal, interest, premium, if any, or any Additional Amounts in respect of the Junior Subordinated Debentures, including payments made upon any redemption pursuant to the terms of a series of the Junior Subordinated Debentures, will be payable in euros. If euros are unavailable to NEE Capital due to the imposition of exchange controls or other circumstances beyond NEE Capital’s control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Junior Subordinated Debentures will be made in U.S. dollars until euros are again available to NEE Capital or so used. The amount payable on any date in euros will be converted by NEE Capital into U.S. dollars at a rate determined pursuant to the procedures set forth in “Certain Terms of the Junior Subordinated Debentures—Issuance in Euros; Payment on the Junior Subordinated Debentures.” If your home currency is not U.S. dollars, any such payment will expose you to the risks described above under “—Investors in the Junior Subordinated Debentures may be subject to certain risks relating to the euro, including the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls.” Any payment in respect of the Junior Subordinated Debentures of a series so made in U.S. dollars will not constitute a default under the Junior Subordinated Debentures or the indenture, dated as of September 1, 2006, as amended, referred to in this prospectus supplement as the “Subordinated Indenture,” among NEE Capital, NEE, as guarantor, and The Bank of New York Mellon, as subordinated indenture trustee, and referred to in this prospectus supplement as the “subordinated indenture trustee.” There can be no assurance that the exchange rate applicable to the Junior Subordinated Debentures will be as favorable to holders of the Junior Subordinated Debentures as the exchange rates that may otherwise be available to holders at the applicable time of conversion. The potential developments regarding the availability of euros and the possible conversion of amounts payable into U.S. dollars, or market perceptions concerning these and related issues, could adversely affect the value of the Junior Subordinated Debentures. Investors will be subject to foreign exchange risks as to payments of principal, interest, premium, if any, and Additional Amounts, if any, with respect to the Junior Subordinated Debentures that may have important economic and tax consequences to them.

In a lawsuit for payment on the Junior Subordinated Debentures, an investor may bear currency exchange risk.

The Subordinated Indenture is, and the Junior Subordinated Debentures will be, governed by the laws of the State of New York. U.S. federal or state courts rendering a judgment on the Junior Subordinated Debentures may be unable to enter judgment in any currency except in U.S. dollars. Accordingly, in a lawsuit for payment of the Junior Subordinated Debentures, investors may bear currency exchange risk, which could be material.

CURRENCY CONVERSION

All payments of principal, interest, premium, if any, or any Additional Amounts in respect of the Junior Subordinated Debentures, including payments made upon any redemption pursuant to the terms of a series of the Junior Subordinated Debentures, will be payable in euros. Notwithstanding anything to the contrary set forth in this prospectus supplement or the accompanying prospectus, if euros are unavailable to NEE Capital due to the imposition of exchange controls or other circumstances beyond NEE Capital’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Junior Subordinated Debentures will be made in U.S. dollars until euros are again available to NEE Capital or so used. In such circumstances, the amount payable on any date in euros will be converted by NEE Capital into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in NEE Capital’s sole discretion on the basis of the most recently available market exchange rate for euros. See “Certain Terms of the Junior Subordinated Debentures—Issuance in Euros; Payment on the Junior Subordinated Debentures.” Any payment in respect of the Junior Subordinated Debentures of a series so made in U.S. dollars will not constitute a default under such series of the Junior Subordinated Debentures or the Subordinated Indenture. Neither the subordinated indenture trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Investors will be subject to foreign exchange risks as to payments of principal, interest, premium, if any, and Additional Amounts, if any, with respect to the Junior Subordinated Debentures, including payments made upon any redemption pursuant to the terms of a series of the Junior Subordinated Debentures, that may have important economic and tax consequences to them. See “Risk Factors” in this prospectus supplement. You should consult your own financial, legal and tax advisors as to the risks involved in an investment in the Junior Subordinated Debentures.

On February 13, 2026, the euro/U.S. dollar exchange rate was €1.00 = U.S. $1.1870, as published by the Board of Governors of the Federal Reserve System.

Any information provided in this prospectus supplement concerning exchange rates is provided as a matter of information only and you should not regard it as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

USE OF PROCEEDS

The information in this section supplements the information in the “Use of Proceeds” section on page 3 of the accompanying prospectus. Please read these two sections together.

NEE Capital will add the net proceeds from the sale of the Junior Subordinated Debentures, which are expected to be approximately €1.736 billion (after deducting underwriting discounts and other offering expenses), to its general funds. NEE Capital intends to use its general funds to fund investments in energy and power projects and for other general corporate purposes, including the repayment of a portion of NEE Capital’s outstanding commercial paper obligations. As of February 18, 2026, NEE Capital had $3.7 billion of outstanding commercial paper obligations, which had maturities of up to 51 days and which had annual interest rates ranging from 3.78% to 3.92%. NEE Capital will temporarily invest in short-term instruments any proceeds that are not immediately used for these purposes.

SELECTED CONSOLIDATED INCOME STATEMENT DATA OF NEE AND SUBSIDIARIES

The following material, which is presented in this prospectus supplement solely to furnish limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.

	Years Ended December 31,
	2025	2024	2023
	(In Millions, Except Per Share Amounts)
Operating revenues	$27,412	$24,753	$28,114
Net income attributable to NEE	$6,835	$6,946	$7,310
Weighted-average number of common shares outstanding (assuming dilution)	2,070.6	2,059.2	2,030.8
Earnings per share of common stock attributable to NEE (assuming dilution)	$3.30	$3.37	$3.60

CONSOLIDATED CAPITALIZATION OF NEE AND SUBSIDIARIES

The following table shows NEE’s consolidated capitalization as of December 31, 2025, and as adjusted to reflect the issuance of the Junior Subordinated Debentures and the other transactions described below. This table, which is presented in this prospectus supplement solely to provide limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.

	December 31, 2025	Adjusted(a)
		Amount	Percent
	(In Millions)
Total common shareholders’ equity	$54,608	$54,608	33.9%
Noncontrolling interests	11,871	11,871	7.3

Total equity	66,479	66,479	41.2
Long-term debt (excluding current maturities)	89,556	94,699	58.8

Total capitalization	$156,035	$161,178	100.0%

(a)

To give effect only to (i) the issuance of the Junior Subordinated Debentures offered by this prospectus supplement (presenting the U.S. dollar equivalent of the principal amount of the Junior Subordinated Debentures being offered by this prospectus supplement and the accompanying prospectus using the euro/U.S. dollar exchange rate of €1.00 = U.S. $1.1870 on February 13, 2026, as published by the Board of Governors of the Federal Reserve System), (ii) the borrowing in January 2026 of approximately $17 million by a subsidiary of NEE Capital under a revolving credit facility maturing April 2030, (iii) the borrowing in January 2026 of $200 million by NEE Capital under a revolving credit facility maturing in April 2027, (iv) the issuance in February 2026 by NEE Capital of $700 million principal amount of debentures due 2031 and $600 million principal amount of debentures due 2056 (together, the “Debentures”), and (v) the issuance in February 2026 by NEE Capital of €650 million principal amount of debentures due 2030 and €650 million principal amount of debentures due 2034 (presenting the U.S. dollar equivalent of the principal amount of the debentures using the euro/U.S. dollar exchange rate of €1.00 = U.S. $1.1913 on February 10, 2026, as published by the Board of Governors of the Federal Reserve System) (together, the “Euro Debentures”). The adjusted amounts do not reflect the addition of any premiums or deduction of any discounts or debt issuance costs in connection with the issuance of the Junior Subordinated Debentures, the Debentures or the Euro Debentures. Adjusted amounts also do not reflect any possible additional borrowings or issuance and sale of additional securities by NEE and its subsidiaries, including NEE Capital, from time to time after the date of this prospectus supplement.

CERTAIN TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

The information in this section supplements the information in the “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee” section beginning on page 32 of the accompanying prospectus. Please read these two sections together.

General. NEE Capital will issue each series of the Junior Subordinated Debentures under the Subordinated Indenture. Officer’s certificates will supplement the Subordinated Indenture and create the specific terms of each series of the Junior Subordinated Debentures. Under the Subordinated Indenture, NEE Capital may issue an unlimited amount of additional subordinated debt securities. The Subordinated Indenture does not limit the aggregate amount of indebtedness that NEE Capital, NEE or their respective subsidiaries may issue, guarantee or otherwise incur.

The Junior Subordinated Debentures will be initially issued as follows:

•	the Series X Junior Subordinated Debentures will initially be issued in the principal amount of €1,000,000,000; and

•	the Series Y Junior Subordinated Debentures will initially be issued in the principal amount of €750,000,000.

The Junior Subordinated Debentures will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

NEE Capital’s corporate parent, NEE, has agreed to unconditionally and irrevocably guarantee the payment of principal, interest and premium, if any, on the Junior Subordinated Debentures. See “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee” in the accompanying prospectus.

The subordinated indenture trustee will initially be the security registrar for the Junior Subordinated Debentures and The Bank of New York, London Branch, located at 160 Queen Victoria Street, London EC4V 4LA, will initially be the paying agent for the Junior Subordinated Debentures. All transactions with respect to the Junior Subordinated Debentures, including registration, transfer and exchange of the Junior Subordinated Debentures, will be handled by the security registrar at an office in New York City designated by NEE Capital. NEE Capital has initially designated the corporate trust office of the subordinated indenture trustee as that office. In addition, holders of the Junior Subordinated Debentures should address any notices to NEE Capital regarding the Junior Subordinated Debentures to that office. NEE Capital will notify holders of the Junior Subordinated Debentures of any change in the location of that office.

Interest and Payment.

•	The Series X Junior Subordinated Debentures will bear interest

•	from and including the date of original issuance to but excluding the Series X Junior Subordinated Debenture First Interest Reset Date at an annual rate of 4.200%,

•

from and including the Series X Junior Subordinated Debenture First Interest Reset Date to but excluding the Series X Junior Subordinated Debenture First Step-Up Date at an annual rate equal to the Five-Year Swap Rate plus the Initial Series X Junior Subordinated Debenture Margin,

•

during each Series X Junior Subordinated Debenture Interest Reset Period from and including the Series X Junior Subordinated Debenture First Step-Up Date to but excluding the Series X Junior Subordinated Debenture Second Step-Up Date, at an annual rate equal to the applicable Five-Year Swap Rate plus the Initial Series X Junior Subordinated Debenture Margin plus 0.25%, and

•

from and including the Series X Junior Subordinated Debenture Second Step-Up Date at an annual rate equal to the Five-Year Swap Rate plus the Initial Series X Junior Subordinated Debenture Margin plus 1.00%.

The interest rate on the Series X Junior Subordinated Debentures will reset on each Series X Junior Subordinated Debenture Interest Reset Date, as applicable, for each such Series X Junior Subordinated Debenture Interest Reset Period.

•	The Series Y Junior Subordinated Debentures will bear interest

•	from and including the date of original issuance to but excluding the Series Y Junior Subordinated Debenture First Interest Reset Date at an annual rate of 4.750% and

•

during each Series Y Junior Subordinated Debenture Interest Reset Period at an annual rate equal to the applicable Five-Year Swap Rate plus the Initial Series Y Junior Subordinated Debenture Margin plus 0.25%.

The interest rate on the Series Y Junior Subordinated Debentures will reset on each Series Y Junior Subordinated Debenture Interest Reset Date, as applicable, for each such Series Y Junior Subordinated Debenture Interest Reset Period.

The Junior Subordinated Debentures of each series will mature on February 26, 2056. Subject to NEE Capital’s right to defer interest payments as described below, interest will be payable annually in arrears on February 26 of each year, each such date referred to as an “interest payment date,” beginning February 26, 2027, until maturity or earlier redemption. Interest will be payable to the person in whose name such Junior Subordinated Debentures are registered at the close of business on (i) the business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding such interest payment date so long as all of the Junior Subordinated Debentures of such series remain in book-entry only form or (ii) the 15th calendar day immediately preceding such interest payment date if any of the Junior Subordinated Debentures of such series do not remain in book-entry only form (whether or not a business day), provided that interest payable at maturity or on a redemption date will be paid to the person to whom principal is payable. No interest or other payment will accrue on the Junior Subordinated Debentures for the day that the Junior Subordinated Debentures mature. The amount of interest payable on a Junior Subordinated Debenture for any period will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Junior Subordinated Debentures (or February 26, 2026 if no interest has been paid on the Junior Subordinated Debentures of a series), to but excluding the next scheduled interest payment date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the rulebook of the International Capital Market Association. In the event that any date on which interest, principal or premium, if any, is payable on the Junior Subordinated Debentures is not a business day, then payment of the interest, principal or premium payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

Unless all of the outstanding Junior Subordinated Debentures of a particular series have been or will be redeemed as of the corresponding First Interest Reset Date, NEE Capital will appoint a calculation agent (the “Calculation Agent”) with respect to the Junior Subordinated Debentures of such series prior to the Reset Interest Determination Date preceding the corresponding First Interest Reset Date. NEE Capital or any of its affiliates may assume the duties of the Calculation Agent. The applicable interest rate for each Interest Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. If NEE Capital or one of its affiliates is not the Calculation Agent for a series of the Junior Subordinated Debentures, the Calculation Agent will notify NEE Capital of the interest rate for the relevant Interest Reset Period promptly upon such determination. NEE Capital will notify the subordinated indenture trustee of such interest rate, promptly upon making or being notified of such determination. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Interest Reset Period beginning on or after the corresponding First Interest Reset Date will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary in the documentation relating to the Junior Subordinated Debentures of the applicable series, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at NEE Capital’s principal offices and will be made available to any holder of the Junior Subordinated Debentures of such series upon request. Neither the subordinated indenture trustee nor the paying agent will have any obligation with respect to the determination of any interest rate for an Interest Reset Period.

“Five-Year Swap Rate” means, in relation to an Interest Reset Date and the related Reset Interest Determination Date, the euro mid-market swap reference rate for a term of five years as displayed on the Reset Screen Page at 11:00 a.m. (Frankfurt time) on the Reset Interest Determination Date. In the event that such rate does not appear on the Reset Screen Page on the relevant Reset Interest Determination Date at approximately that time, the Five-Year Swap Rate will be the Reset Reference Bank Rate. If the Reset Reference Bank Rate is unavailable or the Calculation Agent determines that no Reference Bank is providing offered quotations, the Five-Year Swap Rate will be equal to the last Five-Year Swap Rate available on the Reset Screen Page as determined by the Calculation Agent, or, in the case of the First Interest Reset Date, the rate of 2.430% per annum (the euro mid-market swap reference rate for a term of five years at the time of pricing of the Junior Subordinated Debentures).

If a Benchmark Event occurs, NEE Capital, acting in good faith and a commercially reasonable manner, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Swap Rate, will determine the Five-Year Swap Rate in its sole discretion, provided that if NEE Capital determines there is an industry-accepted successor Five-Year Swap Rate, then NEE Capital will direct the Calculation Agent to use such successor rate. If NEE Capital has determined a substitute or successor base rate in accordance with the foregoing, NEE Capital in its sole discretion may determine the business day convention, the definition of “business day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Swap Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

If following the occurrence of a Benchmark Event, NEE Capital does not determine the Five-Year Swap Rate as described in the immediately preceding paragraph, then the Five-Year Swap Rate will continue to apply for the purpose of determining such interest rate on such Reset Interest Determination Date and will be equal to the last Five-Year Swap Rate available on the Reset Screen Page as determined by the Calculation Agent, or, in the case of the First Interest Reset Date, the rate of 2.430% (the euro mid-market swap reference rate for a term of five years at the timing of pricing of the Junior Subordinated Debentures).

In no event shall the Calculation Agent be responsible for determining if there is an industry-accepted substitute or successor base rate comparable to the Five-Year Swap Rate, or for making any adjustments to any such substitute or successor base rate, the business day convention, the definition of “business day” and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Swap Rate. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations and adjustments made by NEE Capital with respect thereto and the Calculation Agent will have no liability for using the same at the direction of NEE Capital.

Definitions

“Benchmark Event” means, with respect to the Original Reference Rate:

(i)	the Original Reference Rate ceasing to exist;

(ii)

the later of (a) the making of a public statement by the administrator of the Original Reference Rate that it will, on or before a specified date, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate) and (b) the date falling six months prior to the specified date referred to in (ii)(a);

(iii)	the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been permanently or indefinitely discontinued;

(iv)

the later of (a) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate will, on or before a specified date, be permanently or indefinitely discontinued and (b) the date falling six months prior to the specified date referred to in (iv)(a);

(v)

the making of a public statement by the supervisor of the administrator of the Original Reference Rate that means the Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case within the following six months;

(vi)

it has, or will prior to the next Reset Interest Determination Date, become unlawful for the Calculation Agent to calculate any payment due to be made to any holder of a Junior Subordinated Debenture using the Original Reference Rate (including, without limitation, under Regulation (EU) 2016/1011 (the “Benchmarks Regulation”), if applicable);

(vii)

that a decision to withdraw the authorization or registration pursuant to Article 35 of the Benchmarks Regulation of any benchmark administrator previously authorized to publish such Original Reference Rate has been adopted; or

(viii)

the making of a public statement by the supervisor of the administrator of the Original Reference Rate that, in the view of such supervisor, such Original Reference Rate is no longer representative of an underlying market or its methodology has materially changed.

“business day” means a day other than a Saturday or Sunday, (i) which is not a day on which banks in the City of New York or London are authorized or obligated by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the T2 system), or any successor thereto, operates.

“Original Reference Rate” means the Five-Year Swap Rate.

“Reset Interest Determination Date” means the day which is two business days preceding the applicable Interest Reset Date.

“Reset Reference Bank Rate” means the percentage rate determined on the basis of the euro mid-market swap reference rate for a term of five years provided by at least four leading swap dealers in the interbank market selected by NEE Capital (“Reference Banks”) to the Calculation Agent at approximately 11:00 a.m. (Frankfurt time) on the Reset Interest Determination Date. If at least three quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If two quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations. If one quotation is provided, the Reset Reference Bank Rate will be such quotation.

“Reset Screen Page” means Reuters screen “ICESWAP2 / EURFIXA” (or such other page as may replace such page on Reuters or such other page as may be determined by NEE Capital in consultation with the Calculation Agent for the purposes of displaying comparable rates).

Issuance in Euros; Payment on the Junior Subordinated Debentures. Investors purchasing Junior Subordinated Debentures of either series in the offering will be required to pay for the Junior Subordinated

Debentures in euros, and all payments of principal, interest, premium, if any, or any Additional Amounts in respect of the Junior Subordinated Debentures, including payments made upon any redemption pursuant to the terms of the Junior Subordinated Debentures, will be payable in euros. Notwithstanding anything to the contrary set forth in this prospectus supplement or the accompanying prospectus, if euros are unavailable to NEE Capital due to the imposition of exchange controls or other circumstances beyond NEE Capital’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Junior Subordinated Debentures will be made in U.S. dollars until euros are again available to NEE Capital or so used. In such circumstances, the amount payable on any date in euros will be converted by NEE Capital into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in NEE Capital’s sole discretion on the basis of the most recently available market exchange rate for euros. Any payment in respect of the Junior Subordinated Debentures of a series so made in U.S. dollars will not constitute a default under such series of the Junior Subordinated Debentures or the Subordinated Indenture. Neither the subordinated indenture trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Investors purchasing Junior Subordinated Debentures in the offering will be subject to foreign exchange risks as to such payments that may have important economic and tax consequences to them. See “Risk Factors.”

In the event of an official redenomination of the euro, the obligations with respect to payments on the Junior Subordinated Debentures immediately following such redenomination shall be regarded as providing for the payment of that amount of euros representing the amount of such obligations immediately before such redenomination. The Junior Subordinated Debentures do not provide for any adjustment to any amount payable under the Junior Subordinated Debentures as a result of any change in the value of the euro relative to any other currency due solely to fluctuations in exchange rates.

All determinations referred to above made by NEE Capital will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the Junior Subordinated Debentures.

Ranking of the Junior Subordinated Debentures and the Junior Subordinated Guarantee. NEE Capital’s payment obligation under the Junior Subordinated Debentures will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of NEE Capital’s Senior Indebtedness, and NEE’s payment obligation under the Junior Subordinated Guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of NEE’s Senior Indebtedness. However, the Junior Subordinated Debentures and the Junior Subordinated Guarantee will rank equally in right of payment with any Pari Passu Securities.

“Senior Indebtedness,” when used with respect to NEE Capital or NEE, means all of NEE Capital’s or NEE’s obligations, as the case may be, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

•	obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds or other securities or instruments;

•	capitalized lease obligations;

•

all obligations of the types referred to in the two preceding bullet points of others which NEE or NEE Capital, as the case may be, has assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise becomes liable for, under any agreement; or

•	all renewals, extensions or refundings of obligations of the kinds described in any of the preceding categories.

Any such obligation, indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with the Junior Subordinated Debentures or the Junior Subordinated Guarantee, as the case may be. Furthermore, trade accounts payable and accrued liabilities arising in the ordinary course of business will not be Senior Indebtedness. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the Junior Subordinated Debentures may be made by NEE Capital until all holders of Senior Indebtedness have been paid in full (or provision has been made for such payment), if any of the following occurs:

•	certain events of bankruptcy, insolvency or reorganization of NEE Capital;

•	any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

•

any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness.

Upon any distribution of assets of NEE Capital to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE Capital must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. See “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Subordination” in the accompanying prospectus.

“Pari Passu Securities” means:

•

indebtedness and other securities that, among other things, by its terms ranks equally with the Junior Subordinated Debentures, with respect to NEE Capital, and the Junior Subordinated Guarantee, with respect to NEE, in right of payment and upon liquidation; and

•	guarantees of indebtedness or other securities described in the preceding bullet point.

“Pari Passu Securities” also include NEE Capital’s trade accounts payable and accrued liabilities arising in the ordinary course of business. “Pari Passu Securities” include approximately $319 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in September 2006, approximately $312 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in June 2007, $755 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in September 2017, $550 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in November 2017, $687.5 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in March 2019, $500 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in April 2019, $600 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in December 2021, $1 billion aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in March 2024, $1.2 billion aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in June 2024, $2.5 billion aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in February 2025, $875 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in May 2025, $775 million (Australian) aggregate principal amount of subordinated notes issued by NEE Capital, and guaranteed by NEE, in June 2025, and €2.5 billion aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in November 2025.

While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Junior Subordinated Debentures or to make any funds available for such payment. Therefore, the Junior Subordinated Debentures will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Debentures. The Subordinated Indenture does not place any limit on the amount of Senior Indebtedness that NEE Capital may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or otherwise incur. NEE Capital expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Debentures. At February 18, 2026, NEE Capital’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $51.1 billion.

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and, other than NEE Capital, have no obligation to make any payments on the Junior Subordinated Debentures or to make any funds available for such payment. Therefore, the Junior Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Guarantee. The Subordinated Indenture does not place any limit on the amount of Senior Indebtedness that NEE may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or otherwise incur. NEE expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Guarantee. At February 18, 2026, NEE’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $51.1 billion, which amount consisted solely of NEE’s guarantees of NEE Capital indebtedness referred to in the paragraph above.

Optional Redemption. NEE Capital may redeem the Junior Subordinated Debentures of a series, at its option, in whole or in part (i) on any day in the applicable First Par Call Period and (ii) after the applicable First Par Call Date, on any interest payment date, at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures of the applicable series being redeemed plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption.

Subject to the following sentence, the Junior Subordinated Debentures will be redeemable upon notice from NEE Capital (a “Redemption Notice”) at least 30 days but no more than 60 days prior to the applicable redemption date. NEE Capital has reserved the right to amend the Subordinated Indenture without any consent, vote or other action of the holders of any subordinated debt securities issued under the Subordinated Indenture after December 1, 2021, including each series of the Junior Subordinated Debentures, to provide that notice of any redemption shall be given in the manner provided in the Subordinated Indenture to the holders of the subordinated debt securities to be redeemed not less than 10 nor more than 60 days prior to the date of redemption.

If NEE Capital at any time elects to redeem some but not all of the Junior Subordinated Debentures of a particular series, the subordinated indenture trustee will select the particular Junior Subordinated Debentures to be redeemed by lot. However, if the Junior Subordinated Debentures of that series are solely registered in the name of a common depositary and traded through Clearstream and Euroclear, then the Junior Subordinated Debentures to be redeemed will be selected in accordance with the procedures of Clearstream and Euroclear. See “—The Clearing Systems.”

If, at the time notice of redemption is given, the redemption moneys are not on deposit with the paying agent, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before the applicable redemption date and such notice of redemption shall be of no force or effect unless such moneys are received.

Right to Redeem Upon a Tax Deductibility Event. NEE Capital may redeem, upon a Redemption Notice, in whole but not in part, the Junior Subordinated Debentures of a particular series, at any time within 90 days after there is a Tax Deductibility Event (as defined below), (i) where such redemption occurs prior to the First Par Call Date at 101% of the principal amount of the Junior Subordinated Debentures being redeemed and (ii) where such redemption occurs on or after the First Par Call Date at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (“Tax Deductibility Event Redemption Date”).

The consummation of a redemption upon a Tax Deductibility Event may be subject to the paying agent’s receipt of the required redemption moneys on or before the Tax Deductibility Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the paying agent on or before such date).

A “Tax Deductibility Event” happens when NEE or NEE Capital has received an opinion of counsel experienced in tax matters that, as a result of:

•

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•

an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•

a threatened challenge asserted in writing in connection with an audit of NEE or NEE Capital or any of their subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Debentures, which amendment, clarification, or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by NEE Capital on the Junior Subordinated Debentures of the applicable series is not deductible, or within 90 days would not be deductible, in whole or in part, by NEE Capital for United States federal income tax purposes.

Right to Redeem Upon a Rating Agency Event. NEE Capital may, upon a Redemption Notice given at any time within 90 days after the conclusion of any review or appeal process instituted by NEE Capital or NEE following the occurrence of a Rating Agency Event (as defined below), redeem the Junior Subordinated Debentures of each series in whole but not in part (i) where such redemption occurs prior to the First Par Call Date at 101% of the principal amount of the Junior Subordinated Debentures being redeemed and (ii) where such redemption occurs on or after the First Par Call Date at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (“Rating Agency Event Redemption Date”).

The consummation of a redemption upon a Rating Agency Event may be subject to the paying agent’s receipt of the required redemption moneys on or before the Rating Agency Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the paying agent on or before such date).

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable rating agency (as defined below) for purposes of assigning equity credit to securities such as the Junior Subordinated Debentures on the date of initial issuance of the Junior Subordinated Debentures (the “current methodology”), which change (i) results in any shortening of the length of time for which a particular level of equity credit pertaining to the Junior Subordinated Debentures by such rating agency would have been in effect had the current methodology not been changed or (ii) reduces the amount of equity credit assigned to such Junior Subordinated Debentures by the applicable rating agency as compared with the amount of equity credit that such rating agency had assigned to such Junior Subordinated Debentures as of the date of initial issuance thereof.

The term “rating agency” means any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934 and sometimes referred to in this prospectus supplement as a “rating agency”), and the term “applicable rating agency” means any rating agency that (i)(a) published a rating for NEE Capital or NEE with respect to the initial issuance of the Junior Subordinated Debentures and (b) publishes a rating for NEE Capital or NEE at such time as a Rating Agency Event occurs, or (ii) any successor to a rating agency described in the preceding clause (i).

Right to Redeem for Tax Withholding Event. If, as a result of a Tax Withholding Event (as defined below), NEE Capital becomes or, based upon its receipt of a written opinion of counsel experienced in tax matters, there is a material probability that NEE Capital will become, obligated to pay Additional Amounts as described herein under “—Payment of Additional Amounts” with respect to a series of the Junior Subordinated Debentures, then, in each such case, NEE Capital may redeem, upon a Redemption Notice, in whole but not in part, the Junior Subordinated Debentures of such series at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (“Tax Withholding Event Redemption Date”).

The consummation of a redemption upon a Tax Withholding Event may be subject to the paying agent’s receipt of the required redemption moneys on or before the Tax Withholding Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the paying agent on or before such date).

“Tax Withholding Event” means:

•

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties, that is enacted or effective on or after the date of this prospectus supplement;

•	an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation, that is taken on or after the date of this prospectus supplement; or

•

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known, that is enacted or effective on or after the date of this prospectus supplement.

Right to Redeem Upon Substantial Repurchase Event. If NEE Capital, NEE or any subsidiary of NEE Capital or NEE has repurchased the Junior Subordinated Debentures of a series equal to or in excess of 75% of the initial aggregate principal amount of such series of the Junior Subordinated Debentures (a “Substantial Repurchase Event”), then NEE Capital may, upon a Redemption Notice, at any time redeem the remaining Junior Subordinated Debentures of such series in whole but not in part at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (“Substantial Repurchase Event Redemption Date”).

The consummation of a redemption upon a Substantial Repurchase Event may be subject to the paying agent’s receipt of the required redemption moneys on or before the Substantial Repurchase Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the paying agent on or before such date).

Right to Redeem for Tax Credit Event. If a Tax Credit Event (as defined below) occurs, then NEE Capital may redeem, upon a Redemption Notice, the Junior Subordinated Debentures of each series, as applicable, in whole but not in part at a redemption price equal to 101% of the principal amount of the Junior Subordinated Debentures being redeemed, in each case plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (“Tax Credit Event Redemption Date”). A notice of redemption of the Junior Subordinated Debentures of either series upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Junior Subordinated Debentures of such series were issued and (b) six months from the date of issuance of the Junior Subordinated Debentures of such series and (ii) shall be accompanied by a certificate from an officer of NEE Capital stating that a Tax Credit Event has occurred.

The consummation of a redemption upon a Tax Credit Event may be subject to the paying agent’s receipt of the required redemption moneys on or before the Tax Credit Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the paying agent on or before such date).

A “Tax Credit Event” occurs with respect to a series of the Junior Subordinated Debentures if, in the reasonable determination of NEE Capital or NEE, there exists a material risk, due to Junior Subordinated Debentures (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended, that NEE Capital or NEE or any of their respective affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Internal Revenue Code of 1986, as amended.

Option to Defer Interest Payments. So long as there is no event of default under the Subordinated Indenture, NEE Capital may defer interest payments on the Junior Subordinated Debentures of a particular series, from time to time, for one or more Optional Deferral Periods of up to five consecutive years per Optional Deferral Period. However, a deferral of interest payments cannot extend beyond the maturity date of the Junior Subordinated Debentures. During an Optional Deferral Period, interest will continue to accrue on the Junior

Subordinated Debentures of such series, compounded annually, and deferred interest payments will accrue additional interest at a rate equal to the interest rate then applicable to such Junior Subordinated Debentures, to the extent permitted by applicable law. No interest will be due and payable on such series of the Junior Subordinated Debentures until the end of the Optional Deferral Period except upon a redemption of the applicable series of the Junior Subordinated Debentures during the deferral period.

At the end of the Optional Deferral Period or on any redemption date, NEE Capital will be obligated to pay all accrued and unpaid interest on such series of the Junior Subordinated Debentures.

Once all accrued and unpaid interest on the applicable series of the Junior Subordinated Debentures has been paid, NEE Capital again can defer interest payments on the applicable series of the Junior Subordinated Debentures as described above, provided that an Optional Deferral Period cannot extend beyond the maturity date of the Junior Subordinated Debentures.

If NEE Capital defers interest on the Junior Subordinated Debentures of a particular series for a period of five consecutive years from the commencement of an Optional Deferral Period, NEE Capital will be required to pay all accrued and unpaid interest on the Junior Subordinated Debentures of such series at the conclusion of the five-year period, and to the extent it does not do so, NEE will be required to make guarantee payments in accordance with the Junior Subordinated Guarantee with respect thereto. If NEE Capital fails to pay in full all accrued and unpaid interest on the Junior Subordinated Debentures of such series at the conclusion of the five-year period, such failure continues for 30 days and NEE fails to make guarantee payments with respect thereto, an event of default that gives rise to a right to accelerate payment of principal of and interest on the Junior Subordinated Debentures of such series will have occurred under the Subordinated Indenture. See “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Events of Default” and “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Remedies” in the accompanying prospectus.

During any period in which NEE Capital defers interest payments on a series of the Junior Subordinated Debentures, neither NEE nor NEE Capital will, and each will cause their majority-owned subsidiaries not to, do any of the following (with limited exceptions):

•	declare or pay any dividend or distribution on NEE’s or NEE Capital’s capital stock;

•	redeem, purchase, acquire or make a liquidation payment with respect to any of NEE’s or NEE Capital’s capital stock;

•

pay any principal, interest or premium on, or repay, repurchase or redeem any of NEE’s or NEE Capital’s debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures of such series or the Junior Subordinated Guarantee of such series (as the case may be); or

•

make any payments with respect to any NEE or NEE Capital guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures of such series or the Junior Subordinated Guarantee of such series (as the case may be).

See “Certain Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” and “Certain Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” (which describes the right of NEE and NEE Capital to modify the restrictions described above) in this prospectus supplement and “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Option to Defer Interest Payments” (which includes a description of the limited exceptions to the restrictions described above) in the accompanying prospectus.

Limitation on Remedies. Each of the following constitutes an event of default under the Subordinated Indenture with respect to the Junior Subordinated Debentures of a series:

(1)

failure to pay interest on such Junior Subordinated Debentures within 30 days after it is due (provided, however, that a failure to pay interest during a valid Optional Deferral Period will not constitute an event of default);

(2)	failure to pay principal or premium, if any, on such Junior Subordinated Debentures when it is due;

(3)

failure to comply with any other covenant in the Subordinated Indenture, other than a covenant that does not apply to such Junior Subordinated Debentures, that continues for 90 days after NEE Capital and NEE receive written notice of such failure to comply from the subordinated indenture trustee, or NEE Capital, NEE and the subordinated indenture trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of such Junior Subordinated Debentures;

(4)	certain events of bankruptcy, insolvency or reorganization of NEE Capital or NEE; and

(5)	with certain exceptions, the Junior Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by NEE.

See “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Events of Default” in the accompanying prospectus for discussion of the applicable grace periods.

With respect to the Junior Subordinated Debentures of a series,

•

if any event of default, other than an event of default listed in item (3) above exists, and such event of default is not applicable to all outstanding securities issued under the Subordinated Indenture (the “Subordinated Indenture Securities”), then either the subordinated indenture trustee or the registered owners of at least 33% in aggregate principal amount of the Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Subordinated Indenture Securities of that series to be due and payable immediately; or

•

if any event of default, other than an event of default listed in item (3) above, is applicable to all outstanding Subordinated Indenture Securities, then only the subordinated indenture trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration.

Accordingly, if an event of default listed in item (3) above exists, the registered owners of the Junior Subordinated Debentures of a series will not be entitled to vote to make a declaration of acceleration (and the Junior Subordinated Debentures of a series will not be considered outstanding for the purpose of determining whether the required vote, described in the bullet points above, has been obtained), and the subordinated indenture trustee will not have a right to make such declaration with respect to the Junior Subordinated Debentures of a series.

The exception to the right to accelerate payment of the principal of and accrued but unpaid interest on Subordinated Indenture Securities for an event of default listed in item (3) above does not apply to the Series B Enhanced Junior Subordinated Debentures due 2066 and the Series C Junior Subordinated Debentures due 2067. Payment on each series of Subordinated Indenture Securities specified in the preceding sentence can be accelerated in the manner discussed above, upon the occurrence of each event of default listed above, and applicable to that series, including an event of default listed in item (3) above. See “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Remedies” in the accompanying prospectus for a discussion of remedies available to the registered owners of the Subordinated Indenture Securities (modified, as described above, for the Series L Junior Subordinated Debentures due September 29, 2057, the Series M Junior Subordinated Debentures due December 1, 2077, the Series N Junior Subordinated Debentures due March 1, 2079, the Series O Junior Subordinated Debentures due May 1, 2079, the Series P Junior Subordinated Debentures due March 15, 2082, the Series Q Junior Subordinated Debentures due September 1, 2054, the Series R Junior Subordinated Debentures due June 15, 2054, the Series S Junior Subordinated Debentures due August 15, 2055, the Series T Junior Subordinated Debentures due August 15, 2055, the Series U Junior Subordinated Debentures due June 1, 2085), the Series V Junior Subordinated Debentures due May 15, 2056 and the Series W Junior Subordinated Debentures due May 15, 2056.

Modification of the Subordinated Indenture. NEE and NEE Capital have reserved the right to amend the Subordinated Indenture without the consent or action of the holders of any junior subordinated debentures issued after October 1, 2006, including the Junior Subordinated Debentures, to modify the exceptions to the restrictions described above under “—Option to Defer Interest Payments” applicable during any period in which NEE Capital defers interest payments on such junior subordinated debentures (including the Junior Subordinated Debentures) to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof (including the Junior Subordinated Guarantee), executed and delivered by NEE, NEE Capital or any of their majority-owned subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.

Payment of Additional Amounts. All payments of principal, interest, and premium, if any, in respect of each series of the Junior Subordinated Debentures will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges imposed, levied, collected, withheld or assessed by the United States (as defined below) or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.

In the event such withholding or deduction of Taxes is required by law, NEE Capital will, subject to the exceptions and limitations described below, pay such additional amounts (“Additional Amounts”) on the applicable series of the Junior Subordinated Debentures as will result in the receipt by each beneficial owner of the Junior Subordinated Debenture of the applicable series that is not a U.S. Person of such amounts (after all such withholding or deduction, including any Tax imposed on any Additional Amounts so paid) as would have been received by such beneficial owner had no such withholding or deduction been required. NEE Capital will not be required, however, to make any payment of Additional Amounts for or on account of:

(1)	any Taxes that would not have been imposed, withheld or deducted but for:

(a)

the existence of any present or former connection (other than a connection arising solely from the ownership of those Junior Subordinated Debentures or the receipt of payments in respect of those Junior Subordinated Debentures) between a holder of a Junior Subordinated Debenture (or the beneficial owner for whose benefit such holder holds such Junior Subordinated Debenture), or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or possessor of a power over, such holder or beneficial owner (if that holder or beneficial owner is an estate, trust, a limited liability company, partnership, corporation or similar entity) and the United States, including, without limitation, such holder or beneficial owner, or such fiduciary, settlor, beneficiary, member, shareholder, other equity owner or possessor, (i) being or having been (or being treated as or having been treated as) a citizen or resident or treated as a resident of the United States, (ii) being or having been engaged in trade or business or present in the United States or (iii) having or having had (or being treated as having or being treated as having had) a permanent establishment in the United States or having been incorporated therein;

(b)

the presentation of a Junior Subordinated Debenture for payment on a date more than 10 days after the later of (i) the date on which such payment became due and payable and (ii) the date on which payment is duly provided for; or

(c)

the failure of a beneficial owner or any holder of the Junior Subordinated Debentures to comply with any applicable certification, information, documentation or other reporting requirement requested by NEE Capital or its agents concerning the nationality, residence, identity or connections with the United States of such beneficial owner or holder of the Junior Subordinated Debentures or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide an applicable Internal Revenue

Service (“IRS”) Form W-8, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

(2)	any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar Taxes;

(3)

any Taxes imposed by reason of the beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax-exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(4)	any Taxes which are payable by any method other than by withholding or deducting from payment of principal of or premium, if any, or interest on such Junior Subordinated Debentures;

(5)

any Taxes required to be withheld by any paying agent from any payment of principal of or premium, if any, or interest on, or the redemption price for, any Junior Subordinated Debenture if such payment can be made without withholding by at least one other paying agent;

(6)

any Taxes imposed, withheld or deducted on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), (2) a controlled foreign corporation that is related to NEE Capital within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code;

(7)

any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later;

(8)

any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any current or future regulations, official interpretations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(9)

any Taxes that are payable by a holder that is not the beneficial owner of the Junior Subordinated Debenture, or a portion of the Junior Subordinated Debenture, or that is a fiduciary, partnership, limited liability company or other similar entity, to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor, fiduciary or member received directly its beneficial or distributive share of the payment; or

(10)	any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9) above.

As used in this section, the term “United States” means the United States of America, the states thereof (including the District of Columbia) and any other political subdivision, territory or possession thereof, or taxing authority thereof or therein affecting taxation; and the term “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia) (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Listing. Currently, there is no established trading market for the Junior Subordinated Debentures of either series. NEE Capital intends to apply to list each series of the Junior Subordinated Debentures on the NYSE. The

listing application will be subject to approval by the NYSE. NEE Capital currently expects trading in both series of the Junior Subordinated Debentures on the NYSE to begin within 30 days after the date on which the Junior Subordinated Debentures are first issued. If such a listing is obtained, NEE Capital has no obligation to maintain such listing, and NEE Capital may delist the Junior Subordinated Debentures of either series at any time.

Additionally, there is no assurance the Junior Subordinated Debentures of either series will be listed.

The Clearing Systems. NEE Capital has obtained the information in this prospectus supplement concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that NEE Capital believes to be reliable. NEE Capital has provided this information solely as a matter of convenience, and NEE Capital makes no representation or warranty of any kind with respect to this information. In addition, the description of the clearing systems in this section reflects NEE Capital’s understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time. None of NEE Capital, NEE, the underwriters, the subordinated indenture trustee or the paying agent takes any responsibility for these operations or procedures, and you are urged to contact Clearstream and Euroclear or their participants directly to discuss these matters.

Book-entry, delivery and form. The Junior Subordinated Debentures of each series will each be represented by one or more global Junior Subordinated Debentures in registered form without interest coupons attached. Each such global Junior Subordinated Debenture will be deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global Junior Subordinated Debentures may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global Junior Subordinated Debentures in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global Junior Subordinated Debentures on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the Junior Subordinated Debentures and all transfers relating to the Junior Subordinated Debentures will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the Junior Subordinated Debentures will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the Junior Subordinated Debentures will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the Junior Subordinated Debentures will receive payments relating to their Junior Subordinated Debentures in euros, except as described under the headings “—Issuance in Euros; Payment on the Junior Subordinated Debentures” and “Currency Conversion.”

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the Junior Subordinated Debentures to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the Junior Subordinated Debentures held by them. NEE Capital has no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. NEE Capital also does not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time. Except as provided below, owners of beneficial interests in the Junior Subordinated Debentures will not be entitled to have the Junior Subordinated Debentures registered in their names, will not receive or be entitled to receive physical delivery of the Junior Subordinated Debentures in definitive form and will not be considered the owners or holders of the Junior Subordinated Debentures under the Subordinated Indenture, including for purposes of receiving any reports delivered by NEE Capital or the subordinated indenture trustee pursuant to the Subordinated Indenture. Accordingly, each person owning a beneficial interest in a Junior Subordinated Debenture must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of the Junior Subordinated Debentures.

NEE Capital has been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream. Clearstream is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers, which are referred to as “Clearstream Clients,” and facilitates the clearance and settlement of securities transactions between Clearstream Clients through electronic book-entry transfers between their accounts. Clearstream provides to Clearstream Clients, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in a number of countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Clients are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Client.

Distributions with respect to the Junior Subordinated Debentures held beneficially through Clearstream will be credited to cash accounts of Clearstream Clients in accordance with its rules and procedures.

Euroclear. Euroclear advises that the Euroclear System was created in 1968 to hold securities for its participants, which are referred to as “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear, which is referred to as the “Euroclear Operator.” Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, each as amended from time to time, and applicable Belgian law, which are referred to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the Junior Subordinated Debentures held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

Clearance and Settlement Procedures. NEE Capital understands that investors that hold their Junior Subordinated Debentures through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Junior Subordinated Debentures will be credited to the securities custody accounts of Clearstream Clients and Euroclear Participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

NEE Capital understands that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Junior Subordinated Debentures through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. United States investors who wish to transfer their interests in the Junior Subordinated Debentures, or to make or receive a payment or delivery of the Junior Subordinated Debentures, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream Clients or Euroclear Participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Subordinated Indenture on behalf of a Clearstream Client or Euroclear Participant only in accordance with its relevant rules and procedures.

Although Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Junior Subordinated Debentures among participants of Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. None of NEE Capital, NEE or the subordinated indenture trustee will have any responsibility for the performance by Clearstream or Euroclear or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Junior Subordinated Debentures. If the depositary for any of the Junior Subordinated Debentures represented by a registered global Junior Subordinated Debenture is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by NEE Capital within 90 days, NEE Capital will issue Junior Subordinated Debentures in definitive form in exchange for the registered global Junior Subordinated Debenture that had been held by the depositary. Any Junior Subordinated Debentures issued in definitive form in exchange for a registered global Junior Subordinated Debenture will be registered in the name or names that the depositary gives to the subordinated indenture trustee or other relevant agent of the subordinated indenture trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global Junior Subordinated Debenture that had been held by the depositary. In addition, NEE Capital may at any time determine that the Junior Subordinated Debentures shall no longer be represented by a global Junior Subordinated Debenture and will issue Junior Subordinated Debentures in definitive form in exchange for such global Junior Subordinated Debenture pursuant to the procedure described above.

Agreement by Holders of Certain Tax Treatment. Each holder of the Junior Subordinated Debentures will, by accepting the Junior Subordinated Debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the Junior Subordinated Debentures constitute indebtedness and will treat the Junior Subordinated Debentures as indebtedness for all United States federal, state and local tax purposes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material United States (“U.S.”) federal income tax consequences of the purchase, ownership and disposition of the Junior Subordinated Debentures and sets forth the opinions of Morgan, Lewis & Bockius LLP, special tax counsel to NEE Capital and NEE. This discussion only applies to Junior Subordinated Debentures held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), (generally, property held for investment) by holders who purchase the Junior Subordinated Debentures in the initial offering at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Junior Subordinated Debentures are sold for money. This discussion does not describe all of the material tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, banks, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, partnerships and other pass-through entities (and persons holding Junior Subordinated Debentures through a partnership or other pass-through entity), persons holding Junior Subordinated Debentures as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, holders whose functional currency is not the U.S. dollar, passive foreign investment companies, controlled foreign corporations, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, and corporations that accumulate earnings to avoid U.S. federal income tax. In addition, this discussion does not address the effect of any state, local, foreign or other tax laws or any U.S. federal estate, gift or alternative minimum tax considerations. This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

As used in this prospectus supplement, the term “U.S. holder” means a beneficial owner of a Junior Subordinated Debenture that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that was in existence on August 20, 1996, and has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust.

As used in this prospectus supplement, the term “non-U.S. holder” means a beneficial owner of a Junior Subordinated Debenture that is neither a U.S. holder nor a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes). If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds a Junior Subordinated Debenture, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Holders that are partners of partnerships holding a Junior Subordinated Debenture should consult their tax advisors.

Persons considering the purchase of the Junior Subordinated Debentures should consult their own tax advisors as to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Junior Subordinated Debentures in light of their particular circumstances, as well as the effect of any state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debentures

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Junior Subordinated Debentures. In the opinion of Morgan, Lewis & Bockius LLP, under current law and based on the facts contained in this prospectus supplement, the terms of the Subordinated Indenture and the Junior Subordinated Debentures, and certain assumptions and representations relied upon in rendering the opinion, the Junior Subordinated Debentures will be treated as indebtedness for U.S. federal income tax purposes (although there is no controlling authority directly on point). This opinion is not binding on the Internal Revenue Service (“IRS”) or any court and there can be no assurance that the IRS or a court will agree with this opinion. If the IRS were to successfully challenge the classification of the Junior Subordinated Debentures as indebtedness, interest payments on the Junior Subordinated Debentures would be treated for U.S. federal income tax purposes as dividends to the extent of NEE Capital’s or, potentially, NEE’s current or accumulated earnings and profits. In the case of non-U.S. holders, distributions treated as dividends would be subject to withholding of U.S. income tax, except to the extent otherwise reduced by an applicable income tax treaty or except to the extent effectively connected with a non-U.S. holder’s trade or business in the United States (and, if an income tax treaty applies, if the non-U.S. holder maintains a permanent establishment within the United States), in which case such effectively connected dividends would be subject to U.S. federal income tax on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder. NEE Capital and NEE each agree, and by acquiring an interest in a Junior Subordinated Debenture each beneficial owner of a Junior Subordinated Debenture will agree, to treat the Junior Subordinated Debentures as indebtedness for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the tax consequences that will arise if the Junior Subordinated Debentures are not treated as indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the Junior Subordinated Debentures will be respected as indebtedness for U.S. federal income tax purposes.

U.S. Holders

Payments of Interest.

Subject to the discussions below under “Foreign Currency Rules—Interest” and “Original Issue Discount,” a U.S. holder will be taxed on any stated interest on the Junior Subordinated Debentures at the time that such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Foreign Currency Rules—Interest.

If a U.S. holder uses the cash method of accounting for U.S. federal income tax purposes and receives a payment of interest on the Junior Subordinated Debentures in euros, such U.S. holder will be required to include in ordinary income an amount equal to the U.S. dollar value of the interest payment, based on the spot rate on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Such U.S. holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment but, as described below, may recognize exchange gain or loss attributable to the actual disposition of euros received.

If a U.S. holder uses the accrual method of accounting for U.S. federal income tax purposes and receives a payment of interest on the Junior Subordinated Debentures in euros, such U.S. holder may determine the amount recognized with respect to such interest in accordance with either of two methods. Under the first method, the U.S. holder will recognize income for each taxable year equal to the U.S. dollar value of euros accrued for such year determined by translating such amount into U.S. dollars at the average rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year). Alternatively, the U.S. holder may make an election (which must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the

IRS) to translate accrued interest income at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year in the case of a partial accrual period), or at the spot rate on the date of receipt, if that date is within five business days of the last day of the accrual period.

In addition, if a U.S. holder uses the accrual method of accounting for U.S. federal income tax purposes, such U.S. holder will recognize foreign currency exchange gain or loss, on the date interest is received, equal to the difference, if any, between the U.S. dollar value of such payment, determined at the spot rate on the date the payment is received, and the U.S. dollar value of the interest income previously included in respect of the accrual of such payment (unless the U.S. holder elects to translate the accrued interest income at the spot rate, and the spot rate used was on the date of receipt, as described above), regardless of whether the payment is in fact converted to U.S. dollars. This exchange gain or loss will be treated as U.S. source ordinary income or loss and generally will not be treated as an adjustment to interest income or expense.

A U.S. holder generally will have a tax basis in euros received as interest on a Junior Subordinated Debenture equal to the U.S. dollar value of such euros on the date of receipt. Any gain or loss on a conversion or other disposition of such euros by such U.S. holder generally will be treated as ordinary income or loss from sources within the United States.

Original Issue Discount.

Special rules apply with respect to debt instruments that are issued with original issue discount (“OID”). Under applicable Treasury regulations relating to OID, the possibility that stated interest on the Junior Subordinated Debentures might be deferred (see “Certain Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments”) could result in the Junior Subordinated Debentures being treated as issued with OID, unless the likelihood of such deferral is considered remote. NEE Capital believes and intends to take the position that the likelihood of exercising its option to defer payment of stated interest is remote within the meaning of the Treasury regulations in part because the exercise of the option to defer payments of stated interest on the Junior Subordinated Debentures would generally prevent NEE Capital (and NEE) from: (1) declaring or paying any dividend or distribution on NEE Capital’s or NEE’s capital stock; (2) redeeming, purchasing, acquiring or making a liquidation payment with respect to any of NEE Capital’s or NEE’s capital stock; (3) paying any principal, interest or premium on, or repaying, repurchasing or redeeming any of NEE Capital’s or NEE’s debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or the Junior Subordinated Guarantee; or (4) making any payments with respect to any NEE Capital or NEE guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Junior Subordinated Guarantee. Similarly, in certain circumstances (e.g., “Certain Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Rating Agency Event,” “—Right to Redeem Upon a Tax Deductibility Event,” and “—Right to Redeem for Tax Credit Event”), NEE Capital may redeem the Junior Subordinated Debentures by paying amounts in excess of stated interest on or principal of the Junior Subordinated Debentures. Such excess payments will not affect the amount of interest income that a U.S. holder recognizes if there is only a remote likelihood that such payments will be made. NEE Capital believes and intends to take the position that the likelihood that it will make any such payments is remote. NEE Capital’s determination regarding the remoteness of these contingencies is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position.

In addition to the foregoing, for U.S. federal income tax purposes, NEE Capital intends to treat the Series X Junior Subordinated Debentures as “variable rate debt instruments” that provide for a single fixed rate followed by a qualified floating rate (a “QFR”). Applicable Treasury regulations set forth rules to determine whether the fixed rate and the QFR result in a debt instrument being treated as issued with OID at time of issuance. Additionally, for U.S. federal income tax purposes, due to the operation of the Option Rule (as defined below), NEE Capital intends to initially treat the Series Y Junior Subordinated Debentures as fixed-rate debt instruments. It is NEE Capital’s expectation that the initial interest rate for each series of the Junior Subordinated Debentures, as applicable (the “fixed rate”) and the interest rate determined with respect to the applicable First Interest Reset Date (the “initial floating rate”) will be set in a manner that does not result in OID.

The terms of the Junior Subordinated Debentures provide that the applicable margin used to determine the initial floating rate for each series of the Junior Subordinated Debentures, as applicable, is increased by 0.25% following the Series X Junior Subordinated Debenture First Step-Up Date and the Series Y Junior Subordinated Debenture First Interest Reset Date, as applicable. Additionally, on any Par Call Date (which includes any interest payment date following the First Interest Reset Date), each series of the Junior Subordinated Debentures is redeemable by NEE Capital at a price equal to 100% of the principal amount plus accrued and unpaid interest thereon, if any. The Series X Junior Subordinated Debenture First Step-Up Date and the Series Y Junior Subordinated Debenture First Interest Reset Date, as applicable, is also an interest payment date. Solely for purposes of computing the yield and maturity of a debt instrument, applicable Treasury regulations generally deem an issuer to exercise a call option in a manner that minimizes the yield on the debt instrument (the “Option Rule”). This assumption is made solely for United States federal income tax purposes of determining whether a debt instrument is issued with OID and is not an indication of NEE Capital’s intention to call or not to call the Junior Subordinated Debentures at any time. Accordingly, although the matter is not free from doubt, solely for purposes of determining the yield and maturity on the Junior Subordinated Debentures, NEE Capital intends to take the position that it is presumed to exercise its right to redeem the Series X Junior Subordinated Debentures on the Series X Junior Subordinated Debenture First Step-Up Date and the Series Y Junior Subordinated Debentures on the Series Y Junior Subordinated Debenture First Interest Reset Date, as applicable, and the applicable series of the Junior Subordinated Debentures is treated as maturing on such date and not treated as having been issued with OID. If NEE Capital does not call the Series X Junior Subordinated Debentures on the Series X Junior Subordinated Debenture First Step-Up Date or the Series Y Junior Subordinated Debentures on the Series Y Junior Subordinated Debenture First Interest Reset Date, as applicable, solely for purposes of determining the yield and maturity for OID purposes, the applicable series of the Junior Subordinated Debentures should be deemed to be retired and reissued for an amount equal to their adjusted issue price on that date. This deemed retirement and reissuance should not result in any taxable gain or loss to holders of the Junior Subordinated Debentures. Solely for purposes of determining yield and maturity for OID purposes, the deemed reissued Junior Subordinated Debentures should be subject to the rules discussed above. By application of those rules, NEE Capital intends to treat the deemed reissued Junior Subordinated Debentures as “variable rate debt instruments” not subject to OID. The same analysis would apply, for the Series X Junior Subordinated Debentures, to the Series X Junior Subordinated Debenture Second Step-Up Date.

In light of the foregoing rules applicable to the Junior Subordinated Debentures and certain market conditions as of the date of original issuance, NEE Capital expects that the Junior Subordinated Debentures will not be issued with OID. Accordingly, subject to the discussion above under “Foreign Currency Rules—Interest” and except as set forth below, each U.S. holder should include in gross income that holder’s allocable share of interest on the Junior Subordinated Debentures in accordance with that holder’s method of tax accounting.

However, if the IRS successfully challenged NEE Capital’s position regarding the remoteness of the contingencies described above, or the fixed rate and the initial floating rate were to be set in a manner inconsistent with NEE Capital’s expectations, the Junior Subordinated Debentures could be treated as issued with OID at the time of issuance. Specifically:

•

if the possibility of interest deferral were determined not to be remote, the Junior Subordinated Debentures would be treated as issued with OID and all stated interest on the Junior Subordinated Debentures would be treated as OID;

•

if payments of stated interest on the Junior Subordinated Debentures are deferred, the Junior Subordinated Debentures may at that time be treated, solely for purposes of determining the amount of OID on the Junior Subordinated Debentures, as having been retired and reissued with OID, and the sum of the remaining interest payments on the Junior Subordinated Debentures would be OID;

•

if any portion of interest pursuant to the fixed rate or the initial floating rate is determined as of the issue date to be in excess of “qualified stated interest” on the Junior Subordinated Debentures, such excess, if significant enough, will potentially give rise to OID; and

•

finally, if the IRS determined that the Option Rule is unavailable in respect of the Junior Subordinated Debentures because the timing and amount of the payments that comprise each payment schedule are not known as of the issue date, the Junior Subordinated Debentures may be treated as issued with OID as a result of the interest rate step-ups.

In the event the Junior Subordinated Debentures are treated as issued with OID, each U.S. holder would be required to accrue and include OID in taxable income on a constant yield basis before the receipt of the cash attributable to the interest (regardless of that U.S. holder’s method of tax accounting), and actual distributions of stated interest would not be reported as taxable income.

Additionally, if the IRS were to determine that the possibility of excess payments was not remote, the Junior Subordinated Debentures could be treated as “contingent payment debt instruments,” in which case a U.S. holder would be required to accrue interest income on the Junior Subordinated Debentures in excess of stated interest and treat as ordinary income rather than as capital gain any income realized on the taxable disposition of the Junior Subordinated Debentures. In the event excess payments are made, the U.S. holder will be required to recognize such amounts as income. The remainder of this discussion assumes that the Junior Subordinated Debentures will not be treated as contingent payment debt instruments.

Sale, Exchange, Redemption or Retirement of the Junior Subordinated Debentures.

Subject to the discussion below under “Foreign Currency Rules—Sale or Exchange,” upon the sale, exchange, retirement or other taxable disposition of a Junior Subordinated Debenture, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income to the extent not previously included in income in a manner described in “—Payments of Interest” above) and such U.S. holder’s tax basis in the Junior Subordinated Debenture. If the Junior Subordinated Debentures have not been subject to the OID rules, then a U.S. holder’s adjusted tax basis in the Junior Subordinated Debentures generally will be its initial purchase price. If the Junior Subordinated Debentures have been subject to the OID rules, then a U.S. holder’s tax basis in a Junior Subordinated Debenture would be increased by any OID previously includible in that U.S. holder’s gross income through the date of disposition and decreased by payments received by that U.S. holder on the Junior Subordinated Debentures in respect of accrued OID.

Subject to the discussion below under “Foreign Currency Rules—Sale or Exchange,” gain or loss realized on the sale, exchange, redemption or retirement of a Junior Subordinated Debenture will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or retirement the Junior Subordinated Debenture has been held by that U.S. holder for more than one year. A U.S. holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Foreign Currency Rules—Sale or Exchange.

If a U.S. holder disposes of a Junior Subordinated Debenture in a taxable transaction in exchange for euros, the amount realized by such U.S. holder generally will be based on the U.S. dollar value of euros received translated at the spot rate on the date of disposition. In the case of a Junior Subordinated Debenture that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash method U.S. holder and, if it so elects, an accrual method U.S. holder, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the disposition. If a U.S. holder is an accrual method taxpayer and makes the election described above, such election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If a U.S. holder is an accrual method taxpayer and does not make such election, such U.S. holder will recognize exchange gain or loss to the extent that there are exchange rate fluctuations between the sale date and the settlement date, and such gain or loss generally will constitute U.S. source ordinary income or loss.

A U.S. holder’s adjusted tax basis in a Junior Subordinated Debenture generally will be equal to such U.S. holder’s U.S. dollar cost for the Junior Subordinated Debenture. If a U.S. holder uses foreign currency to purchase a Junior Subordinated Debenture, the U.S. dollar cost of the Junior Subordinated Debenture will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a Junior Subordinated Debenture that is traded on an established securities market, a cash method U.S. holder, and, if it so elects, an accrual method U.S. holder, will determine the U.S. dollar value of the cost of such Junior Subordinated Debenture by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a Junior Subordinated Debenture generally will not result in exchange gain or loss.

Upon the sale or other taxable disposition of a Junior Subordinated Debenture, a U.S. holder may recognize gain or loss that is attributable to fluctuations in currency exchange rates with respect to the principal amount of a Junior Subordinated Debenture. For these purposes, the principal amount of a Junior Subordinated Debenture is a U.S. holder’s purchase price in euros. Gain or loss attributable to fluctuations in exchange rates with respect to the principal amount of a Junior Subordinated Debenture generally will be U.S. source ordinary income or loss and will equal the difference between (i) the U.S. dollar value of the principal amount, determined on the date such payment is received or such Junior Subordinated Debenture is disposed of and (ii) the U.S. dollar value of the principal amount of the Junior Subordinated Debenture, determined on the date the U.S. holder acquired such Junior Subordinated Debenture (or, possibly in the case of a cash basis or an electing accrual basis taxpayer, the settlement dates of such purchase and taxable disposition, if the Junior Subordinated Debenture is treated as traded on an established securities market for United States federal income tax purposes). In addition, upon the sale or other taxable disposition of a Junior Subordinated Debenture a U.S. holder may realize exchange gain or loss attributable to amounts received in respect of accrued and unpaid interest. Any such exchange gain or loss with respect to accrued interest will be determined as discussed in “—Payments of Interest” above. However, upon a sale or other taxable disposition of a Junior Subordinated Debenture, a U.S. holder will only realize exchange gain or loss with respect to principal and accrued interest to the extent of the total gain or loss realized on the disposition.

Medicare Tax.

Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% Medicare tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income and net gains from the disposition of the Junior Subordinated Debentures. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of this Medicare tax to its income and gains in respect of its investment in the Junior Subordinated Debentures.

Backup Withholding and Information Reporting.

Information reporting requirements generally apply in connection with payments on the Junior Subordinated Debentures to, and proceeds from a sale or other disposition of the Junior Subordinated Debentures by, non-corporate U.S. holders. A U.S. holder will be subject to backup withholding tax on such payments and proceeds if the U.S. holder fails to provide its correct taxpayer identification number to the paying agent in the manner required under U.S. federal income tax law, fails to comply with applicable backup withholding tax rules or does not otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will entitle that U.S. holder to a credit against that U.S. holder’s U.S. federal income tax liability and may entitle that U.S. holder to a refund, provided that the required information is timely and properly furnished to the IRS.

U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

Subject to the discussion below under “Foreign Account Tax Compliance Act” and assuming that the Junior Subordinated Debentures will be treated as indebtedness for U.S. federal income tax purposes, no withholding of U.S. federal income tax will apply to interest paid on a Junior Subordinated Debenture to a non-U.S. holder under the “portfolio interest exemption,” provided that:

•	the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of NEE Capital’s or NEE’s stock entitled to vote;

•	the non-U.S. holder is not a bank acquiring the Junior Subordinated Debentures as an extension of credit entered into in the ordinary course of its trade or business;

•	the non-U.S. holder is not a controlled foreign corporation that is related directly or constructively to NEE Capital or NEE through stock ownership; and

•

the non-U.S. holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that such non-U.S. holder is not a United States person (generally by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable).

If a non-U.S. holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid on the Junior Subordinated Debentures (including payments in respect of OID, if any, on the Junior Subordinated Debentures) made to a non-U.S. holder will be subject to a 30% U.S. federal withholding tax, unless that non-U.S. holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable U.S. income tax treaty or (ii) stating that the interest is not subject to withholding tax because it is effectively connected with that non-U.S. holder’s conduct of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States (and, if an applicable U.S. income tax treaty applies, if the non-U.S. holder maintains a permanent establishment within the United States) and the interest is effectively connected with the conduct of that trade or business (and, if an applicable U.S. income tax treaty applies, attributable to that permanent establishment), that non-U.S. holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder. In addition, if such non-U.S. holder is a foreign corporation, it may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Any gain realized on the disposition of a Junior Subordinated Debenture generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if an applicable U.S. income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

The amount of interest paid on the Junior Subordinated Debentures to non-U.S. holders generally must be reported annually to the IRS. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reflecting income in respect of the Junior Subordinated Debentures may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or information sharing agreement.

A non-U.S. holder will generally not be subject to additional information reporting or to backup withholding with respect to payments on the Junior Subordinated Debentures or to information reporting or backup withholding with respect to proceeds from the sale or other disposition of the Junior Subordinated Debentures to or through a U.S. office of any broker, as long as the holder:

•	has furnished to the payor or broker a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, the non-U.S. holder’s status as a non-U.S. person;

•	has furnished to the payor or broker other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with applicable Treasury regulations; or

•	otherwise establishes an exemption.

The payment of the proceeds from a sale or other disposition of the Junior Subordinated Debentures to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, a sale or disposition of the Junior Subordinated Debentures will be subject to information reporting, but generally not backup withholding, if it is to or through a foreign office of a U.S. broker or a non-U.S. broker with certain enumerated connections with the United States unless the documentation requirements described above are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Prospective investors should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such exemption, if applicable.

Foreign Account Tax Compliance Act.

Pursuant to Sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”) and under associated Treasury regulations and related administrative guidance, a U.S. federal withholding tax at a 30% rate applies to “withholdable payments” received by certain non-U.S. holders, if certain disclosure requirements related to U.S. ownership or accounts are not satisfied (generally by providing a properly executed IRS Form W-8BEN or Form W-8BEN-E, as applicable, or other applicable and/or successor forms). An applicable intergovernmental agreement regarding FATCA between the U.S. and a foreign jurisdiction may modify the rules discussed in this paragraph. For this purpose, “withholdable payments” generally include payments of interest on, and payments of gross proceeds from the sale or other disposition of, the Junior Subordinated Debentures. However, the IRS issued proposed Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of interest). Pursuant to the preamble to the proposed Treasury regulations, NEE Capital and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final Treasury regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of FATCA to their investment in the Junior Subordinated Debentures. If U.S. federal withholding tax under FATCA, or otherwise, is required on payments made to any holder of the Junior Subordinated Debentures, such withheld amount will be paid to the IRS. That payment, if made, will be treated as a payment of cash to the holder of the Junior Subordinated Debentures with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective investors should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of the Junior Subordinated Debentures, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING

The information in this section supplements the information in the “Plan of Distribution” section beginning on page 48 of the accompanying prospectus. Please read these two sections together.

NEE Capital is selling the Junior Subordinated Debentures to the underwriters named in the table below pursuant to an underwriting agreement between NEE Capital, NEE and the underwriters named below, for whom Banco Santander, S.A., Barclays Bank PLC, Banco Bilbao Vizcaya Argentaria, S.A., BNP PARIBAS, Merrill Lynch International and Société Générale are acting as representatives (the “Representatives”). Subject to certain conditions, NEE Capital has agreed to sell to each of the underwriters, and each of the underwriters has severally and not jointly agreed to purchase, the principal amount of the Junior Subordinated Debentures of the respective series set forth opposite that underwriter’s name in the table below:

Underwriter	Principal Amount of Series X Junior Subordinated Debentures	Principal Amount of Series Y Junior Subordinated Debentures
Banco Santander, S.A.	€55,844,000	€41,883,000
Barclays Bank PLC	55,845,000	41,884,000
Banco Bilbao Vizcaya Argentaria, S.A.	55,844,000	41,884,000
BNP PARIBAS	55,845,000	41,884,000
Merrill Lynch International	55,844,000	41,884,000
Société Générale	55,845,000	41,884,000
Citigroup Global Markets Limited	35,558,000	26,668,000
Commerzbank Aktiengesellschaft	35,558,000	26,668,000
Crédit Agricole Corporate and Investment Bank	35,558,000	26,668,000
ING Bank N.V.	35,558,000	26,668,000
KeyBanc Capital Markets Inc.	35,558,000	26,668,000
Lloyds Securities Inc.	35,558,000	26,668,000
Mizuho International plc	35,558,000	26,668,000
MUFG Securities EMEA plc	35,558,000	26,668,000
PNC Capital Markets LLC	35,558,000	26,668,000
Coöperatieve Rabobank U.A.	35,558,000	26,668,000
RBC Europe Limited	35,558,000	26,668,000
Scotiabank (Ireland) Designated Activity Company	35,558,000	26,668,000
SMBC Bank International plc	35,558,000	26,668,000
TD Global Finance unlimited company	35,558,000	26,668,000
U.S. Bancorp Investments, Inc.	35,558,000	26,668,000
Academy Securities, Inc.	12,930,000	9,698,000
CaixaBank, S.A.	12,930,000	9,698,000
DNB Carnegie, a division of DNB Bank ASA	12,930,000	9,698,000
DZ Financial Markets LLC	12,930,000	9,698,000
Loop Capital Markets LLC	12,930,000	9,698,000
R. Seelaus & Co., LLC	12,930,000	9,698,000
Regions Securities LLC	12,930,000	9,698,000
Siebert Williams Shank & Co., LLC	12,930,000	9,698,000
Standard Chartered Bank	12,930,000	9,698,000
Truist Securities, Inc.	12,930,000	9,698,000
CAVU Securities LLC	2,263,000	1,697,000

Total	€1,000,000,000	€750,000,000

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the Junior Subordinated Debentures when and if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters will sell the Junior Subordinated Debentures to the public when and if the underwriters buy the Junior Subordinated Debentures from NEE Capital.

NEE Capital will compensate the underwriters by selling the Junior Subordinated Debentures of each series to them at a price that is less than the price to public set forth on the cover page of this prospectus supplement by the respective amount of the “Underwriting Discount” set forth in the table below. The underwriters will sell the Junior Subordinated Debentures of each series to the public at the respective price to public and may sell the Junior Subordinated Debentures to certain dealers at a price that is less than the price to public by no more than the amount of the corresponding “Initial Dealers’ Concession” set forth in the table below. The underwriters and such dealers may sell the Junior Subordinated Debentures to certain other dealers at a price that is less than the price to public by no more than the amounts of the corresponding “Initial Dealers’ Concession” and the corresponding “Reallowed Dealers’ Concession” set forth in the table below.

	Per Series X Junior Subordinated Debenture	Per Series Y Junior Subordinated Debenture
	(expressed as a percentage of principal amount)
Underwriting Discount	0.750%	0.750%
Initial Dealers’ Concession	0.450%	0.450%
Reallowed Dealers’ Concession	0.300%	0.300%

An underwriter may reject any or all offers for the Junior Subordinated Debentures. After the initial public offering of the Junior Subordinated Debentures, the underwriters may change the offering price and other selling terms of the Junior Subordinated Debentures.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of the Junior Subordinated Debentures in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

New Issue

Each series of the Junior Subordinated Debentures is a new issue of securities with no established trading market. NEE Capital intends to apply to list each series of the Junior Subordinated Debentures on the NYSE, and, if approved for listing, trading of each series of the Junior Subordinated Debentures on the NYSE is expected to commence within a 30-day period after the Junior Subordinated Debentures are first issued. The underwriters have advised NEE Capital that they intend to make a market in each series of the Junior Subordinated Debentures prior to the commencement of trading on the NYSE but are not obligated to do so and may discontinue such market-making activities at any time without notice. NEE Capital cannot give any assurance as to the maintenance of any trading market for, or the liquidity of, either series of the Junior Subordinated Debentures.

Price Stabilization and Short Positions

In connection with the offering, the Representatives, on behalf of the underwriters, may purchase and sell the Junior Subordinated Debentures in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment includes syndicate sales of the Junior Subordinated Debentures in excess of the principal amount of the Junior Subordinated Debentures to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Junior Subordinated Debentures in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the Junior Subordinated Debentures made for the purpose of preventing or retarding a decline in the market price of the Junior Subordinated Debentures while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim an initial dealers’ concession from a syndicate member when any of the Representatives, in covering syndicate short positions or making stabilizing purchases, repurchases the Junior Subordinated Debentures originally sold by that syndicate member.

Any of these activities may cause the price of the Junior Subordinated Debentures to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Selling Restrictions

General

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Junior Subordinated Debentures, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to NEE Capital, NEE or the Junior Subordinated Debentures in any jurisdiction where action for that purpose is required. Accordingly, the Junior Subordinated Debentures may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor the accompanying prospectus nor any other offering material or advertisements in connection with the Junior Subordinated Debentures may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Canada

The Junior Subordinated Debentures may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Junior Subordinated Debentures must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering.

European Economic Area

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Junior Subordinated Debentures to any retail investor in the EEA. For the purposes of this provision:

(1)	the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of MiFID II;

(b)	a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(c)	not a qualified investor as defined in the Prospectus Regulation; and

(2)

the expression “offer” means a communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the Junior Subordinated Debentures to be offered so as to enable an investor to decide to purchase or subscribe for the Junior Subordinated Debentures.

Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Junior Subordinated Debentures or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Junior Subordinated Debentures or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Junior Subordinated Debentures in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Junior Subordinated Debentures. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Junior Subordinated Debentures to any retail investor in the UK. For the purposes of this provision:

(1)	a retail investor means a person who is neither:

(a)	a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law in the UK; or

(b)	a qualified investor as defined in paragraph 15 of Schedule I to the Public Offer and Admissions and Trading Regulations 2024 (as it may be amended from time to time); and

(2)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Junior Subordinated Debentures to be offered so as to enable an investor to decide to purchase or subscribe for the Junior Subordinated Debentures.

Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the Junior Subordinated Debentures or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Junior Subordinated Debentures or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement and the accompanying prospectus is only being distributed to and is only directed at (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (2) high net worth entities and other persons falling within Article 49(2)(a) to (d) of the Order, or (3) other persons to whom it may otherwise lawfully be communicated or caused to be communicated (each such person being referred to as a “Relevant Person”). The Junior Subordinated Debentures will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Junior Subordinated Debentures will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus, or any of their contents.

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Junior Subordinated Debentures which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to NEE Capital or NEE; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Junior Subordinated Debentures in, from or otherwise involving the UK.

Japan

The Junior Subordinated Debentures have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) and accordingly, each underwriter has represented and agreed that it will not offer or sell any Junior Subordinated Debentures, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and all other applicable laws, regulations and governmental guidelines of Japan in effect at the relevant time. For the purposes of this paragraph, “Japanese person” means any person who is a resident of Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Junior Subordinated Debentures may not be circulated or distributed, nor may the Junior Subordinated Debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Junior Subordinated Debentures are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the Junior Subordinated Debentures under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland

The Junior Subordinated Debentures may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Junior Subordinated Debentures to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Junior Subordinated Debentures constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Junior Subordinated Debentures may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Junior Subordinated Debentures have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration or filing with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Junior Subordinated Debentures in Taiwan.

United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.

This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Junior Subordinated Debentures have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.

Expenses and Indemnification

NEE Capital estimates that its expenses in connection with the sale of the Junior Subordinated Debentures, other than underwriting discounts, will be approximately €0.8 million. This estimate includes expenses relating to printing, rating agency fees, subordinated indenture trustee’s fees and legal fees, among other expenses.

NEE Capital and NEE have agreed to indemnify the several underwriters against, or to contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

Certain Relationships

The underwriters and their respective affiliates may engage in transactions with, and may perform services for, NEE, its subsidiaries (including NEE Capital) and its affiliates in the ordinary course of business and have engaged, and may engage in the future, in commercial banking and/or investment banking transactions with NEE, its subsidiaries and its affiliates.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and trading activities may involve securities and/or instruments of NEE Capital, NEE or their respective affiliates. If any of the underwriters or their respective affiliates has a lending relationship with NEE Capital, NEE or their respective affiliates certain of those underwriters or their respective affiliates may routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to NEE Capital, NEE or their respective affiliates consistent with their customary risk management policies. A typical hedging strategy would include the underwriters or their respective affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities of NEE Capital, NEE or their respective affiliates, including potentially the Junior Subordinated Debentures. Any such credit default swaps or short positions could adversely affect future trading prices of the Junior Subordinated Debentures offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

It is expected that delivery of the Junior Subordinated Debentures will be made against payment therefor on or about February 26, 2026. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Junior Subordinated Debentures prior to the first business day before delivery of the Junior Subordinated Debentures should specify an extended settlement cycle at the time they enter into any such trade to prevent failed settlement and should consult their own advisors.

PROSPECTUS

NextEra Energy, Inc.

Common Stock, Preferred Stock, Depositary Shares, Stock Purchase Contracts,

Stock Purchase Units, Warrants, Senior Debt Securities,

Subordinated Debt Securities and Junior Subordinated Debentures

NextEra Energy Capital Holdings, Inc.

Preferred Stock, Depositary Shares, Senior Debt Securities,

Subordinated Debt Securities and Junior Subordinated Debentures

Guaranteed as described in this prospectus by

NextEra Energy, Inc.

NextEra Energy, Inc. (“NEE”) and/or NextEra Energy Capital Holdings, Inc. (“NEE Capital”) may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

NEE and/or NEE Capital will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

NEE’s common stock is listed on the New York Stock Exchange and trades under the symbol “NEE.”

NEE and/or NEE Capital may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section beginning on page 48 of this prospectus also provides more information on this topic.

See “Risk Factors” on page 2 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.

NEE’s and NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408-0420, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

March 22, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that NEE, NEE Capital, and Florida Power & Light Company (“FPL”) have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.

Under this shelf registration process, NEE and/or NEE Capital may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of NEE or NEE Capital, as the case may be. NEE may offer any of the following securities: common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants to purchase common stock, preferred stock or depositary shares, senior debt securities, subordinated debt securities and junior subordinated debentures and guarantees related to the preferred stock, depositary shares, senior debt securities, subordinated debt securities and junior subordinated debentures that NEE Capital may offer. NEE Capital may offer any of the following securities: preferred stock, depositary shares, senior debt securities, subordinated debt securities and junior subordinated debentures.

This prospectus provides you with a general description of the securities that NEE and/or NEE Capital may offer. Each time NEE and/or NEE Capital sells securities, NEE and/or NEE Capital will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

For more detailed information about the securities, please read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference from earlier SEC filings listed in the registration statement.

RISK FACTORS

Before purchasing the securities, investors should carefully consider the risk factors described in NEE’s annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, together with the other information incorporated by reference or provided in this prospectus or in a related prospectus supplement in order to evaluate an investment in the securities.

NEE

NEE is a holding company incorporated in 1984 as a Florida corporation and conducts its operations principally through its wholly owned subsidiaries, FPL and, indirectly through NEE Capital, NextEra Energy Resources, LLC and NextEra Energy Transmission, LLC (collectively “NEER”). FPL is a rate-regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. NEER currently owns, develops, constructs, manages and operates electric generation facilities in wholesale energy markets in the U.S. and Canada. NEER produces the majority of its electricity from clean and renewable sources, including wind and solar. In addition, NEER develops and constructs battery storage projects and also owns, develops, constructs and operates rate-regulated transmission facilities in North America, and transmission lines that connect its electric generation facilities to the electric grid. NEER also engages in energy-related commodity marketing and trading activities and participates in natural gas, natural gas liquids and oil production and in pipeline infrastructure, construction, management and operations.

NEE’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

NEE CAPITAL

NEE Capital owns and provides funding for all of NEE’s operating subsidiaries other than FPL and FPL’s subsidiaries. NEE Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of NEE.

NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, NEE and NEE Capital will each add the net proceeds from the sale of its securities to its respective general funds. NEE uses its general funds for corporate purposes, including to provide funds for its subsidiaries, to repurchase common stock and to repay, redeem or repurchase outstanding debt or equity issued by its subsidiaries. NEE Capital uses its general funds for corporate purposes, including to repay short-term borrowings and to repay, redeem or repurchase outstanding debt. NEE and NEE Capital may each temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

WHERE YOU CAN FIND MORE INFORMATION

NEE files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by NEE with the SEC. The SEC maintains an internet website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including NEE. NEE also maintains an internet website (www.nexteraenergy.com). Information on NEE’s internet website or any of its subsidiaries’ internet websites is not a part of this prospectus.

NEE Capital does not file and does not intend to file reports or other information with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934. NEE includes summarized financial information relating to NEE Capital in some of its reports filed with the SEC.

INCORPORATION BY REFERENCE

The SEC allows NEE and NEE Capital to “incorporate by reference” information that NEE files with the SEC, which means that NEE and NEE Capital may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in any subsequently filed document which also is or is deemed to be incorporated in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. NEE and NEE Capital are incorporating by reference the documents listed below and any future filings NEE makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until NEE and/or NEE Capital sell all of the securities covered by the registration statement:

(1)	NEE’s Annual Report on Form 10-K for the year ended December 31, 2023,

(2)	NEE’s Current Reports on Form 8-K filed with the SEC on January 31, 2024, February 28, 2024, March 1, 2024, March 4, 2024 and March 7, 2024, and

(3)

the description of the NEE common stock contained in Exhibit 4(kkk) to NEE’s Annual Report on Form 10-K for the year ended December 31, 2023, and including any further amendment or report filed for the purpose of updating such description.

You may request a copy of these documents, at no cost to you, by writing or calling Thomas P. Giblin, Jr., Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, (212) 309-6000. NEE will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD-LOOKING STATEMENTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, NEE and NEE Capital are herein filing cautionary statements identifying important factors that could cause NEE’s and NEE Capital’s actual results to differ materially from those projected in forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, made by or on behalf of NEE and NEE Capital in this prospectus or any prospectus supplement, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, strategies, future events or performance (often, but not always, through the use of words or phrases such as “may result,” “are expected to,” “will continue,” “is anticipated,” “believe,” “will,” “could,” “should,” “would,” “estimated,” “may,” “plan,” “potential,” “future,” “projection,” “goals,” “target,” “outlook,” “predict,” and “intend” or words of similar meaning) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors discussed in NEE’s reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on NEE’s and NEE Capital’s operations and financial results, and could cause NEE’s and/or NEE Capital’s actual results to differ materially from those contained or implied in forward-looking statements made by or on behalf of NEE or NEE Capital.

Any forward-looking statement speaks only as of the date on which such statement is made, and NEE and NEE Capital undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

The issues and associated risks and uncertainties discussed in the reports that are incorporated herein by reference are not the only ones NEE or NEE Capital may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair NEE’s and NEE Capital’s businesses in the future.

DESCRIPTION OF NEE COMMON STOCK

The following summary description of the terms of the common stock of NEE is not intended to be complete. The description is qualified in its entirety by reference to the provisions of NEE’s Restated Articles of Incorporation, as currently in effect (“NEE’s Charter”), and Amended and Restated Bylaws, as currently in effect (“NEE’s Bylaws”), and the other documents described below. Each of NEE’s Charter and NEE’s Bylaws and the other documents described below has previously been filed with the SEC and they are exhibits to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Business Corporation Act, or “Florida Act,” and other applicable laws.

Authorized and Outstanding Capital Stock

NEE’s Charter authorizes it to issue 3,300,000,000 shares of capital stock, each with a par value of $.01, consisting of:

•	3,200,000,000 shares of common stock, and

•	100,000,000 shares of preferred stock.

As of January 31, 2024, there were 2,052,429,154 shares of common stock and no shares of preferred stock outstanding.

Common Stock Terms

Voting Rights. In general, each holder of common stock is entitled to one vote for each share held by such holder on all matters submitted to a vote of holders of common stock, including the election of directors. Each holder of common stock is entitled to attend all special and annual meetings of NEE’s shareholders. The holders of common stock do not have cumulative voting rights.

In general, if a quorum exists at a meeting of NEE’s shareholders, unless a greater or different vote is required by the Florida Act, NEE’s Charter or NEE’s Bylaws, or by action of the board of directors, (1) on all matters other than the election of directors, action on such matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action, (2) in an uncontested director election, a nominee for director will be elected if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election, and (3) in a contested director election, which is an election in which the number of persons considered for election to the board of directors exceeds the total number of directors to be elected, a nominee for director will be elected by a plurality of the votes cast. Other voting rights of shareholders are described below under “—Anti-Takeover Effects of Provisions in NEE’s Charter and NEE’s Bylaws.”

Dividend Rights. The holders of common stock are entitled to participate on an equal per share basis in any dividends declared on the common stock by NEE’s board of directors out of funds legally available for dividend payments.

The declaration and payment of dividends on the common stock is within the sole discretion of NEE’s board of directors. NEE’s Charter does not limit the dividends that may be paid on the common stock.

The ability of NEE to pay dividends on the common stock is currently subject to, and in the future may be limited by:

•	various risks which affect the businesses of FPL and NEE’s other subsidiaries that may in certain instances limit the ability of such subsidiaries to pay dividends to NEE, and

•	various contractual restrictions applicable to NEE and some of its subsidiaries, including those described below.

FPL is subject to the terms of its Mortgage and Deed of Trust dated as of January 1, 1944, with Deutsche Bank Trust Company Americas, as mortgage trustee, as amended and supplemented from time to time (the “FPL Mortgage”), that secures its obligations under outstanding first mortgage bonds issued by it from time to time. In specified circumstances, the terms of the FPL Mortgage could restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. As of December 31, 2023, no retained earnings were restricted by these provisions of the FPL Mortgage.

Other contractual restrictions on the dividend-paying ability of NEE and its subsidiaries are contained in outstanding financing arrangements, and similar or other restrictions may be included in future financing arrangements. As of the date of this prospectus, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. As of the date of this prospectus, NEE Capital has junior subordinated debentures outstanding. In accordance with the terms of the junior subordinated debentures NEE Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures on one or more occasions for up to ten consecutive years. NEE, NEE Capital and FPL may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the common stock during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL was to issue equity units, junior subordinated debentures or other securities having similar provisions and was to exercise any such right to defer the payment of interest or other payments on such securities, or if there was to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE’s ability to pay dividends on its common stock or preferred stock and on the ability of NEE’s subsidiaries, including NEE Capital and FPL, to pay dividends to any holder of their respective common stock or preferred stock, including NEE.

In addition, the right of the holders of NEE’s common stock to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of NEE preferred stock that may be issued in the future, and the right of the holders (including NEE) of FPL or NEE Capital, as the case may be, common stock or preferred stock, as the case may be, to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of FPL or NEE Capital, as the case may be, preferred stock that may be issued in the future.

Liquidation Rights. If there is a liquidation, dissolution or winding up of NEE, the holders of common stock are entitled to share equally and ratably in any assets remaining after NEE has paid, or provided for the payment of, all of its debts and other liabilities, and after NEE has paid, or provided for the payment of, any preferential amounts payable to the holders of any outstanding preferred stock.

Other Rights. The holders of common stock do not have any preemptive, subscription, conversion or sinking fund rights. The common stock is not subject to redemption.

Anti-Takeover Effects of Provisions in NEE’s Charter and NEE’s Bylaws

NEE’s Charter and NEE’s Bylaws contain provisions that may make it difficult and expensive for a third party to pursue a takeover attempt that NEE’s board of directors and management oppose even if a change in control of NEE might be beneficial to the interests of holders of common stock.

NEE’s Charter Provisions. Among NEE’s Charter provisions that could have an anti-takeover effect are those that:

•	provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors,

•	prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders,

•

limit the persons who may call a special meeting of shareholders to the chairman of the NEE board of directors, the president or the secretary, a majority of the board of directors or the holders of 20% of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting,

•

require any action by shareholders to amend or repeal NEE’s Bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of voting stock, voting together as a single class, and

•

require the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of NEE’s Charter, including the foregoing provisions.

NEE’s Bylaw Provisions. NEE’s Bylaws contain some of the foregoing provisions contained in NEE’s Charter. NEE’s Bylaws also contain a provision limiting to 16 directors the maximum number of authorized directors of NEE. In addition, NEE’s Bylaws contain provisions that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at any annual meeting of shareholders. These provisions generally require a shareholder to submit in writing to NEE’s secretary any nomination of a candidate for election to the board of directors or any other proposal for consideration at any annual meeting not earlier than 120 days or later than 90 days before the first anniversary of the preceding year’s annual meeting. NEE’s Bylaws also require a shareholder to submit in writing to NEE’s secretary any nomination of a candidate for election to the board of directors for consideration at any special meeting not earlier than 120 days before such special meeting and not after the later of 90 days before such special meeting or the tenth day following the day of the first public announcement of the date of the special meeting and of the fact that directors are to be elected at the meeting. For the shareholder’s notice to be in proper form, it must include all of the information specified in NEE’s Bylaws.

Preferred Stock. The rights and privileges of holders of common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which NEE’s board of directors may authorize for issuance from time to time. NEE’s board of directors has broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding at any time. In that regard, NEE’s Charter authorizes NEE’s board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of any such series, including voting rights, dividend rights, liquidation preferences, sinking fund provisions, conversion privileges and redemption rights. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of common stock and could discourage any attempt to effect a change in control of NEE, even if such a transaction would be beneficial to the interests of holders of common stock. See the description of NEE’s Preferred Stock in “Description of NEE Preferred Stock.”

Restrictions on Affiliated and Control Share Transactions under Florida Act

Affiliated Transactions. As a Florida corporation, NEE is subject to the Florida Act, which provides that a Florida corporation generally may not engage in an “affiliated transaction” with an “interested shareholder,” as those terms are defined in the statute, for three years following the date a shareholder becomes an “interested shareholder,” unless:

•

prior to the time that such shareholder became an interested shareholder, the board of directors approved either the affiliated transaction or the transaction which resulted in the shareholder becoming an interested shareholder,

•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85 percent of the voting shares of the corporation outstanding at the time the transaction commenced, subject to certain exclusions, or

•

at or subsequent to the time that such shareholder became an interested shareholder, the affiliated transaction is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting shares which are not owned by the interested shareholder.

The Florida Act generally defines an “interested shareholder” as any person who is the beneficial owner of more than 15% of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Act include, with specified exceptions:

•	mergers and consolidations to which the corporation and the interested shareholder are parties,

•

sales or certain other dispositions of assets representing 10% or more of the aggregate fair market value of the corporation’s assets, outstanding shares, earning power or net income to the interested shareholder,

•	generally, issuances by the corporation of 10% or more of the aggregate fair market value of its outstanding shares to the interested shareholder,

•	the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder,

•

any reclassification of the corporation’s securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 10% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder, and

•	the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

The foregoing transactions generally also include transactions involving any affiliate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

The voting requirements above will not apply if, among other things, subject to specified qualifications:

•	the transaction has been approved by a majority of the corporation’s disinterested directors,

•	the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least three years preceding the transaction,

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares, or

•	specified fair price and procedural requirements are satisfied.

Control-Share Acquisitions. The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Act are the acquisition of a number of shares representing:

•	one-fifth or more, but less than one-third, of all voting power of the corporation,

•	one-third or more, but less than a majority, of all voting power of the corporation, or

•	a majority or more of all voting power of the corporation.

The statute does not apply if, among other things, the acquisition:

•	is approved by the corporation’s board of directors before the acquisition, or

•	is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

The statute also does not apply to an acquisition of shares of a corporation in excess of a specified threshold if, before the acquisition, the corporation’s articles of incorporation or bylaws provide that the corporation will not be governed by the statute. The statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption of the acquired shares by the corporation in specified circumstances. NEE’s Charter and NEE’s Bylaws do not contain such provisions.

Indemnification

Florida law generally provides that a Florida corporation, such as NEE, may indemnify its directors and officers against liabilities and expenses they may incur. Florida law also limits the liability of directors to NEE and other persons. NEE’s Bylaws contain provisions requiring NEE to indemnify its directors, officers, employees and agents under specified conditions. In addition, NEE carries insurance permitted by the laws of Florida on behalf of its directors, officers, employees and agents.

Shareholder Access

NEE’s Bylaws permit a shareholder, or a group of up to 20 shareholders, owning continuously for at least three years 3% or more of NEE’s outstanding common stock (an “eligible shareholder”) to nominate and include in NEE’s annual meeting proxy materials director candidates to occupy (together with any nominees of other eligible shareholders) up to two or 20% of the number of directors in office (whichever is greater), provided that such eligible shareholder satisfies the requirements set forth in NEE’s Bylaws. Those requirements generally include receipt by NEE’s secretary of written notice from an eligible shareholder of the nomination not earlier than 150 days or later than 120 days before the first anniversary of the mailing of NEE’s proxy materials for the most recent annual meeting. For the eligible shareholder’s notice to be in proper form, it must include all of the information specified in NEE’s Bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Listing

The common stock is listed on the New York Stock Exchange and trades under the symbol “NEE.”

DESCRIPTION OF NEE PREFERRED STOCK

General. The following statements describing NEE’s preferred stock are not intended to be a complete description. For additional information, please see NEE’s Charter and NEE’s Bylaws. You should read this summary together with the articles of amendment to NEE’s Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Please also see the FPL Mortgage, which contains restrictions which may in certain instances restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Act and other applicable laws.

NEE Preferred Stock. NEE may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. No shares of preferred stock are presently outstanding.

Some terms of a series of preferred stock may differ from those of another series. The terms of any preferred stock being offered will be described in a prospectus supplement. These terms will also be described in articles of amendment to NEE’s Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

(1)	the title of that series of preferred stock,

(2)	the number of shares in the series,

(3)	the dividend rate, or how such rate will be determined, and the dividend payment dates for the series, if any,

(4)	whether the series will be listed on a securities exchange,

(5)	the date or dates on which the series of preferred stock may be redeemed at the option of NEE and any restrictions on such redemptions,

(6)	any sinking fund or other provisions that would obligate NEE to repurchase, redeem or retire the series of preferred stock,

(7)

the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of NEE and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

(8)	any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

(9)	the voting rights, if any, and

(10)	any other terms that are not inconsistent with the provisions of NEE’s Charter.

In some cases, the issuance of preferred stock could make it difficult for another company to acquire NEE and make it harder to remove current management. See also “Description of NEE Common Stock.”

There are contractual restrictions on the dividend-paying ability of NEE and its subsidiaries contained in outstanding financing arrangements, and similar or other restrictions may be included in future financing arrangements. As of the date of this prospectus, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. As of the date of this prospectus, NEE Capital has junior subordinated debentures outstanding. In accordance with the terms of the junior subordinated debentures, NEE Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures on one or more occasions for up to ten consecutive years. NEE, NEE Capital and FPL may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the preferred stock (and NEE Capital would not be able to pay dividends to NEE or any other holder of its common stock if it defers interest on its junior subordinated debentures) during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL was to issue equity units, junior subordinated debentures or other securities having similar provisions and was to exercise any such right to defer the payment of interest or other payments on such securities, or if there was to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE’s ability to pay dividends on its common stock or preferred stock and on the ability of NEE’s subsidiaries, including NEE Capital and FPL, to pay dividends to any holder of their respective common stock or preferred stock, including NEE.

DESCRIPTION OF NEE DEPOSITARY SHARES

NEE may issue depositary shares representing fractional interests in shares of NEE preferred stock of any series. In connection with the issuance of any depositary shares, NEE will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Following the issuance of the security related to the depositary shares, NEE will deposit the shares of its preferred stock with the relevant depositary and will cause the depositary to issue, on its behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

The terms of any depositary shares being offered will be described in a prospectus supplement.

DESCRIPTION OF NEE STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

NEE may issue stock purchase contracts, including contracts that obligate holders to purchase from NEE, and NEE to sell to these holders, a specified number of shares of common stock or preferred stock or depositary shares at a future date or dates. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of NEE Capital, debt securities of NEE, or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require NEE to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

The terms of any stock purchase contracts or stock purchase units being offered will be described in a prospectus supplement.

DESCRIPTION OF NEE WARRANTS

NEE may issue warrants to purchase common stock, preferred stock or depositary shares. The terms of any such warrants being offered and any related warrant agreement between NEE and a warrant agent will be described in a prospectus supplement.

DESCRIPTION OF NEE SENIOR DEBT SECURITIES

NEE may issue its senior debt securities, in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered senior debt securities and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE SUBORDINATED DEBT SECURITIES

NEE may issue its subordinated debt securities (other than the NEE Junior Subordinated Debentures (as defined below under “Description of NEE Junior Subordinated Debentures”)), in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE JUNIOR SUBORDINATED DEBENTURES

NEE may issue its junior subordinated debentures (the “NEE Junior Subordinated Debentures”), in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered junior subordinated debentures and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE CAPITAL PREFERRED STOCK

General. The following statements describing NEE Capital’s preferred stock are not intended to be a complete description. For additional information, please see NEE Capital’s Articles of Incorporation, as currently in effect (“NEE Capital’s Charter”), and NEE Capital’s bylaws, as currently in effect. You should read this summary together with the articles of amendment to NEE Capital’s Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Act and other applicable laws.

NEE Capital Preferred Stock. NEE Capital may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. The NEE Capital preferred stock will be guaranteed by NEE as described under “Description of NEE Guarantee of NEE Capital Preferred Stock.” No shares of preferred stock are presently outstanding.

Some terms of a series of preferred stock may differ from those of another series. The terms of any preferred stock being offered will be described in a prospectus supplement. These terms will also be described in articles of amendment to NEE Capital’s Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

(1)	the title of that series of preferred stock,

(2)	the number of shares in the series,

(3)	the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

(4)	whether the series will be listed on a securities exchange,

(5)	the date or dates on which the series of preferred stock may be redeemed at the option of NEE Capital and any restrictions on such redemptions,

(6)	any sinking fund or other provisions that would obligate NEE Capital to repurchase, redeem or retire the series of preferred stock,

(7)

the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of NEE Capital and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

(8)	any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

(9)	the voting rights, if any, and

(10)	any other terms that are not inconsistent with the provisions of NEE Capital’s Charter.

There are contractual restrictions on the dividend-paying ability of NEE Capital contained in outstanding financing arrangements, and similar or other restrictions may be included in future financing arrangements. As of the date of this prospectus, NEE Capital has outstanding junior subordinated debentures giving NEE Capital the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures on one or more occasions for up to ten consecutive years. NEE Capital may issue, from time to time, additional junior subordinated debentures or other securities that (i) provide it with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of junior subordinated debentures or such other securities, or if there were to occur certain payment defaults on those securities, NEE Capital would not be able, with limited exceptions, to pay dividends on the preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE Capital might issue other securities in the future containing similar or other restrictions on NEE Capital’s ability to pay dividends to any holder of its preferred stock.

DESCRIPTION OF NEE GUARANTEE OF NEE CAPITAL PREFERRED STOCK

The following statements describing NEE’s guarantee of NEE Capital’s preferred stock are not intended to be a complete description. For additional information, please see NEE’s guarantee agreement relating to NEE Capital’s preferred stock. You should read this summary together with the guarantee agreement for a complete understanding of all the provisions. Please also see the FPL Mortgage, which contains restrictions which may in certain instances limit the ability of FPL to pay dividends to NEE. Each of these documents has previously been filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.

NEE will absolutely, irrevocably and unconditionally guarantee the payment of accumulated and unpaid dividends, and payments due on liquidation or redemption, as and when due, regardless of any defense, right of set-off or counterclaim that NEE Capital may have or assert. NEE’s guarantee of NEE Capital’s preferred stock will be an unsecured obligation of NEE and will rank (1) subordinate and junior in right of payment to all other liabilities of NEE (except those made pari passu or subordinate by their terms), (2) equal in right of payment with the most senior preferred or preference stock that may be issued by NEE and with any other guarantee that may be entered into by NEE in respect of any preferred or preference stock of any affiliate of NEE, and (3) senior to NEE’s common stock. The terms of NEE’s guarantee of NEE Capital’s preferred stock will be described in a prospectus supplement.

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the NEE guarantee of NEE Capital preferred stock or to make any funds available for such payment. Therefore, the NEE guarantee of NEE Capital preferred stock will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the NEE guarantee of NEE Capital preferred stock. NEE’s guarantee of NEE Capital preferred stock does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of some of NEE’s subsidiaries.

DESCRIPTION OF NEE CAPITAL DEPOSITARY SHARES

NEE Capital may issue depositary shares representing fractional interests in shares of NEE Capital preferred stock of any series. In connection with the issuance of any depositary shares, NEE Capital will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Following the issuance of the security related to the depositary shares, NEE Capital will deposit the shares of its preferred stock with the relevant depositary and will cause the depositary to issue, on its behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, exchange, redemption, sinking fund, subscription and liquidation rights).

The terms of any depositary shares being offered will be described in a prospectus supplement.

DESCRIPTION OF NEE GUARANTEE OF NEE CAPITAL DEPOSITARY SHARES

NEE may guarantee any NEE Capital depositary shares. The terms of any such guarantee and the guarantee agreement would be described in a prospectus supplement.

DESCRIPTION OF NEE CAPITAL SENIOR DEBT SECURITIES

General. NEE Capital may issue its senior debt securities, in one or more series, under an Indenture, dated as of June 1, 1999, between NEE Capital and The Bank of New York Mellon, as trustee. This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the “Indenture.” The Bank of New York Mellon, as trustee under the Indenture, is referred to in this prospectus as the “Indenture Trustee.” The senior debt securities of NEE Capital offered pursuant to this prospectus and any applicable prospectus supplement are referred to as the “Offered Senior Debt Securities.”

The Indenture provides for the issuance from time to time of debentures, notes or other senior debt by NEE Capital in an unlimited amount. The Offered Senior Debt Securities and all other debentures, notes or other debt of NEE Capital issued previously or hereafter under the Indenture are collectively referred to in this prospectus as the “Senior Debt Securities.”

This section briefly summarizes some of the terms of the Offered Senior Debt Securities and some of the provisions of the Indenture. This summary does not contain a complete description of the Offered Senior Debt Securities or the Indenture. You should read this summary together with the Indenture and the officer’s certificates or other documents creating the Offered Senior Debt Securities for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Indenture, the form of officer’s certificate that may be used to create a series of Offered Senior Debt Securities and a form of Offered Senior Debt Securities have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Indenture is qualified under the Trust Indenture Act of 1939 and therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

All Offered Senior Debt Securities of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Offered Senior Debt Securities of such series. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued Offered Senior Debt Securities of a particular series, create and issue additional Offered Senior Debt Securities of such series. Such additional Offered Senior Debt Securities will have the same terms as the previously-issued Offered Senior Debt Securities of such series in all respects except for the issue date and, if applicable, the initial interest payment date. The additional Offered Senior Debt Securities will be consolidated and form a single series with the previously-issued Offered Senior Debt Securities of such series.

Each series of Offered Senior Debt Securities may have different terms. NEE Capital will include some or all of the following information about a specific series of Offered Senior Debt Securities in a prospectus supplement relating to that specific series of Offered Senior Debt Securities:

(1)	the title of those Offered Senior Debt Securities,

(2)	any limit upon the aggregate principal amount of those Offered Senior Debt Securities,

(3)	the date(s) on which the principal of those Offered Senior Debt Securities will be paid,

(4)

the rate(s) of interest on those Offered Senior Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

(5)

the person to whom interest will be paid on those Offered Senior Debt Securities on any interest payment date, if other than the person in whose name those Offered Senior Debt Securities are registered at the close of business on the record date for that interest payment,

(6)

the place(s) at which or methods by which payments will be made on those Offered Senior Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Senior Debt Securities may transfer or exchange those Offered Senior Debt Securities and serve notices and demands to or upon NEE Capital,

(7)	the security registrar and any paying agent or agents for those Offered Senior Debt Securities,

(8)

any date(s) on which, the price(s) at which and the terms and conditions upon which those Offered Senior Debt Securities may be redeemed at the option of NEE Capital, in whole or in part, and any restrictions on those redemptions,

(9)

any sinking fund or other provisions, including any options held by the registered owners of those Offered Senior Debt Securities, that would obligate NEE Capital to repurchase or redeem those Offered Senior Debt Securities,

(10)	the denominations in which those Offered Senior Debt Securities may be issued, if other than denominations of $1,000 and any integral multiple of $1,000,

(11)	the currency or currencies in which the principal of or premium, if any, or interest on those Offered Senior Debt Securities may be paid (if other than in U.S. dollars),

(12)

if NEE Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Offered Senior Debt Securities in a currency other than that in which those Offered Senior Debt Securities are stated to be payable, the terms and conditions upon which that election may be made,

(13)

if the principal of or premium, if any, or interest on those Offered Senior Debt Securities are payable in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which NEE Capital or a registered owner may elect to pay or receive those payments,

(14)

if the amount payable in respect of principal of or premium, if any, or interest on those Offered Senior Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

(15)

the portion of the principal amount of those Offered Senior Debt Securities that will be paid upon declaration of acceleration of the maturity of those Offered Senior Debt Securities, if other than the entire principal amount of those Offered Senior Debt Securities,

(16)

events of default, if any, with respect to those Offered Senior Debt Securities and covenants of NEE Capital, if any, for the benefit of the registered owners of those Offered Senior Debt Securities, other than those specified in the Indenture,

(17)	the terms, if any, pursuant to which those Offered Senior Debt Securities may be converted into or exchanged for shares of capital stock or other securities of any other entity,

(18)	a definition of “Eligible Obligations” under the Indenture with respect to those Offered Senior Debt Securities denominated in a currency other than U.S. dollars,

(19)	any provisions for the reinstatement of NEE Capital’s indebtedness in respect of those Offered Senior Debt Securities after their satisfaction and discharge,

(20)	if those Offered Senior Debt Securities will be issued in global form, necessary information relating to the issuance of those Offered Senior Debt Securities in global form,

(21)	if those Offered Senior Debt Securities will be issued as bearer securities, necessary information relating to the issuance of those Offered Senior Debt Securities as bearer securities,

(22)

any limits on the rights of the registered owners of those Offered Senior Debt Securities to transfer or exchange those Offered Senior Debt Securities or to register their transfer, and any related service charges,

(23)	any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Offered Senior Debt Securities,

(24)

other than the Guarantee described under “Description of NEE Guarantee of NEE Capital Senior Debt Securities” below, any collateral security, assurance, or guarantee for those Offered Senior Debt Securities, and

(25)	any other terms of those Offered Senior Debt Securities that are not inconsistent with the provisions of the Indenture. (Indenture, Section 301).

NEE Capital may sell Offered Senior Debt Securities at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to Offered Senior Debt Securities sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any Offered Senior Debt Securities that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Senior Debt Securities protection in the event of a highly-leveraged transaction involving NEE Capital or NEE.

Security and Ranking. The Offered Senior Debt Securities will be unsecured obligations of NEE Capital. The Indenture does not limit NEE Capital’s ability to provide security with respect to other Senior Debt Securities. All Senior Debt Securities issued under the Indenture will rank equally and ratably with all other Senior Debt Securities issued under the Indenture, except to the extent that NEE Capital elects to provide security with respect to any Senior Debt Security (other than the Offered Senior Debt Securities) without providing that security to all outstanding Senior Debt Securities in accordance with the Indenture. The Offered Senior Debt Securities will rank senior to NEE Capital’s Subordinated Debt Securities and NEE Capital’s Junior Subordinated Debentures. The Indenture does not limit NEE Capital’s ability to issue other unsecured debt.

While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Senior Debt Securities or to make any funds available for such payment. Therefore, the Senior Debt Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Senior Debt Securities. The Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of NEE Capital.

Payment and Paying Agents. Except as stated in the related prospectus supplement, on each interest payment date NEE Capital will pay interest on each Offered Senior Debt Security to the person in whose name that Offered Senior Debt Security is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Offered Senior Debt Securities mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any Offered Senior Debt Security, it may pay that defaulted interest to the registered owner of that Offered Senior Debt Security:

(1)

as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital proposes to pay the defaulted interest, or

(2)

in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Senior Debt Security is listed and that the Indenture Trustee believes is practicable. (Indenture, Section 307).

Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Offered Senior Debt Securities at maturity will be payable when such Offered Senior Debt Securities are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital may change the place of payment on the Offered Senior Debt Securities, appoint one or more additional paying agents, including NEE Capital, and remove any paying agent. (Indenture, Section 602).

Transfer and Exchange. Unless otherwise stated in the related prospectus supplement, Offered Senior Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the Offered Senior Debt Securities and may designate one or more additional places for that transfer and exchange.

Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Offered Senior Debt Securities. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Senior Debt Securities.

NEE Capital will not be required to transfer or exchange any Offered Senior Debt Security selected for redemption. Also, NEE Capital will not be required to transfer or exchange any Offered Senior Debt Security during a period of 15 days before notice is to be given identifying the Offered Senior Debt Securities selected to be redeemed. (Indenture, Section 305).

Defeasance. NEE Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Senior Debt Securities. To do so, NEE Capital must irrevocably deposit with the Indenture Trustee or any paying agent, in trust:

(1)

money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

(2)	in the case of a deposit made prior to the maturity of that series of Senior Debt Securities,

(a)

direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

(b)

certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

(3)

a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity. (Indenture, Section 701).

Limitation on Liens. So long as any Senior Debt Securities remain outstanding, NEE Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, unless NEE Capital equally secures all Senior Debt Securities. However, this restriction does not apply to or prevent:

(1)	any lien on capital stock created at the time NEE Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,

(2)

any lien on capital stock existing at the time NEE Capital acquires that capital stock (whether or not NEE Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),

(3)	any extensions, renewals or replacements of the liens described in (1) and (2) above, or of any indebtedness secured by those liens; provided, that,

(a)

the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

(b)	the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

(4)	any lien arising in connection with court proceedings; provided that, either

(a)

the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,

(b)	the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or

(c)

so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

Liens on any shares of the capital stock of any of NEE Capital’s majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to in this prospectus as “Restricted Liens.” The foregoing limitation does not apply to the extent that NEE Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of NEE Capital secured by Restricted Liens, does not at the time exceed 5% of NEE Capital’s Consolidated Capitalization. (Indenture, Section 608).

For this purpose, “Consolidated Capitalization” means the sum of:

(1)	Consolidated Shareholders’ Equity,

(2)	Consolidated Indebtedness for borrowed money (exclusive of any amounts which are due and payable within one year), and, without duplication,

(3)	any preference or preferred stock of NEE Capital or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Shareholders’ Equity” as used above means the total assets of NEE Capital and its Consolidated Subsidiaries less all liabilities of NEE Capital and its Consolidated Subsidiaries. As used in this definition, the term “liabilities” means all obligations which would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation:

(1)

indebtedness secured by property of NEE Capital or any of its Consolidated Subsidiaries whether or not NEE Capital or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that NEE Capital or such Consolidated Subsidiary is not so liable, such property has not been included among the assets of NEE Capital or such Consolidated Subsidiary on such balance sheet,

(2)	deferred liabilities, and

(3)	indebtedness of NEE Capital or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of NEE Capital or such Consolidated Subsidiary.

As used in this definition, “liabilities” includes preference or preferred stock of NEE Capital or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Indebtedness” means total indebtedness as shown on the consolidated balance sheet of NEE Capital and its Consolidated Subsidiaries.

The term “Consolidated Subsidiary,” means at any date any direct or indirect majority-owned subsidiary whose financial statements would be consolidated with those of NEE Capital in NEE Capital’s consolidated financial statements as of such date in accordance with generally accepted accounting principles. (Indenture, Section 608).

The foregoing limitation does not limit in any manner the ability of:

(1)	NEE Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

(2)	NEE Capital or NEE to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

(3)	NEE to place liens on any of its assets, or

(4)	any of the direct or indirect subsidiaries of NEE Capital or NEE (other than NEE Capital) to place liens on any of their assets.

Redemption. The redemption terms of the Offered Senior Debt Securities, if any, will be set forth in a prospectus supplement. Unless otherwise provided in the related prospectus supplement, and except with respect to Offered Senior Debt Securities redeemable at the option of the holder, Offered Senior Debt Securities will be redeemable upon notice between 30 and 60 days prior to the redemption date. NEE Capital has reserved the right to amend the Indenture without any consent, vote or other action of the holders of any Senior Debt Securities issued under the Indenture after December 1, 2021, including the Offered Senior Debt Securities, to provide that notice of any redemption shall be given in the manner provided in the Indenture to the holders of the Senior Debt Securities to be redeemed not less than 10 nor more than 60 days prior to the redemption date. If less than all of the Offered Senior Debt Securities of any series or any tranche thereof are to be redeemed, the Security Registrar will select the Offered Senior Debt Securities to be redeemed. In the absence of any provision for selection, the Security Registrar will choose such method of selection as it deems fair and appropriate. (Indenture, Sections 403 and 404).

Offered Senior Debt Securities selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the Offered Senior Debt Securities are surrendered for redemption. (Indenture, Section 405). Except as stated in the related prospectus supplement, on the redemption date NEE Capital will pay interest on the Offered Senior Debt Securities being redeemed to the person to whom it pays the redemption price. If only part of an Offered Senior Debt Security is redeemed, the Indenture Trustee will deliver a new Offered Senior Debt Security of the same series for the remaining portion without charge. (Indenture, Section 406).

Any redemption at the option of NEE Capital may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If at the time notice of redemption is given, the redemption moneys are not on deposit with the paying agent, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before the Redemption Date and such notice of redemption shall be of no force or effect unless such moneys are received. (Indenture, Section 404).

Purchase of the Offered Senior Debt Securities. NEE Capital or its affiliates, may at any time and from time to time, purchase all or some of the Offered Senior Debt Securities at any price or prices, whether by tender, in the open market or by private agreement or otherwise, subject to applicable law.

Consolidation, Merger, and Sale of Assets. Under the Indenture, NEE Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(1)

the entity formed by that consolidation, or the entity into which NEE Capital is merged, or the entity that acquires or leases NEE Capital’s properties and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital’s obligations on all Senior Debt Securities and under the Indenture,

(2)

immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

(3)	NEE Capital delivers an officer’s certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture. (Indenture, Section 1101).

The Indenture does not restrict NEE Capital in a merger in which NEE Capital is the surviving entity.

Events of Default. Each of the following is an event of default under the Indenture with respect to the Senior Debt Securities of any series:

(1)	failure to pay interest on the Senior Debt Securities of that series within 30 days after it is due,

(2)	failure to pay principal or premium, if any, on the Senior Debt Securities of that series when it is due,

(3)

failure to perform, or breach of, any other covenant or warranty in the Indenture, other than a covenant or warranty that does not relate to that series of Senior Debt Securities, that continues for 90 days after (i) NEE Capital receives written notice of such failure to comply from the Indenture Trustee or (ii) NEE Capital and the Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Senior Debt Securities of that series,

(4)	certain events of bankruptcy, insolvency or reorganization of NEE Capital, or

(5)	any other event of default specified with respect to the Senior Debt Securities of that series. (Indenture, Section 801).

In the case of an event of default listed in item (3) above, the Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Senior Debt Securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital has initiated and is diligently pursuing corrective action. (Indenture, Section 801). An event of default with respect to the Senior Debt Securities of a particular series will not necessarily constitute an event of default with respect to Senior Debt Securities of any other series issued under the Indenture.

Remedies. If an event of default applicable to the Senior Debt Securities of one or more series, but not applicable to all outstanding Senior Debt Securities, exists, then either (i) the Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Senior Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Senior Debt Securities of that series to be due and payable immediately. (Indenture, Section 802). However, under the Indenture, some Senior Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. Such a Senior Debt Security is defined as a “Discount Security” in the Indenture.

If an event of default is applicable to all outstanding Senior Debt Securities, then either (i) the Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding Senior Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Senior Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

(1)	NEE Capital pays or deposits with the Indenture Trustee a sum sufficient to pay:

(a)	all overdue interest on all Senior Debt Securities of that series,

(b)	the principal of and any premium on any Senior Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

(c)	interest on overdue interest for that series, and

(d)	all amounts then due to the Indenture Trustee under the Indenture, and

(2)	any other event of default with respect to the Senior Debt Securities of that series has been cured or waived as provided in the Indenture. (Indenture, Section 802).

Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners of the Senior Debt Securities, unless those registered owners offer reasonable indemnity to the Indenture Trustee. (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Senior Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Senior Debt Securities of that series. However, if an event of default under the Indenture relates to more than one series of Senior Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Senior Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where the indemnity would not, in the Indenture Trustee’s sole discretion, be adequate, and the Indenture Trustee may take any other action that it deems proper and not inconsistent with such direction. (Indenture, Section 812).

A registered owner of a Senior Debt Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Senior Debt Security on or after the applicable due date specified in that Senior Debt Security. (Indenture, Section 808). No registered owner of Senior Debt Securities of any series will have any other right to institute any proceeding under the Indenture, or any other remedy under the Indenture, unless:

(1)	that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Senior Debt Securities of that series,

(2)

the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee to institute that proceeding in its own name as trustee, and have offered reasonable indemnity to the Indenture Trustee against related costs, expenses and liabilities,

(3)	the Indenture Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute any such proceeding, and

(4)

no direction inconsistent with that request was given to the Indenture Trustee during this 60 day period by the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class. (Indenture, Section 807).

NEE Capital is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 606).

Modification and Waiver. Without the consent of any registered owner of Senior Debt Securities, NEE Capital and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:

(1)

to provide for the assumption by any permitted successor to NEE Capital of NEE Capital’s obligations under the Indenture and the Senior Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of NEE Capital’s properties and assets substantially as an entirety,

(2)	to add covenants of NEE Capital or to surrender any right or power conferred upon NEE Capital by the Indenture,

(3)	to add any additional events of default,

(4)

to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

(a)	when the required consent of the registered owners of Senior Debt Securities of that particular series or tranche has been obtained, or

(b)	when no Senior Debt Securities of that particular series or tranche remain outstanding under the Indenture,

(5)	to provide collateral security for all but not a part of the Senior Debt Securities,

(6)	to create the form or terms of Senior Debt Securities of any other series or tranche,

(7)	to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

(8)

to accept the appointment of a successor Indenture Trustee with respect to the Senior Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

(9)	to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Senior Debt Securities,

(10)	to change any place where

(a)	the principal of and premium, if any, and interest on all, or any series or tranche of, Senior Debt Securities are payable,

(b)	all, or any series or tranche of, Senior Debt Securities may be surrendered for registration, transfer, or exchange, and

(c)	notices and demands to or upon NEE Capital in respect of Senior Debt Securities and the Indenture may be served, or

(11)

to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche. (Indenture, Section 1201).

The registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding may waive compliance by NEE Capital with certain restrictive provisions of the Indenture. (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Senior Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Senior Debt Security of that series affected. (Indenture, Section 813).

In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Indenture, Section 1201).

Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Senior Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Senior Debt Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of Senior Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Senior Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

(1)	change the dates on which the principal of or interest on a Senior Debt Security is due without the consent of the registered owner of that Senior Debt Security,

(2)

reduce any Senior Debt Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Senior Debt Security,

(3)	reduce any premium payable upon the redemption of a Senior Debt Security without the consent of the registered owner of that Senior Debt Security,

(4)	change the currency (or other property) in which a Senior Debt Security is payable without the consent of the registered owner of that Senior Debt Security,

(5)

impair the right to sue to enforce payments on any Senior Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Senior Debt Security,

(6)

reduce the percentage in principal amount of the outstanding Senior Debt Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche,

(7)	reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche, or

(8)

modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Senior Debt Security affected by the modification.

A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Senior Debt Securities, or that modifies the rights of the registered owners of Senior Debt Securities of that particular series or tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Senior Debt Securities of any other series or tranche. (Indenture, Section 1202).

The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Senior Debt Securities, Senior Debt Securities owned by NEE Capital or any other obligor upon the Senior Debt Securities or any affiliate of NEE Capital or of that other obligor (unless NEE Capital, that affiliate or that obligor owns all Senior Debt Securities outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Indenture, Section 101).

If NEE Capital solicits any action under the Indenture from registered owners of Senior Debt Securities, NEE Capital may, at its option, fix in advance a record date for determining the registered owners of Senior Debt

Securities entitled to take that action, but NEE Capital will not be obligated to do so. If NEE Capital fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Senior Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Senior Debt Securities have authorized that action. For these purposes, the outstanding Senior Debt Securities will be computed as of the record date. Any action of a registered owner of any Senior Debt Security under the Indenture will bind every future registered owner of that Senior Debt Security, or any Senior Debt Security replacing that Senior Debt Security, with respect to anything that the Indenture Trustee or NEE Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Senior Debt Security. (Indenture, Section 104).

Resignation and Removal of Indenture Trustee. The Indenture Trustee may resign at any time with respect to any series of Senior Debt Securities by giving written notice of its resignation to NEE Capital. Also, the registered owners of a majority in principal amount of the outstanding Senior Debt Securities of one or more series of Senior Debt Securities may remove the Indenture Trustee at any time with respect to the Senior Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and NEE Capital. The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

Except with respect to a trustee under the Indenture appointed by the registered owners of Senior Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:

(1)	no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

(2)

NEE Capital has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Indenture. (Indenture, Section 910).

Notices. Notices to registered owners of Senior Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Senior Debt Securities. (Indenture, Section 106).

Title. NEE Capital, the Indenture Trustee, and any agent of NEE Capital or the Indenture Trustee, may treat the person in whose name a Senior Debt Security is registered as the absolute owner of that Senior Debt Security, whether or not that Senior Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Indenture, Section 308).

Governing Law. The Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Indenture, Section 112).

DESCRIPTION OF NEE GUARANTEE OF

NEE CAPITAL SENIOR DEBT SECURITIES

General. This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between NEE, as guarantor, and The Bank of New York Mellon, as guarantee trustee, referred to in this prospectus as the “Guarantee Trustee.” The Guarantee Agreement, referred to in this prospectus as the “Guarantee Agreement,” was executed for the benefit of the Indenture Trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Senior Debt Securities covered by the Guarantee Agreement. This summary does not contain a complete description of the Guarantee Agreement. You should read this summary together with the Guarantee Agreement for a complete understanding of all the provisions. The Guarantee Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act of 1939 and therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

Under the Guarantee Agreement, NEE absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration, redemption or stated maturity), of the principal, interest and premium, if any, on the Senior Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Senior Debt Securities, according to the terms of those Senior Debt Securities and the Indenture. Pursuant to the Guarantee Agreement, all of the Senior Debt Securities are covered by the Guarantee Agreement except Senior Debt Securities that by their terms are expressly not entitled to the benefit of the Guarantee Agreement. All of the Offered Senior Debt Securities will be covered by the Guarantee Agreement. This guarantee is referred to in this prospectus as the “Guarantee.” NEE is only required to make these payments if NEE Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods. (Guarantee Agreement, Section 5.01). In the Guarantee Agreement, NEE has waived its right to require the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement to exhaust their remedies against NEE Capital prior to bringing suit against NEE. (Guarantee Agreement, Section 5.06).

The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against NEE to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Guarantee is not a guarantee of collection. (Guarantee Agreement, Section 5.01).

Except as otherwise stated in the related prospectus supplement, the covenants in the Guarantee Agreement would not give registered owners of the Senior Debt Securities covered by the Guarantee Agreement protection in the event of a highly-leveraged transaction involving NEE.

Security and Ranking. The Guarantee is an unsecured obligation of NEE and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of NEE. There is no limit on the amount of other indebtedness, including guarantees, that NEE may incur or issue.

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Guarantee Agreement or to make any funds available for such payment. Therefore, the Guarantee effectively is subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Guarantee. Neither the Indenture nor the Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur.

Events of Default. An event of default under the Guarantee Agreement will occur upon the failure of NEE to perform any of its payment obligations under the Guarantee Agreement. (Guarantee Agreement, Section 1.01).

The registered owners of a majority of the aggregate principal amount of the outstanding Senior Debt Securities covered by the Guarantee Agreement have the right to:

(1)	direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee Agreement, or

(2)	direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. (Guarantee Agreement, Section 3.01).

The Guarantee Trustee must give notice of any event of default under the Guarantee Agreement known to the Guarantee Trustee to the registered owners of Senior Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that event of default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act of 1939, unless such event of default has been cured or waived prior to the giving of such notice. (Guarantee Agreement, Section 2.07). The registered owners of all outstanding Senior Debt Securities may waive any past event of default and its consequences. (Guarantee Agreement, Section 2.06).

The Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement. The remedies of each of the Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity. At the option of any of the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement, that person or entity may join NEE in any lawsuit commenced by that person or entity against NEE Capital with respect to any obligations under the Guarantee Agreement. Also, that person or entity may recover against NEE in that lawsuit, or in any independent lawsuit against NEE, without first asserting, prosecuting or exhausting any remedy or claim against NEE Capital. (Guarantee Agreement, Section 5.06).

NEE is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement. (Guarantee Agreement, Section 2.04).

Modification. NEE and the Guarantee Trustee may, without the consent of any registered owner of Senior Debt Securities covered by the Guarantee Agreement, agree to any changes to the Guarantee Agreement that do not materially adversely affect the rights of registered owners. The Guarantee Agreement also may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all outstanding Senior Debt Securities covered by the Guarantee Agreement. However, the right of any registered owner of Senior Debt Securities covered by the Guarantee Agreement to receive payment under the Guarantee Agreement on the due date of the Senior Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner. (Guarantee Agreement, Section 6.01).

Termination of the Guarantee Agreement. The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Senior Debt Securities covered by the Guarantee Agreement. (Guarantee Agreement, Section 5.05).

Governing Law. The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Guarantee Agreement, Section 5.07).

DESCRIPTION OF NEE CAPITAL SUBORDINATED DEBT SECURITIES

AND NEE SUBORDINATED GUARANTEE

NEE Capital may issue its subordinated debt securities (other than the NEE Capital Junior Subordinated Debentures (as defined above under “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee”)), in one or more series, under one or more indentures between NEE Capital and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities, including NEE’s guarantee of NEE Capital’s payment obligations under such subordinated debt securities, and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE CAPITAL

JUNIOR SUBORDINATED DEBENTURES AND

NEE JUNIOR SUBORDINATED GUARANTEE

General. NEE Capital may issue its junior subordinated debentures in one or more series, under an Indenture, dated as of September 1, 2006, among NEE Capital, NEE and The Bank of New York Mellon, as trustee, or another subordinated indenture among NEE Capital, NEE and The Bank of New York Mellon as specified in the related prospectus supplement. The indenture or indentures pursuant to which NEE Capital Junior Subordinated Debentures may be issued, as they may be amended and supplemented from time to time, are referred to in this prospectus as the “NEE Capital Junior Subordinated Indenture.” The Bank of New York Mellon, as trustee under the NEE Capital Junior Subordinated Indenture, is referred to in this prospectus as the “Junior Subordinated Indenture Trustee.” The junior subordinated debentures of NEE Capital offered pursuant to this prospectus and any applicable prospectus supplement are referred to as the “NEE Capital Junior Subordinated Debentures.”

The NEE Capital Junior Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The NEE Capital Junior Subordinated Debentures and all other subordinated debt issued previously or hereafter under the NEE Capital Junior Subordinated Indenture are collectively referred to in this prospectus as the “NEE Capital Junior Subordinated Indenture Securities.”

This section briefly summarizes some of the terms of the NEE Capital Junior Subordinated Debentures, NEE’s junior subordinated guarantee of the NEE Capital Junior Subordinated Debentures (the “Junior Subordinated Guarantee”), and some of the provisions of the NEE Capital Junior Subordinated Indenture. This summary does not contain a complete description of the NEE Capital Junior Subordinated Debentures, the Junior Subordinated Guarantee or the NEE Capital Junior Subordinated Indenture. You should read this summary together with the NEE Capital Junior Subordinated Indenture and the officer’s certificates or other documents creating the NEE Capital Junior Subordinated Debentures and the Junior Subordinated Guarantee for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The NEE Capital Junior Subordinated Indenture which includes the Junior Subordinated Guarantee, the form of officer’s certificate that may be used to create a series of NEE Capital Junior Subordinated Debentures and a form of the NEE Capital Junior Subordinated Debentures have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, each NEE Capital Junior Subordinated Indenture is or will be qualified under the Trust Indenture Act of 1939 and therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

All NEE Capital Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional NEE Capital Junior Subordinated Debentures of such series. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued NEE Capital Junior Subordinated Debentures of a particular series, create and issue additional NEE Capital Junior Subordinated Debentures of such series. Such additional NEE Capital Junior Subordinated Debentures will have the same terms as the previously-issued NEE Capital Junior Subordinated Debentures of such series in all respects except for the issue date and, if applicable, the initial interest payment date. The additional NEE Capital Junior Subordinated Debentures will be consolidated and form a single series with the previously-issued NEE Capital Junior Subordinated Debentures of such series.

The NEE Capital Junior Subordinated Debentures will be unsecured, subordinated obligations of NEE Capital which rank junior to all of NEE Capital’s Senior Indebtedness. The term “Senior Indebtedness” with respect to NEE Capital will be defined in the related prospectus supplement. All NEE Capital Junior Subordinated Debentures issued under a particular NEE Capital Junior Subordinated Indenture will rank equally and ratably with all other NEE Capital Junior Subordinated Debentures issued under that NEE Capital Junior Subordinated Indenture, except to the extent that NEE Capital elects to provide security with respect to any series of NEE Capital Junior Subordinated Debentures without providing that security to all outstanding NEE Capital Junior Subordinated Debentures in accordance with the respective NEE Capital Junior Subordinated Indenture. NEE Capital Junior Subordinated Debentures issued under a particular NEE Capital Junior Subordinated Indenture may rank senior to, pari passu with, or junior to, NEE Capital Junior Subordinated Debentures issued by NEE Capital under another NEE Capital Junior Subordinated Indenture. The NEE Capital Junior Subordinated Debentures will be absolutely, unconditionally and irrevocably guaranteed by NEE as to payment of principal, and any interest and premium, pursuant to the Junior Subordinated Guarantee included in the NEE Capital Junior Subordinated Indenture for such NEE Capital Junior Subordinated Debentures, which Junior Subordinated Guarantee ranks junior to all of NEE’s Senior Indebtedness, and may rank senior to, pari passu with, or junior to, NEE’s obligations under a separate junior subordinated guarantee. See “—Junior Subordinated Guarantee of NEE Capital Junior Subordinated Debentures” below.

Each series of NEE Capital Junior Subordinated Debentures that may be issued under each NEE Capital Junior Subordinated Indenture may have different terms. NEE Capital will include some or all of the following information about a specific series of NEE Capital Junior Subordinated Debentures in a prospectus supplement relating to that specific series of NEE Capital Junior Subordinated Debentures:

(1)	the title of those NEE Capital Junior Subordinated Debentures,

(2)	any limit upon the aggregate principal amount of those NEE Capital Junior Subordinated Debentures,

(3)	the date(s) on which the principal of those NEE Capital Junior Subordinated Debentures will be paid,

(4)

the rate(s) of interest on those NEE Capital Junior Subordinated Debentures, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

(5)

the person to whom interest will be paid on those NEE Capital Junior Subordinated Debentures on any interest payment date, if other than the person in whose name those NEE Capital Junior Subordinated Debentures are registered at the close of business on the record date for that interest payment,

(6)

the place(s) at which or methods by which payments will be made on those NEE Capital Junior Subordinated Debentures and the place(s) at which or methods by which the registered owners of those NEE Capital Junior Subordinated Debentures may transfer or exchange those NEE Capital Junior Subordinated Debentures and serve notices and demands to or upon NEE Capital,

(7)	the security registrar and any paying agent or agents for those NEE Capital Junior Subordinated Debentures,

(8)

any date(s) on which, the price(s) at which and the terms and conditions upon which those NEE Capital Junior Subordinated Debentures may be redeemed at the option of NEE Capital, in whole or in part, and any restrictions on those redemptions,

(9)

any sinking fund or other provisions, including any options held by the registered owners of those NEE Capital Junior Subordinated Debentures, that would obligate NEE Capital to repurchase, redeem or repay those NEE Capital Junior Subordinated Debentures,

(10)	the denominations in which those NEE Capital Junior Subordinated Debentures may be issued, if other than denominations of $25 and any integral multiple of $25,

(11)	the currency or currencies in which the principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be paid (if other than in U.S. dollars),

(12)

if NEE Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures in a currency other than that in which those NEE Capital Junior Subordinated Debentures are stated to be payable, the terms and conditions upon which that election may be made,

(13)

if the principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be paid in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which NEE Capital or a registered owner may elect to pay or receive those payments,

(14)

if the amount payable in respect of principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be determined by reference to an index or other fact or event ascertainable outside of the NEE Capital Junior Subordinated Indenture, the manner in which those amounts will be determined,

(15)

the portion of the principal amount of those NEE Capital Junior Subordinated Debentures that will be paid upon declaration of acceleration of the maturity of those NEE Capital Junior Subordinated Debentures, if other than the entire principal amount of those NEE Capital Junior Subordinated Debentures,

(16)

events of default, if any, with respect to those NEE Capital Junior Subordinated Debentures and covenants of NEE Capital, if any, for the benefit of the registered owners of those NEE Capital Junior Subordinated Debentures, other than those specified in the NEE Capital Junior Subordinated Indenture, or any exceptions to those specified in the NEE Capital Junior Subordinated Indenture,

(17)	the terms, if any, pursuant to which those NEE Capital Junior Subordinated Debentures may be converted into or exchanged for shares of capital stock or other securities of any other entity,

(18)

a definition of “Eligible Obligations” under the NEE Capital Junior Subordinated Indenture with respect to those NEE Capital Junior Subordinated Debentures denominated in a currency other than U.S. dollars,

(19)	any provisions for the reinstatement of NEE Capital’s indebtedness in respect of those NEE Capital Junior Subordinated Debentures after their satisfaction and discharge,

(20)	if those NEE Capital Junior Subordinated Debentures will be issued in global form, necessary information relating to the issuance of those NEE Capital Junior Subordinated Debentures in global form,

(21)

if those NEE Capital Junior Subordinated Debentures will be issued as bearer securities, necessary information relating to the issuance of those NEE Capital Junior Subordinated Debentures as bearer securities,

(22)

any limits on the rights of the registered owners of those NEE Capital Junior Subordinated Debentures to transfer or exchange those NEE Capital Junior Subordinated Debentures or to register their transfer, and any related service charges,

(23)	any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those NEE Capital Junior Subordinated Debentures,

(24)

any collateral security, assurance, or guarantee for those NEE Capital Junior Subordinated Debentures, including any security, assurance of guarantee in addition to, or any exceptions to, the Junior Subordinated Guarantee,

(25)	any variation in the definition of pari passu securities, if applicable, and

(26)

any other terms of those NEE Capital Junior Subordinated Debentures that are not inconsistent with the provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 301).

NEE Capital may sell NEE Capital Junior Subordinated Debentures at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to NEE Capital Junior Subordinated Debentures sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any NEE Capital Junior Subordinated Debentures that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

Except as otherwise stated in the related prospectus supplement, the covenants in the NEE Capital Junior Subordinated Indenture would not give registered owners of NEE Capital Junior Subordinated Debentures protection in the event of a highly-leveraged transaction involving NEE Capital or NEE.

Subordination. The NEE Capital Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of NEE Capital. (NEE Capital Junior Subordinated Indenture, Article Fifteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the NEE Capital Junior Subordinated Debentures may be made by NEE Capital, until all holders of Senior Indebtedness of NEE Capital have been paid in full (or provision has been made for such payment), if any of the following occurs:

(1)	certain events of bankruptcy, insolvency or reorganization of NEE Capital,

(2)	any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver, or

(3)

any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness. (NEE Capital Junior Subordinated Indenture, Section 1502).

Upon any distribution of assets of NEE Capital to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE Capital must be paid in full before the holders of the NEE Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (NEE Capital Junior Subordinated Indenture, Section 1502).

While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the NEE Capital Junior Subordinated Indenture Securities or to make any funds available for such payment. Therefore, NEE Capital Junior Subordinated Indenture Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the NEE Capital Junior Subordinated Indenture Securities. The NEE Capital Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of NEE Capital.

Junior Subordinated Guarantee of NEE Capital Junior Subordinated Debentures. Pursuant to the Junior Subordinated Guarantee, NEE will absolutely, irrevocably and unconditionally guarantee the payment of principal of and any interest and premium, if any, on the NEE Capital Junior Subordinated Debentures, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such NEE Capital Junior Subordinated Debentures and the NEE Capital Junior Subordinated Indenture. The Junior Subordinated Guarantee will remain in effect until the entire principal of and any premium, if any, and interest on the NEE Capital Junior Subordinated Debentures has been paid in full or otherwise discharged in accordance with the provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Article Fourteen).

The Junior Subordinated Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of NEE. (NEE Capital Junior Subordinated Indenture, Section 1402). The term “Senior Indebtedness” with respect to NEE will be defined in the related prospectus supplement. No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on, the NEE

Capital Junior Subordinated Debentures may be made by NEE under the Junior Subordinated Guarantee until all holders of Senior Indebtedness of NEE have been paid in full (or provision has been made for such payment), if any of the following occurs:

(1)	certain events of bankruptcy, insolvency or reorganization of NEE,

(2)	any Senior Indebtedness of NEE is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver, or

(3)

any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE are permitted to accelerate the maturity of such Senior Indebtedness. (NEE Capital Junior Subordinated Indenture, Section 1403).

Upon any distribution of assets of NEE to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE must be paid in full before the holders of the NEE Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (NEE Capital Junior Subordinated Indenture, Section 1403).

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Junior Subordinated Guarantee or to make any funds available for such payment. Therefore, the Junior Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Guarantee. The NEE Capital Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of some of NEE’s subsidiaries.

Payment and Paying Agents. Except as stated in the related prospectus supplement, on each interest payment date NEE Capital will pay interest on each NEE Capital Junior Subordinated Debenture to the person in whose name that NEE Capital Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the NEE Capital Junior Subordinated Debentures mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any NEE Capital Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that NEE Capital Junior Subordinated Debenture:

(1)

as of the close of business on a date that the Junior Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital, or NEE, as the case may be, proposes to pay the defaulted interest, or

(2)

in any other lawful manner that does not violate the requirements of any securities exchange on which that NEE Capital Junior Subordinated Debenture is listed and that the Junior Subordinated Indenture Trustee believes is practicable. (NEE Capital Junior Subordinated Indenture, Section 307).

Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the NEE Capital Junior Subordinated Debentures at maturity will be payable when such NEE Capital Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital and NEE may change the place of payment on the NEE Capital Junior Subordinated Debentures, appoint one or more additional paying agents, including NEE Capital, and remove any paying agent. (NEE Capital Junior Subordinated Indenture, Section 602).

Transfer and Exchange. Unless otherwise stated in the related prospectus supplement, NEE Capital Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New

York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the NEE Capital Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.

Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the NEE Capital Junior Subordinated Debentures. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the NEE Capital Junior Subordinated Debentures.

NEE Capital will not be required to transfer or exchange any NEE Capital Junior Subordinated Debenture selected for redemption. Also, NEE Capital will not be required to transfer or exchange any NEE Capital Junior Subordinated Debenture during a period of 15 days before notice is to be given identifying the NEE Capital Junior Subordinated Debentures selected to be redeemed. (NEE Capital Junior Subordinated Indenture, Section 305).

Defeasance. NEE Capital and NEE may, at any time, elect to have all of their obligations discharged with respect to all or a portion of any NEE Capital Junior Subordinated Indenture Securities. To do so, NEE Capital or NEE must irrevocably deposit with the Junior Subordinated Indenture Trustee or any paying agent, in trust:

(1)

money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity, or

(2)	in the case of a deposit made prior to the maturity of that series of NEE Capital Junior Subordinated Indenture Securities,

(a)

direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

(b)

certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Junior Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity, or

(3)

a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity. (NEE Capital Junior Subordinated Indenture, Section 701).

Option to Defer Interest Payments. If so specified in the related prospectus supplement, NEE Capital will have the option to defer the payment of interest from time to time on the NEE Capital Junior Subordinated Debentures for one or more periods. Interest would, however, continue to accrue on the NEE Capital Junior Subordinated Debentures. Unless otherwise provided in the related prospectus supplement, during any optional deferral period neither NEE nor NEE Capital may:

(1)	declare or pay any dividend or distribution on its capital stock,

(2)	redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock,

(3)

pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the NEE Capital Junior Subordinated Debentures, or with the Junior Subordinated Guarantee, or

(4)

make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the NEE Capital Junior Subordinated Debentures or the Junior Subordinated Guarantee,

other than

(a)

purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock,

(b)

any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock,

(c)

the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts,

(d)

dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts,

(e)

redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future,

(f)

payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by NEE concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made with respect to any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full,

(g)

payments under any guarantee of junior subordinated debentures executed and delivered by NEE (including the Junior Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full,

(h)	dividends or distributions by NEE Capital on its capital stock to the extent owned by NEE, or

(i)	redemptions, purchases, acquisitions or liquidation payments by NEE Capital with respect to its capital stock to the extent owned by NEE. (NEE Capital Junior Subordinated Indenture, Section 608).

NEE and NEE Capital have reserved the right to amend the NEE Capital Junior Subordinated Indenture, dated as of September 1, 2006, without the consent or action of the holders of any NEE Capital Junior Subordinated Indenture Securities issued after October 1, 2006, including the NEE Capital Junior Subordinated Debentures, to modify the exceptions to the restrictions described in clause (f) above to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof (including the Junior Subordinated Guarantee), executed and delivered by NEE, NEE Capital or any of their subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.

Unless otherwise provided in the related prospectus supplement, (i) before an optional deferral period ends, NEE Capital may further defer the payment of interest and (ii) after any optional deferral period and the payment of all amounts then due, NEE Capital may select a new optional deferral period. Unless otherwise provided in the related prospectus supplement, no optional deferral period may exceed the period of time specified in that prospectus supplement. No interest period may be deferred beyond the maturity of the NEE Capital Junior Subordinated Debentures.

Redemption. The redemption terms of the NEE Capital Junior Subordinated Debentures, if any, will be set forth in a prospectus supplement. Unless otherwise provided in the related prospectus supplement, and except with respect to NEE Capital Junior Subordinated Debentures redeemable at the option of the holder, NEE Capital Junior Subordinated Debentures will be redeemable upon notice between 30 and 60 days prior to the redemption date. NEE Capital has reserved the right to amend the NEE Capital Junior Subordinated Indenture without any consent, vote or other action of the holders of any junior subordinated debentures issued under the NEE Capital Junior Subordinated Indenture after December 1, 2021, including the NEE Capital Junior Subordinated Debentures, to provide that notice of any redemption shall be given in the manner provided in the NEE Capital Junior Subordinated Indenture to the holders of the junior subordinated debentures to be redeemed not less than 10 nor more than 60 days prior to the redemption date. If less than all of the NEE Capital Junior Subordinated Debentures of any series or any tranche thereof are to be redeemed, the Junior Subordinated Indenture Trustee will select the NEE Capital Junior Subordinated Debentures to be redeemed. In the absence of any provision for selection, the Junior Subordinated Indenture Trustee will choose such method of selection as it deems fair and appropriate. (NEE Capital Junior Subordinated Indenture, Sections 403 and 404).

NEE Capital Junior Subordinated Debentures selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the NEE Capital Junior Subordinated Debentures are surrendered for redemption. (NEE Capital Junior Subordinated Indenture, Section 405). Except as stated in the related prospectus supplement, on the redemption date NEE Capital will pay interest on the NEE Capital Junior Subordinated Debentures being redeemed to the person to whom it pays the redemption price. If only part of a NEE Capital Junior Subordinated Debenture is redeemed, the Junior Subordinated Indenture Trustee will deliver a new NEE Capital Junior Subordinated Debenture of the same series for the remaining portion without charge. (NEE Capital Junior Subordinated Indenture, Section 406).

Any redemption at the option of NEE Capital may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If at the time notice of redemption is given, the redemption moneys are not on deposit with the paying agent, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before the Redemption Date and such notice of redemption shall be of no force or effect unless such moneys are received. (Indenture, Section 404).

Purchase of the NEE Capital Junior Subordinated Debentures. NEE or its affiliates, including NEE Capital, may at any time and from time to time, purchase all or some of the NEE Capital Junior Subordinated Debentures at any price or prices, whether by tender, in the open market or by private agreement or otherwise, subject to applicable law.

Consolidation, Merger, and Sale of Assets. Under the NEE Capital Junior Subordinated Indenture, neither NEE Capital nor NEE may consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(1)

the entity formed by that consolidation, or the entity into which NEE Capital or NEE, as the case may be, is merged, or the entity that acquires or leases the properties and assets of NEE Capital or NEE, as the case may be, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital’s or NEE’s, as the case may be, obligations on all NEE Capital Junior Subordinated Indenture Securities and under the NEE Capital Junior Subordinated Indenture,

(2)

immediately after giving effect to the transaction, no event of default under the NEE Capital Junior Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the NEE Capital Junior Subordinated Indenture exists, and

(3)

NEE Capital or NEE, as the case may be, delivers an officer’s certificate and an opinion of counsel to the Junior Subordinated Indenture Trustee, as provided in the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 1101).

The NEE Capital Junior Subordinated Indenture does not prevent or restrict:

(a)	any consolidation or merger after the consummation of which NEE Capital or NEE, as the case may be, would be the surviving or resulting entity,

(b)

any consolidation of NEE Capital with NEE or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by NEE, or any merger of any such entity into any other of such entities, or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof,

(c)	any conveyance or other transfer, or lease, of any part of the properties or assets of NEE Capital or NEE which does not constitute the entirety, or substantially the entirety, thereof,

(d)

the approval by NEE Capital or NEE of or the consent by NEE Capital or NEE to any consolidation or merger to which any direct or indirect subsidiary or affiliate of NEE Capital or NEE, as the case requires, may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets, or

(e)	any other transaction not contemplated by (1), (2) or (3) in the preceding paragraph. (NEE Capital Junior Subordinated Indenture, Section 1103).

Events of Default. Each of the following is an event of default under the NEE Capital Junior Subordinated Indenture with respect to the NEE Capital Junior Subordinated Indenture Securities of any series:

(1)

failure to pay interest on the NEE Capital Junior Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a failure to pay interest during a valid optional deferral period will not constitute an event of default),

(2)	failure to pay principal or premium, if any, on the NEE Capital Junior Subordinated Indenture Securities of that series when it is due,

(3)

failure to perform, or breach of, any other covenant or warranty in the NEE Capital Junior Subordinated Indenture, other than a covenant or warranty that does not relate to that series of NEE Capital Junior Subordinated Indenture Securities, that continues for 90 days after (i) NEE Capital and NEE receive written notice of such failure to comply from the Junior Subordinated Indenture Trustee or (ii) NEE Capital, NEE and the Junior Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the NEE Capital Junior Subordinated Indenture Securities of that series,

(4)	certain events of bankruptcy, insolvency or reorganization of NEE Capital or NEE,

(5)	with certain exceptions, the Junior Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by NEE, or

(6)	any other event of default specified with respect to the NEE Capital Junior Subordinated Indenture Securities of that series. (NEE Capital Junior Subordinated Indenture, Section 801).

In the case of an event of default listed in item (3) above, the Junior Subordinated Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of NEE Capital Junior Subordinated Debentures of that series, together with the Junior Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital or NEE has initiated and is diligently pursuing corrective action in good faith. (NEE Capital Junior Subordinated Indenture, Section 801). An event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to NEE Capital Junior Subordinated Indenture Securities of any other series issued under the NEE Capital Junior Subordinated Indenture.

Remedies. If an event of default applicable to the NEE Capital Junior Subordinated Indenture Securities of one or more series, but not applicable to all outstanding NEE Capital Junior Subordinated Indenture Securities, exists, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the NEE Capital Junior Subordinated Indenture Securities of that series to be due and payable immediately. (NEE Capital Junior Subordinated Indenture, Section 802). However, under the Indenture, some NEE Capital Junior Subordinated Indenture Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. Such a NEE Capital Junior Subordinated Indenture Security is defined as a “Discount Security” in the Indenture.

A majority of the currently outstanding series of NEE Capital Junior Subordinated Indenture Securities contain an exception to the right to accelerate payment of the principal of and accrued but unpaid interest on NEE Capital Junior Subordinated Indenture Securities of those series for an event of default listed in item (3) under “Events of Default” above. With respect to such NEE Capital Junior Subordinated Indenture Securities, if an event of default listed in item (3) under “Events of Default” above exists, the registered owners of the NEE Capital Junior Subordinated Indenture Securities of such series will not be entitled to vote to make a declaration of acceleration (and these NEE Capital Junior Subordinated Indenture Securities will not be considered outstanding for the purpose of determining whether the required vote, described above, has been obtained), and the Junior Subordinated Indenture Trustee will not have a right to make such declaration with respect to these NEE Capital Junior Subordinated Indenture Securities. Unless otherwise provided in the related prospectus supplement, the terms of the NEE Capital Junior Subordinated Indenture Securities issued in the future will contain this exception.

If an event of default is applicable to all outstanding NEE Capital Junior Subordinated Indenture Securities, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding NEE Capital Junior Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of NEE Capital Junior Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

(1)	NEE Capital or NEE pays or deposits with the Junior Subordinated Indenture Trustee a sum sufficient to pay:

(a)	all overdue interest, if any, on all NEE Capital Junior Subordinated Indenture Securities of that series then outstanding,

(b)	the principal of and any premium on any NEE Capital Junior Subordinated Indenture Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

(c)	interest on overdue interest for that series, and

(d)	all amounts then due to the Junior Subordinated Indenture Trustee under the NEE Capital Junior Subordinated Indenture, and

(2)

if, after application of money paid or deposited as described in item (1) above, NEE Capital Junior Subordinated Indenture Securities of that series would remain outstanding, any other event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of that series has been cured or waived as provided in the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 802).

Other than its obligations and duties in case of an event of default under the NEE Capital Junior Subordinated Indenture, the Junior Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the NEE Capital Junior Subordinated Indenture at the request or direction of any of the registered owners of the NEE Capital Junior Subordinated Indenture Securities, unless those registered owners offer reasonable indemnity to the Junior Subordinated Indenture Trustee. (NEE Capital Junior Subordinated Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of NEE Capital Junior Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee, or exercising any trust or power conferred on the Junior Subordinated Indenture Trustee, with respect to the NEE Capital Junior Subordinated Indenture Securities of that series. However, if an event of default under the NEE Capital Junior Subordinated Indenture relates to more than one series of NEE Capital Junior Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of NEE Capital Junior Subordinated Indenture Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the NEE Capital Junior Subordinated Indenture, and may not expose the Junior Subordinated Indenture Trustee to personal liability in circumstances where the indemnity would not, in the Junior Subordinated Indenture Trustee’s sole discretion, be adequate, and the Junior Subordinated Indenture Trustee may take any other action that it deems proper and not inconsistent with such direction. (NEE Capital Junior Subordinated Indenture, Section 812).

A registered owner of a NEE Capital Junior Subordinated Indenture Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that NEE Capital Junior Subordinated Indenture Security on or after the applicable due date specified in that NEE Capital Junior Subordinated Indenture Security. (NEE Capital Junior Subordinated Indenture, Section 808). No registered owner of NEE Capital Junior Subordinated Indenture Securities of any series will have any other right to institute any proceeding under the NEE Capital Junior Subordinated Indenture, or any other remedy under the NEE Capital Junior Subordinated Indenture, unless:

(1)

that registered owner has previously given to the Junior Subordinated Indenture Trustee written notice of a continuing event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of that series,

(2)

the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all series in respect of which an event of default under the NEE Capital Junior Subordinated Indenture exists, considered as one class, have made written request to the Junior Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and have offered reasonable indemnity to the Junior Subordinated Indenture Trustee against related costs, expenses and liabilities,

(3)	the Junior Subordinated Indenture Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute any such proceeding, and

(4)

no direction inconsistent with that request was given to the Junior Subordinated Indenture Trustee during this 60 day period by the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all series in respect of which an event of default under the NEE Capital Junior Subordinated Indenture exists, considered as one class. (NEE Capital Junior Subordinated Indenture, Section 807).

Each of NEE Capital and NEE is required to deliver to the Junior Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 606).

Modification and Waiver. Without the consent of any registered owner of NEE Capital Junior Subordinated Indenture Securities, NEE Capital, NEE and the Junior Subordinated Indenture Trustee may amend or supplement the NEE Capital Junior Subordinated Indenture for any of the following purposes:

(1)

to provide for the assumption by any permitted successor to NEE Capital or NEE of NEE Capital’s or NEE’s obligations under the NEE Capital Junior Subordinated Indenture and the NEE Capital Junior Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of NEE Capital or NEE’s properties and assets substantially as an entirety,

(2)	to add covenants of NEE Capital or NEE or to surrender any right or power conferred upon NEE Capital or NEE by the NEE Capital Junior Subordinated Indenture,

(3)	to add any additional events of default,

(4)

to change, eliminate or add any provision of the NEE Capital Junior Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of NEE Capital Junior Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

(a)	when the required consent of the registered owners of NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche has been obtained, or

(b)	when no NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche remain outstanding under the NEE Capital Junior Subordinated Indenture,

(5)	to provide collateral security for all but not a part of the NEE Capital Junior Subordinated Indenture Securities,

(6)	to create the form or terms of NEE Capital Junior Subordinated Indenture Securities of any other series or tranche or any Junior Subordinated Guarantees,

(7)	to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

(8)

to accept the appointment of a successor Junior Subordinated Indenture Trustee or co-trustee with respect to the NEE Capital Junior Subordinated Indenture Securities of one or more series and to change any of the provisions of the NEE Capital Junior Subordinated Indenture as necessary to provide for the administration of the trusts under the NEE Capital Junior Subordinated Indenture by more than one trustee,

(9)	to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the NEE Capital Junior Subordinated Indenture Securities,

(10)	to change any place where

(a)	the principal of and premium, if any, and interest on all, or any series or tranche of, NEE Capital Junior Subordinated Indenture Securities are payable,

(b)	all, or any series or tranche of, NEE Capital Junior Subordinated Indenture Securities may be surrendered for registration, transfer or exchange, and

(c)	notices and demands to or upon NEE Capital or NEE in respect of NEE Capital Junior Subordinated Indenture Securities and the NEE Capital Junior Subordinated Indenture may be served, or

(11)

to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the NEE Capital Junior Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of NEE Capital Junior Subordinated Indenture Securities of any series or tranche. (NEE Capital Junior Subordinated Indenture, Section 1201).

The registered owners of a majority in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of all series then outstanding may waive compliance by NEE Capital or NEE with certain restrictive provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of any series may waive any past default under the NEE Capital Junior Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the NEE Capital Junior Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that series affected. (NEE Capital Junior Subordinated Indenture, Section 813).

In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the NEE Capital Junior Subordinated Indenture in a way that requires changes to the NEE Capital Junior Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the NEE Capital Junior Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital, NEE and the Junior Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (NEE Capital Junior Subordinated Indenture, Section 1201).

Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the NEE Capital Junior Subordinated Indenture. However, if less than all of the series of NEE Capital Junior Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding NEE Capital Junior Subordinated Indenture Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of NEE Capital Junior Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of NEE Capital Junior Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

(1)

change the dates on which the principal of or interest (except as described above under “—Option to Defer Interest Payments”) on a NEE Capital Junior Subordinated Indenture Security is due without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(2)

reduce any NEE Capital Junior Subordinated Indenture Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(3)

reduce any premium payable upon the redemption of a NEE Capital Junior Subordinated Indenture Security without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(4)

change the currency (or other property) in which a NEE Capital Junior Subordinated Indenture Security is payable without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(5)

impair the right to sue to enforce payments on any NEE Capital Junior Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(6)	impair the right to receive payments under the Junior Subordinated Guarantee or to institute suit for enforcement of any such payment under the Junior Subordinated Guarantee,

(7)

reduce the percentage in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that particular series or tranche,

(8)

reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that particular series or tranche, or

(9)

modify certain of the provisions of the NEE Capital Junior Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the NEE Capital Junior Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security affected by the modification.

A supplemental indenture that changes or eliminates any provision of the NEE Capital Junior Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of NEE Capital Junior Subordinated Indenture Securities, or that modifies the rights of the registered owners of NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche with respect to that provision, will not affect the rights under the NEE Capital Junior Subordinated Indenture of the registered owners of the NEE Capital Junior Subordinated Indenture Securities of any other series or tranche. (NEE Capital Junior Subordinated Indenture, Section 1202).

The NEE Capital Junior Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the NEE Capital Junior Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of NEE Capital Junior Subordinated Indenture Securities, NEE Capital Junior Subordinated Indenture Securities owned by NEE Capital, NEE or any other obligor upon the NEE Capital Junior Subordinated Indenture Securities or any affiliate of NEE Capital, NEE or of that other obligor (unless NEE Capital, NEE, that affiliate or that obligor owns all NEE Capital Junior Subordinated Indenture Securities outstanding under the NEE Capital Junior Subordinated Indenture, determined without regard to this provision), will be disregarded and deemed not to be outstanding. (NEE Capital Junior Subordinated Indenture, Section 101).

If NEE Capital or NEE solicits any action under the NEE Capital Junior Subordinated Indenture from registered owners of NEE Capital Junior Subordinated Indenture Securities, each of NEE Capital or NEE may, at its option, fix in advance a record date for determining the registered owners of NEE Capital Junior Subordinated Indenture Securities entitled to take that action, but neither NEE Capital nor NEE will be obligated to do so. If NEE Capital or NEE fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of NEE Capital Junior Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding NEE Capital Junior Subordinated Indenture Securities have authorized that action. For these purposes, the outstanding NEE Capital Junior Subordinated Indenture Securities will be computed as of the record date. Any action of a registered owner of any NEE Capital Junior Subordinated Indenture Security under the NEE Capital Junior Subordinated Indenture will bind every future registered owner of that NEE Capital Junior Subordinated Indenture Security, or any NEE Capital Junior

Subordinated Indenture Security replacing that NEE Capital Junior Subordinated Indenture Security, with respect to anything that the Junior Subordinated Indenture Trustee, NEE Capital or NEE do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that NEE Capital Junior Subordinated Indenture Security. (NEE Capital Junior Subordinated Indenture, Section 104).

Resignation and Removal of Junior Subordinated Indenture Trustee. The Junior Subordinated Indenture Trustee may resign at any time with respect to any series of NEE Capital Junior Subordinated Indenture Securities by giving written notice of its resignation to NEE Capital and NEE. Also, the registered owners of a majority in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of one or more series of NEE Capital Junior Subordinated Indenture Securities may remove the Junior Subordinated Indenture Trustee at any time with respect to the NEE Capital Junior Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Junior Subordinated Indenture Trustee, NEE Capital and NEE. The resignation or removal of the Junior Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

Except with respect to a trustee under the NEE Capital Junior Subordinated Indenture appointed by the registered owners of NEE Capital Junior Subordinated Indenture Securities, the Junior Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the NEE Capital Junior Subordinated Indenture if:

(1)

no event of default under the NEE Capital Junior Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the NEE Capital Junior Subordinated Indenture exists, and

(2)

NEE Capital and NEE have delivered to the Junior Subordinated Indenture Trustee resolutions of their Boards of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 910).

Notices. Notices to registered owners of NEE Capital Junior Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those NEE Capital Junior Subordinated Indenture Securities. (NEE Capital Junior Subordinated Indenture, Section 106).

Title. NEE Capital, NEE, the Junior Subordinated Indenture Trustee, and any agent of NEE Capital, NEE or the Junior Subordinated Indenture Trustee, may treat the person in whose name a NEE Capital Junior Subordinated Indenture Security is registered as the absolute owner of that NEE Capital Junior Subordinated Indenture Security, whether or not that NEE Capital Junior Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (NEE Capital Junior Subordinated Indenture, Section 308).

Governing Law. The NEE Capital Junior Subordinated Indenture and the NEE Capital Junior Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (NEE Capital Junior Subordinated Indenture, Section 112).

INFORMATION CONCERNING THE TRUSTEES

NEE and its subsidiaries, including NEE Capital, and various of their affiliates maintain various banking and trust relationships with The Bank of New York Mellon and its affiliates. The Bank of New York Mellon acts, or would act, as (i) Indenture Trustee, security registrar and paying agent under the Indenture described under “Description of NEE Capital Senior Debt Securities” above, (ii) Guarantee Trustee under the Guarantee Agreement described under “Description of NEE Guarantee of NEE Capital Senior Debt Securities” above, (iii) purchase contract agent under a purchase contract agreement with respect to stock purchase units and (iv) Junior Subordinated Indenture Trustee, security registrar and paying agent under the NEE Capital Junior Subordinated Indenture described under “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee” above. In addition, The Bank of New York Mellon acts, or would act, as trustee under indentures for debt securities of NEE and FPL.

PLAN OF DISTRIBUTION

NEE and NEE Capital may sell the securities offered pursuant to this prospectus (“Offered Securities”):

(1)	through underwriters or dealers,

(2)	through agents, or

(3)	directly to one or more purchasers.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

Through Underwriters or Dealers. If NEE and/or NEE Capital uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If NEE and/or NEE Capital uses a dealer in the sale, NEE and/or NEE Capital will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. NEE and/or NEE Capital may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly. NEE and/or NEE Capital may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to NEE and/or NEE Capital from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

NEE and/or NEE Capital may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from NEE and/or NEE Capital at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as agent for NEE and/or NEE Capital, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with NEE and/or NEE Capital, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

NEE and/or NEE Capital may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by NEE and/or NEE Capital or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from NEE and/or NEE Capital in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

NEE and/or NEE Capital may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from NextEra Energy, Inc.’s Annual Report on Form 10-K, and the effectiveness of NextEra Energy, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

Morgan, Lewis & Bockius LLP, New York, New York and Squire Patton Boggs (US) LLP, co-counsel to NEE and NEE Capital, will pass upon the legality of the Offered Securities for NEE and NEE Capital. Hunton Andrews Kurth LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriters, dealers or agents. Morgan, Lewis & Bockius LLP and Hunton Andrews Kurth LLP may rely as to all matters of Florida law upon the opinion of Squire Patton Boggs (US) LLP. Squire Patton Boggs (US) LLP may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP. From time to time, Hunton Andrews Kurth LLP acts as counsel to affiliates of NEE and NEE Capital for some matters.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from NEE or NEE Capital specifying the final terms of a particular offering of securities. Neither NEE nor NEE Capital has authorized anyone else to provide you with additional or different information. Neither NEE nor NEE Capital is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

NextEra Energy Capital Holdings, Inc.

€1,750,000,000

€1,000,000,000 Series X Junior Subordinated Debentures due February 26, 2056

€750,000,000 Series Y Junior Subordinated Debentures due February 26, 2056

The Junior Subordinated Debentures will be Unconditionally and Irrevocably Guaranteed by

NextEra Energy, Inc.

PROSPECTUS SUPPLEMENT

February 19, 2026

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